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APPENDIX A TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CUBIST PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(2)	Aggregate number of securities to which transaction applies:
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	(1)	Amount Previously Paid:
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CUBIST PHARMACEUTICALS, INC.
65 Hayden Avenue
Lexington, MA 02421

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF CUBIST PHARMACEUTICALS, INC.:

        NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Stockholders of Cubist Pharmaceuticals, Inc., or the 2012 Annual Meeting, will be held at our offices at 55 Hayden Avenue, Lexington, MA 02421, on Thursday, June 7, 2012 at 8:30 A.M. local time, for the following purposes:

  1.
  To elect four (4) Class I directors to our Board of Directors, each to hold office for a three-year term and until his or her successor has been duly elected and qualified.

  2.
  To consider and vote on whether to approve, on an advisory basis, the compensation paid to our Named Executive Officers (as that term is defined in the Proxy Statement for the 2012 Annual Meeting).

  3.
  To consider and vote upon a proposal to approve our 2012 Equity Incentive Plan.

  4.
  To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

  5.
  To transact such other business as may properly come before the 2012 Annual Meeting or any adjournments or postponements thereof.

        The Board of Directors has fixed April 9, 2012 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 2012 Annual Meeting. Accordingly, only stockholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

        To ensure your representation at the 2012 Annual Meeting, you are urged to vote by proxy by one of the following steps as promptly as possible:

  (a)
  Vote via the Internet pursuant to the instructions provided in the Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, that we will mail no later than April 26, 2012 to all stockholders of record and beneficial owners as of the record date; or

  (b)
  Request email or printed copies of the proxy materials pursuant to the instructions provided in the Notice of Internet Availability and either:

  (i)
  complete, date, sign and return the proxy card that you will receive in response to your request; or

  (ii)
  vote via telephone (toll-free) in the United States or Canada in accordance with the instructions on the proxy card.

        The Internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to vote their shares, and to confirm that stockholders' instructions have been properly recorded. Your shares cannot be voted unless you vote by one of the methods described above or attend the 2012 Annual Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the stockholders is important.

By Order of the Board of Directors,
TAMARA L. JOSEPH Secretary

April 26, 2012

NOTE:	THE BOARD OF DIRECTORS SOLICITS YOUR VOTE BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE 2012 ANNUAL MEETING, PLEASE PROMPTLY VOTE VIA ANY OF THE METHODS DESCRIBED ABOVE. IF YOU ATTEND THE 2012 ANNUAL MEETING, YOU MAY REVOKE ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

CUBIST PHARMACEUTICALS, INC.
65 Hayden Avenue
Lexington, MA 02421

PROXY STATEMENT

 GENERAL INFORMATION

Why are we soliciting proxies?

        We are furnishing this Proxy Statement to the holders of our common stock, $0.001 par value per share, in connection with the solicitation of proxies on behalf of our Board of Directors, or our Board, for use at our 2012 Annual Meeting of Stockholders, or the 2012 Annual Meeting.

When and where is the 2012 Annual Meeting?

        The 2012 Annual Meeting will be held at our offices at 55 Hayden Avenue, Lexington, Massachusetts on Thursday, June 7, 2012 at 8:30 A.M. local time or at any future date and time following an adjournment or postponement of the meeting.

What are the purposes of the 2012 Annual Meeting?

        The purposes of the 2012 Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of 2012 Annual Meeting of Stockholders, or the Notice. The Board knows of no other business that will come before the 2012 Annual Meeting.

How will I receive proxy materials?

        We are furnishing our proxy materials, including the Notice, this Proxy Statement, our 2011 Annual Report to Stockholders and the proxy card for the 2012 Annual Meeting, by providing access to such documents on the Internet. We will send a Notice of Internet Availability of Proxy Materials, or the Notice of Internet Availability, no later than April 26, 2012 to our stockholders of record and beneficial owners as of April 9, 2012, the record date for the 2012 Annual Meeting. The Notice of Internet Availability contains instructions for accessing and reviewing our proxy materials on the Internet and voting by proxy over the Internet. If you prefer to receive email or printed copies of our proxy materials, the Notice of Internet Availability contains instructions on how to request such materials. You will not receive printed copies of the proxy materials unless you request them or have requested them in response to a Notice of Internet Availability in the past. Viewing our proxy materials and voting by proxy electronically will save us the cost of printing and mailing documents to you and will reduce the impact on the environment.

Who will pay the costs of soliciting proxies and how would you solicit proxies?

        We will pay the costs of soliciting proxies. We will solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically. Members of the Board, whom we refer to as our directors, and our officers and employees also may solicit proxies on our behalf, personally or by telephone, without additional compensation. We also may utilize the assistance of third parties in connection with our proxy solicitation efforts, and we would compensate such third parties for their efforts. We have engaged one such third party, The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of expenses that are not expected to exceed $20,000 in the aggregate.

Who can vote?

        Only stockholders of record at the close of business on April 9, 2012, the record date for the 2012 Annual Meeting, are entitled to notice of, and to vote at, the 2012 Annual Meeting or any adjournment or postponement of the meeting. On the record date, we had outstanding 63,329,225 shares of common stock, each of which is entitled to one vote upon each of the matters to be presented at the 2012 Annual Meeting.

How do I vote?

        Stockholders of record can vote their shares (1) via the Internet, (2) via a toll-free telephone call from the U.S. or Canada, (3) by mailing a signed proxy card, or (4) in person at the 2012 Annual Meeting.

        You will be asked to vote, as follows:

  •
  For Proposal No. 1, you will be asked, with respect to each nominee for Class I director, to vote "FOR" such nominee or to "WITHHOLD" your vote from such nominee.

  •
  For Proposal No. 2, you will be asked to vote, on an advisory, non-binding basis, "FOR" the compensation paid to our Named Executive Officers in 2011 (as defined in the Management Stockholders section of this Proxy Statement), "AGAINST" such compensation or to "ABSTAIN" from voting on such compensation. We will sometimes refer to this Proposal No. 2 as the "Say-on-Pay Proposal."

  •
  For Proposal No. 3, you will be asked to vote, "FOR" the approval of our 2012 Equity Incentive Plan, "AGAINST" such approval or to "ABSTAIN" from voting on Proposal No. 3.

  •
  For Proposal No. 4, you will be asked to vote "FOR" the ratification of our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012, "AGAINST" such ratification or to "ABSTAIN" from voting on Proposal No. 4.

        Generally, voting via the Internet or telephone must be completed by 2:00 A.M. Eastern Time on June 7, 2012 (assuming the meeting is not postponed or adjourned), although you may be notified of an earlier deadline by your broker, custodian or other third party. Stockholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of such authority by filing with our Secretary, at Cubist Pharmaceuticals, Inc., 65 Hayden Avenue, Lexington, MA 02421, a written revocation or a duly executed proxy bearing a later date or by voting in person at the 2012 Annual Meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no choices or instructions are given, the proxies intend to vote the shares represented thereby:

  •
  "FOR" Proposal No. 1 to elect the Class I director nominees to the Board;

  •
  "FOR" Proposal No. 2 to approve, on an advisory basis, the compensation paid to our Named Executive Officers in 2011;

  •
  "FOR" Proposal No. 3 to approve our 2012 Equity Incentive Plan;

  •
  "FOR" Proposal No. 4 to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

  •
  in accordance with the proxies' best judgment on any other matters that may properly come before the 2012 Annual Meeting.

What is the vote required for a quorum?

        The presence, in person or by proxy, of a majority of the issued and outstanding shares of common stock on the record date, will constitute a quorum for the transaction of business at the 2012 Annual Meeting. Votes withheld from any nominee, abstentions, and broker non-votes (as described below) are counted as present or represented for purposes of determining the presence or absence of a quorum for the 2012 Annual Meeting.

What is a broker non-vote and what is the impact of not voting?

        A broker "non-vote" occurs when a nominee holding shares for a beneficial owner, who is also sometimes referred to as someone who holds shares in street name, does not vote on one or more proposals because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Your bank or broker does not have discretion to vote uninstructed shares on the proposals in this Proxy Statement, except for Proposal No. 4 to ratify the appointment of our independent registered public accounting firm. As a result, if you hold your shares in street name it is critical that you provide instructions to your bank or broker, if you want your vote to count in the election of directors, the advisory vote related to executive compensation, and the vote for approval of our 2012 Equity Incentive Plan.

        If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

What is the vote required for a proposal to pass?

  •
  Proposal No. 1—Election of directors:  The affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the 2012 Annual Meeting, in person or by proxy, is required for the election of each of the nominees. Abstentions and broker "non-votes" will have no effect on the voting outcome with respect to the election of directors.

  •
  Proposal No. 2—Say-on-Pay:  Because this Proposal No. 2 asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our Named Executive Officers. Abstentions and broker non-votes, if any, will not have any impact on this advisory vote.

  •
  Proposal No. 3—Approval of 2012 Equity Incentive Plan:  The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the 2012 Annual Meeting and entitled to vote at the 2012 Annual Meeting, is required to approve the 2012 Equity Incentive Plan. Abstentions will have the practical effect of a vote to not approve the 2012 Equity Incentive Plan.

  •
  Proposal No. 4—Ratification of the selection of our independent registered public accounting firm:  The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the 2012 Annual Meeting and entitled to vote at the 2012 Annual Meeting is required to ratify our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Abstentions will have the practical effect of a vote to not ratify our selection. Because Proposal No. 4 is a routine proposal on which a broker or other nominee is generally empowered to vote, broker "non-votes" likely will not result from this Proposal No. 4.

 PRINCIPAL AND MANAGEMENT STOCKHOLDERS

Principal Stockholders

        The following table sets forth certain information with respect to each person known to us to be the beneficial owner of more than 5% of our issued and outstanding common stock as of April 9, 2012. On April 9, 2012, we had 63,329,225 shares of common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
BlackRock, Inc.(2)	8,603,857	13.6%
40 East 52nd Street
New York, NY 10022
Federated Investors, Inc.(3)	5,439,340	8.6%
Federated Investors Tower
Pittsburgh, PA 15222-3779
Wellington Management Company, LLP(4)	4,412,706	7.0%
280 Congress Street
Boston, Massachusetts 02210
The Vanguard Group, Inc.(5)	3,451,291	5.4%
100 Vanguard Blvd.
Malvern, PA 19355

(1)
We calculated the percentage of class based on the number of shares reported as beneficially owned in the SEC filings of the beneficial owners divided by the actual number of shares outstanding as of April 9, 2012. The percentages in the table may differ from the percentages reported in the beneficial owners' filings with the SEC because the beneficial owners may have used different denominators than the actual number of shares outstanding as of April 9, 2012.

(2)
The information reported is based on a Schedule 13G/A filed with the SEC on January 10, 2012 by BlackRock, Inc., or BlackRock. BlackRock reported that it beneficially owned 8,603,857 shares and that it had sole voting and dispositive power with respect to all such shares as of December 30, 2011. BlackRock reported that it is a parent holding company of BlackRock Fund Advisors and various other subsidiaries, which collectively own such shares.

(3)
The information reported is based on a Schedule 13G/A filed with the SEC on February 9, 2012 jointly by Federated Investors, Inc., or Federated, Voting Shares Irrevocable Trust, or the Trust, and John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue, each individually and as a trustee of the Trust. Federated reported that it beneficially owned 5,439,340 shares and that it had sole voting and dispositive power with respect to all of such shares as of December 31, 2011. Federated reported that it is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp., which act as investment advisers to registered investment companies and separate accounts that own such shares.

(4)
The information reported is based on a Schedule 13G/A filed with the SEC on February 14, 2012 by Wellington Management Company, LLP, or Wellington. Wellington, an investment adviser, reported that it beneficially owned 4,412,706 shares and that it had shared voting power with respect to 2,649,666 of such shares and shared dispositive power with respect to all of such shares as of December 31, 2011. Wellington reported that several of its clients have the right or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares.

(5)
The information reported is based on a Schedule 13G/A filed with the SEC on February 8, 2012 by The Vanguard Group, Inc., or Vanguard. Vanguard, an investment advisor, reported that it beneficially owned 3,451,291 shares and that it had sole voting power with respect to 83,612 of such shares, sole dispositive power with respect to 3,367,679 of such shares and shared dispositive power with respect to 83,612 of such shares as of December 31, 2011. Vanguard reported that its wholly-owned subsidiary, Vanguard Fiduciary Trust Company, is the beneficial owner of 83,612 of such shares.

Management Stockholders

          The following table sets forth information as of April 9, 2012, as reported to us, with respect to the beneficial ownership of common stock by our directors and each Named Executive Officer, or NEO(1), and by all of our current directors and Executive Officers(2) as a group. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Except as indicated below and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

	Number of Shares Beneficially Owned
				Percentage of Shares Beneficially Owned(2)
Name	Shares Owned	Shares—Right to Acquire(1)	Total Number
Michael Bonney	135,799	975,952	1,111,751	1.7%
Steven Gilman	12,611	155,062	167,673	*
Tamara Joseph	12,234	175,418	187,652	*
David McGirr	17,605	233,968	251,573	*
Robert Perez	24,966	391,875	416,841	*
Kenneth Bate	5,839	166,893	172,732	*
Mark Corrigan	2,283	54,991	57,274	*
Jane Henney	0	847	847	*
Nancy Hutson	3,500	54,991	58,491	*
Alison Lawton	0	903	903	*
Leon Moulder, Jr.	5,883	38,615	44,498	*
Martin Rosenberg	4,658	66,991	71,649	*
Matthew Singleton	3,625	104,991	108,616	*
Martin Soeters	6,078	84,991	91,069	*
Michael Wood	6,963	108,491	115,454	*
All directors and Executive Officers as a group (17 persons)	249,714	2,707,441	2,957,155	4.5%

*
Less than 1% of the issued and outstanding shares of common stock.

(1)
Represents shares subject to outstanding stock options that are currently exercisable or exercisable within 60 days of April 9, 2012 and restricted stock units, or RSUs, that will vest within 60 days of April 9, 2012.

(2)
On April 9, 2012, we had 63,329,225 shares of common stock outstanding. In computing percentage ownership of a person, shares of common stock subject to stock options and RSUs held by that person that are currently exercisable or which will become exercisable or vest within 60 days of April 9, 2012 also are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(1)
Our NEOs, as defined by Item 402(a)(3) of Regulation S-K, for 2011 are: (1) Michael Bonney, our President and Chief Executive Officer, or CEO, (2) David McGirr, our Senior Vice President and Chief Financial Officer, (3) Robert Perez, our Executive Vice President and Chief Operating Officer, (4) Steven Gilman, our Executive Vice President, Research & Development and Chief Scientific Officer, and (5) Tamara Joseph, our Senior Vice President, General Counsel and Secretary.

(2)
The term "Executive Officers" means all of our executive officers who are subject to the reporting requirements under Section 16 of the Securities and Exchange Act of 1934, or the Securities Exchange Act.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Executive Summary

        This Compensation Discussion & Analysis, or CD&A, describes the company's executive compensation program and objectives as they relate to our 2011 NEOs. Our programs are designed to align compensation paid to our NEOs with high levels of company performance. We provide cash compensation—in the form of salary increases and annual cash bonuses—to our NEOs directly for strong performance in prior periods. We reserve a majority of NEO pay as long-term compensation—in the form of equity-based incentives—that rewards them for successful company performance over time and for their individual contribution to such performance, as reflected in our stock price. We set our NEOs' pay to be competitive as compared to the pay of comparable executive officers at a peer group(3) established by our Compensation Committee based, in part, on the recommendations of the Committee's independent consultant. In doing so, we take into account our company and individual NEO performance and our company performance considered against the performance of the peer group.

NEO Compensation and Company Performance

        Our NEO 2011 compensation relates to our company's performance in both 2010 and 2011. The company performed very strongly during 2010 and 2011.

  •
  Our total net revenues were $636 million in 2010, an increase of 13% over 2009, and $754 million in 2011, an increase of 18% over 2010.

  •
  Our total stockholder return is reflected in our stock price, which increased from $19.02 to $39.62, an increase of $20.60, or 108%, from January 1, 2010 to December 31, 2011.

  •
  During this period, we have transitioned from a company with one commercial product and no Phase 3 clinical development candidates to a company with two commercial products, one co-promoted commercial product and three late-stage clinical development candidates.

  •
  We successfully executed our business development objectives, including integrating Calixa Therapeutics Inc., which we acquired in December 2009, entering into a co-promotion agreement with Optimer Pharmaceuticals, Inc., in April 2011, and acquiring Adolor Corporation in December 2011.

  •
  During this period, we effectively managed, and in April 2011 we entered into a favorable settlement of, our patent infringement litigation related to CUBICIN with Teva Parenteral Medicines, Inc., or Teva, and two of Teva's affiliates.

        Reflecting this strong performance during 2010 and 2011, the total compensation of Michael Bonney in 2011, our CEO, increased by 65% over 2010, and the total compensation of our NEOs other than Mr. Bonney, or our Other NEOs, in 2011 increased by 42% over 2010. Specifically, Mr. Bonney's salary increased from $550,000 to $600,000, an increase of 9%, Mr. Bonney's bonus increased from $506,000 to $810,000, an increase of 60%, and Mr. Bonney's equity incentive awards increased from 135,000 stock options and 25,000 restricted stock units, or RSUs, in 2010 to 175,000 stock options and 32,000 RSUs in 2011. The number of stock options that Mr. Bonney was awarded increased by 30% from 2010 to 2011 and the number of RSUs increased 28%, while the grant date fair value of these awards increased from $1,801,345 in 2010 to $3,311,003 in 2011, an increase of 84%, largely reflecting the 108% increase of our stock price over the same period. A similar disparity between the increase in

(3)
The details and selection of our peer group is described in more detail in the Compensation Benchmarking and Survey Data section of this CD&A.

the number of shares and the increase in the value of options and RSU awards from 2010 to 2011 also applies to awards to our Other NEOs. The increase in value reflects the significant increase in our stock price from 2010 and 2011 and, in particular, the increase from February 2011, when guidelines for the size of Mr. Bonney's and our Other NEOs awards were first established by the Compensation Committee, to May 2011, when the awards were actually issued and the grant date fair value was determined. During this period, the company achieved important strategic business objectives, including entering into a favorable settlement of our patent infringement litigation with Teva in April 2011. Therefore, the Board was satisfied with the value of Mr. Bonney's and the Other NEOs' awards, which also remained within the guidelines for value for these awards set by the Compensation Committee in February 2011.

        The detailed breakdown of total compensation for each of our NEOs can be found in the Summary Compensation Table of this Proxy Statement.

        Mr. Bonney's compensation is competitive when compared to our peer group, particularly when taking into account our total stockholder return relative to the peer group. The following chart shows how our total stockholder return and Mr. Bonney's total compensation ranked among the 17 companies in our peer group for 2011 and over the three-year period, 2009-2011.

Rank Among Peers

        We believe that over time Mr. Bonney's total compensation also relates appropriately to our total stockholder return, or TSR, as represented in the table below, which compares Mr. Bonney's total compensation to our indexed TSR(4) over the past five fiscal years:

(4)
Indexed TSR was calculated based on an assumed $100 investment in Cubist common stock on December 31, 2006 and then adjusted for each year based on the return that would have been made on that investment as of December 31 of each year.

 Elements of 2011 NEO Compensation

        We compensate our NEOs as follows:

  •
  Base salary paid in cash. Decisions on 2011 NEO base salary levels were made early in 2011 and were based on our NEOs' performance in 2010.

  •
  Annual cash performance awards.  Decisions on 2011 NEO annual cash performance awards were made after the end of 2011; Mr. Bonney's award was based entirely, and our Other NEOs' awards were based primarily, on the company's performance in 2011.

  •
  Long-term incentives, made up of time-based vesting stock option and RSU awards(5). Decisions on long-term incentive awards were made in April 2011 and were based on our performance in 2010, expected future individual performance, and retention considerations. Long-term incentives also reward our NEOs for the long-term performance of the company because their value is tied to our stock price and vest over time.

        We weight a significant amount of our NEOs' compensation in long-term incentives because of the long-term development and business cycles in the biopharmaceutical industry and in order to tie our executives' compensation to long-term stockholder return.

        For 2011, our NEOs' compensation was distributed between the three main elements of our compensation, as follows:

CEO	Other NEOs

        For 2011, Mr. Bonney's and the average of our Other NEOs' total compensation, broken down into these three elements, compared to our peer group, as follows:

Corporate Governance

        Our pay practices emphasize good governance and market practice. To this end:

  •
  Perquisites:  The only perquisites received by our NEOs in 2011 that were not also offered to all employees were additional premiums paid by the company for a supplemental long-term

(5)
Stock options vest ratably on a quarterly basis over four years and RSUs vest ratably on an annual basis over four years.

    disability policy which cost a total of approximately $7,000 for all of our NEOs. These amounts were not grossed up to cover any related taxes. As of today, we no longer provide this, or any other, perquisite to our NEOs that is not otherwise provided to our other employees at the same level.

  •
  Risk Assessment:  We conducted a comprehensive risk assessment of our compensation programs and are comfortable that our programs are aggressive enough to motivate strong performance, with appropriate risk taking, and structured in such a manner to reduce excessive risk taking. The details of this risk assessment can be found in the section of this Proxy Statement entitled "Corporate Governance."

  •
  Stock Ownership Guidelines:  We have stock ownership guidelines that require our NEOs to own certain levels of our common stock. The guidelines are designed to align the interests of our NEOs with those of our stockholders by ensuring that our NEOs have a meaningful financial stake in increases in our stock price.

  •
  Recoupment:  We have a recoupment policy which covers our Chief Executive Officer and Chief Financial Officer.

  •
  Anti-Hedging:  We do not allow any of our employees, including our NEOs, to enter into any hedging-type transactions in our stock.

  •
  Independent Compensation Consultant:  Our Compensation Committee engages an independent advisor on topics primarily related to Board and executive compensation.

  •
  Retention Letters/No Gross-ups:  We have entered into retention letters with all of our NEOs providing them with severance payments as a result of their departure from the company in certain circumstances. In the case of a change of control of our company, severance is only paid in the event of termination following a change of control, or a "double trigger." In addition, we do not gross-up severance payments to cover taxes.

Say-on-Pay Feedback from Stockholders

        We pay careful attention to any feedback we receive from our stockholders about our executive compensation program, which includes the results of the say-on-pay vote at the 2011 Annual Meeting of Stockholders, or the 2011 Annual Meeting. While our Compensation Committee did not find the need to change any of our compensation programs in response to the support received, it did and will continue to consider carefully our stockholders' feedback on our executive compensation programs and practices. In addition, at our 2011 Annual Meeting, a majority of our stockholders supported a proposal to hold an annual vote on our executive compensation program. In response, our Compensation Committee determined to hold this vote annually, rather than the triennial voting it had originally recommended.

Objectives and Targets of our Compensation

Compensation Objectives

        All three of our compensation elements (base salary, annual cash bonus and long-term incentives) promote the following of our main compensation objectives:

  •
  aligning pay with performance;

  •
  providing competitive compensation that differentiates and rewards overall contribution; and

  •
  attracting and retaining high-quality executive officers and motivating high performance.

        In addition, our annual cash bonuses and long-term incentives promote the following additional main objective of our compensation program:

  •
  furthering our short- and long-term strategic goals to promote the creation and protection of long-term stockholder value.

Compensation Targets

        In making our compensation decisions for our NEOs, we aim for the following targets, based on peer group information and survey data, which is compiled by our Compensation Committee's independent compensation consultant, Pearl Meyer & Partners, or PM&P:

  •
  Base Salaries.  We target the median of the marketplace. In certain circumstances, we offer starting base salaries higher than the median for positions that require more complex work, have critical value to the company, are in high demand in the marketplace and have fewer qualified candidates, or in situations where candidates enter the position with extraordinary, relevant experience. Higher base salaries may also be paid over time to reflect superior individual performance.

  •
  Annual Cash Performance Awards.  We target potential annual cash performance awards that would allow total cash compensation to exceed the median of the marketplace, depending on company and individual NEO performance.

  •
  Long-Term Incentives.  We target at or above the median of the marketplace. We target overall equity awards to account for a significant portion (typically more than 50%) of each NEO's total annual compensation. We target dividing the awards generally between approximately 70% stock options and 30% RSUs, calculated based on a Black-Scholes value, which we believe provides the appropriate incentive to increase stockholder value and encourages retention and performance.

Compensation Determinations and Use of Compensation Consultant

        Our non-employee directors, based on recommendations from the Compensation Committee, make all of the compensation determinations with respect to Mr. Bonney. The Compensation Committee makes all of the compensation determinations with respect to our Other NEOs. In making its determinations relating to the Other NEOs, the Compensation Committee takes into account the recommendations of Mr. Bonney.

        The Compensation Committee has the authority to select and retain independent advisors and counsel to assist it with carrying out its duties and responsibilities, and we are required to pay any associated expenses approved by the Compensation Committee. The Compensation Committee has exercised this authority to engage PM&P as its compensation consultant. PM&P serves as an independent advisor to the Compensation Committee on topics primarily related to Board and executive compensation. PM&P reports directly to the Compensation Committee Chair, takes direction from the Compensation Committee, and does not provide us with any services other than the services provided at the request of the Compensation Committee.

Information Used to Make Compensation Determinations

Compensation Benchmarking and Survey Data

        As part of establishing the 2011 total compensation for our NEOs, the Compensation Committee, based, in part, upon the recommendation of PM&P, approved a peer group in September 2010 based on the pre-defined selection criteria set forth below:

  •
  industry similarity;

  •
  annual revenues of between $195 million and $1.755 billion, which is approximately one-third to three times what Cubist's revenue was at the time the peer group was approved by the Compensation Committee in September 2010; and

  •
  market capitalization of between $440 million and $3.9 billion, which is approximately one-third to three times what Cubist's market capitalization was at the time the peer group was approved by the Compensation Committee in September 2010.

        At the time the Compensation Committee approved the 2011 peer group, the mean and median annual revenues for the peer group were $448 million and $407 million, respectively, and the mean and median market capitalization for the peer group were $1.993 billion and $1.808 billion, respectively.

        In selecting this peer group, we also seek to have a group that includes a large enough number of companies such that the data will not be skewed heavily if there are one or two outliers on any of the items for which we use the peer group for comparison. The peer group grew from 14 companies for determination of 2010 compensation to 17 for determination of 2011 compensation because more companies met the established criteria. The compensation paid by peer group companies to their respective executive officers does not factor into the Compensation Committee's determination of the peer group.

        The peer groups that were approved by the Compensation Committee for helping to establish each of 2010 and 2011 compensation, and the explanations of any changes are detailed in the following table:

2010 Peer Companies	2011 Peer Companies	Reason for Change
	Alexion Pharmaceuticals, Inc.	Additional company that met criteria
Alkermes, Inc.	Alkermes, Inc.
Amylin Pharmaceuticals, Inc.	Amylin Pharmaceuticals, Inc.
	Auxilium Pharmaceuticals, Inc.	Additional company that met criteria
BioMarin Pharmaceuticals, Inc.	BioMarin Pharmaceutical, Inc.
Endo Pharmaceuticals, Inc.	Endo Pharmaceuticals, Inc.
	Impax Laboratories Inc.	Additional company that met criteria
Medicis Pharmaceuticals Company	Medicis Pharmaceuticals Company
	Onyx Pharmaceuticals, Inc.	Additional company that met criteria
OSI Pharmaceuticals, Inc.	OSI Pharmaceuticals, Inc.
PDL BioPharma, Inc.	PDL BioPharma, Inc.
	Regeneron Pharmaceuticals, Inc.	Additional company that met criteria
Salix Pharmaceuticals, Ltd.	Salix Pharmaceuticals, Ltd.
Sepracor, Inc.		Acquired by another company
The Medicines Company	The Medicines Company
United Therapeutics Corporation	United Therapeutics Corporation
Vertex Pharmaceuticals Incorporated		No longer met criteria
ViroPharma, Incorporated	ViroPharma, Incorporated
Warner Chilcott, Ltd.		No longer met criteria
	ZymoGenetics, Inc.	Additional company that met criteria

        The Compensation Committee utilized the 2011 peer group to provide context for its compensation decision-making for 2011. The data from 2011 peer group companies was compiled during the summer of 2010 after the 2010 proxy statements for the peer group companies were filed and not all companies remain within the pre-defined selection criteria as of the date of this Proxy Statement(6). After the peer group companies are selected, PM&P prepares and presents a report to the Compensation Committee summarizing the competitive data and comparisons of our NEOs to the comparable company market data, based on executive officers at the peer group companies who have similar jobs as our NEOs, utilizing publicly available data from the comparable companies and broad survey data (reflecting companies of similar size in the pharmaceutical and biotechnology industries). We use the broad survey data in conjunction with peer group data in evaluating our Executive Officer compensation practices. Data from survey sources and the peer companies are combined to develop a primary market composite which is based on an average of survey data and peer company data. The Compensation Committee does not rely upon data from any individual company participating in any of the surveys in making compensation decisions. Each element of our compensation is reviewed as part of this analysis and evaluation.

Other Evaluation Criteria and Factors

        NEO compensation can be above or below the compensation target assigned to each NEO by the peer group and survey comparison analysis described above, depending on a number of factors. These include retention considerations, individual and corporate performance, relative value of the position within the company as compared to peer companies, and internal equity considerations.

        As part of making its decisions with respect to Mr. Bonney's compensation, our non-employee directors and the Compensation Committee also utilized the following data and other information:

  •
  Quantitative evaluations of our performance against our annual corporate goals and objectives;

  •
  Qualitative input on Mr. Bonney's performance from all directors and many of our executive officers;

  •
  Our and Mr. Bonney's historical performance;

  •
  Retention considerations; and

  •
  Mr. Bonney's total cash compensation as compared to Mr. Perez, our second highest paid NEO based on total cash compensation, in order to determine whether Mr. Bonney's relative cash compensation is fair and reasonable in the context of internal equity.

        As part of making its compensation decisions with respect to Other NEOs, the Compensation Committee took into account:

  •
  Quantitative evaluations of our performance against annual corporate goals and each Other NEO's performance against individual goals;

  •
  Qualitative evaluations, conducted by Mr. Bonney of each Other NEO's contribution to our corporate goals, performance against individual goals and potential future contributions to our success;

  •
  Retention considerations; and

  •
  Mr. Bonney's recommendations for our Other NEOs.

(6)
Although OSI Pharmaceuticals, Inc. was acquired by Astellas Pharma Inc. in June 2010 and ZymoGenetics, Inc. was acquired by Bristol-Myers Squibb Company in October 2010, they both remained part of our peer group for 2011 because they met our peer group criteria and we had 2010 proxy statement data for both of these companies at the time that we compiled the data for our 2011 peer group.

Compensation Determinations

Base salary

        Chief Executive Officer:    Mr. Bonney's 2011 base salary was set at $600,000, which represented a 9% increase from his 2010 base salary of $550,000. In recommending this salary increase to the Board, the Compensation Committee determined Mr. Bonney performed at a very high level in 2010, as evidenced by our strong 2010 performance (92% achievement against corporate goals), the overall strength of his leadership, his past and potential future contributions to the company, and the benchmarking and other data and information described above. The Compensation Committee also sought to align Mr. Bonney's pay more closely with that of CEOs at our peer group companies. The Compensation Committee continues to maintain Mr. Bonney's base salary below the median of the market, based on our peer group and broader market data in order to emphasize pay for performance and to keep Mr. Bonney's base salary reasonable and consistent with our Other NEOs. Mr. Bonney's 2011 base salary was at the 30th percentile as compared to the peer group and survey data used by the Compensation Committee and his 2010 base salary was at the 35th percentile as compared to such data. At these levels, Mr. Bonney's base salary for 2011 and 2010 was approximately $63,520 and $113,520, respectively, below the 50th percentile of the peer group and survey data used by the Compensation Committee for such years.

        Base salary—Other NEOs:    The Compensation Committee sets our Other NEOs salaries based upon the benchmarking and evaluation criteria described above. The 2011 base salaries of these NEOs were on average at about the 55th percentile, as compared to the peer group and survey data used by the Compensation Committee. The following table details the increases from 2010 to 2011 in the base salary of each of our Other NEOs:

Named Executive Officer	2010 Base Salary	2011 Base Salary	% Change	% of Peer Group Avg.
David McGirr	$381,761	$400,000	4.8%	95%
Robert Perez	$451,082	$470,000	4.2%	93%
Steven Gilman	$410,903	$430,000	4.6%	97%
Tamara Joseph	$380,000	$400,000	5.3%	95%

        The Compensation Committee, based in part on Mr. Bonney's input, determined that these base salary increases were justified based on each individual NEO's performance and the level of each NEO's base salary as compared to similar positions at our peer group companies and to survey data, compiled by PM&P, of executive compensation more broadly across our industry.

Annual cash performance awards

        Plan description:    We provide for annual cash performance awards under the Short Term Incentive Plan, or STIP. The key features of the STIP are as follows:

  •
  Set the target awards, expressed as a percentage of base salary and weighting of goals as between corporate and individual goals for our NEOs, as follows:

Executive Level	2011 Target Percentage (as a percent of base salary)
Chief Executive Officer	100%
Chief Operating Officer; Chief Financial Officer; EVP, R&D/Chief Scientific Officer	60%
SVP, General Counsel and Secretary	50%

Executive Level	Portion of Award Tied to Corporate Results	Portion of Award Tied to Individual Results
Chief Executive Officer	100%	0%
Chief Operating Officer, Chief Financial Officer, EVP, R&D/Chief Scientific Officer	80%	20%
SVP, General Counsel and Secretary	65%	35%
  •
  Required us to achieve at least 70% of our corporate goals and 90% of our annual U.S. CUBICIN revenue goal for any annual performance awards to be paid. We believe that achievement of this minimum level of performance is necessary to justify the payment of any performance award, and that this minimum performance threshold is reasonable and consistent with industry practices.

  •
  The maximum annual cash performance awards that could be paid were 200% of the target award.

        Corporate goals/achievement against goals:    The Board, based upon the recommendation of the Compensation Committee and after discussion with the Compensation Committee and Mr. Bonney, approved the company's 2011 corporate goals. The corporate goals for 2011 were set at a reasonable level of difficulty that could be met if our NEOs and the company as a whole performed at the high level that we expect but sufficiently challenging, such that the likelihood of attaining these goals was not assured. Our historical level of achievement against corporate goals is 135% in 2011 (as detailed in the table below), 92% in 2010, 95% in 2009, and 136% in 2008.

        For 2011, our corporate goals and our detailed achievement against such goals were as follows:

Corporate Goal	Weight	Achievement Against Goal	Credit Received
Managing the Base	45%	Overachieved	48.1%
• Total Revenues of $702 million	25%	$754 million	26.5%
• Hit targeted CUBICIN inventory levels by 12/31/11	5%	Overachieved	6%
• Net operating income of $148 million	15%	$153 million(7)	15.6%
Growing the Business	55%	Overachieved	56%
• Clinical Pipeline
• CXA-201
• Results of complicated intra-abdominal infections Phase 2 trial—Q2—if positive	10%	Achieved	10%
• First patient in—complicated urinary tract infections Phase 3 trial—Q3	10%	Achieved	10%
• CB-183,315—Go/No Go into Phase 3 decision—Q3	5%	Achieved	5%
• Discovery
• 1 Investigational New Drug Application, or IND, and 1 lead optimization candidate for 2012 IND	5%	Achieved	5%
• 65 Hayden construction on plan/budget by Year End	3%	Overachieved	4%
• Capability Enhancement
• Phase 2 CXA-201 conducted under Strategic Partner Outsourcing Initiative	2.5%	Achieved	2.5%
• Health Economics Outcomes Research function created and positions developed for comparative effectiveness, CXA-201, CB-183,315	2.5%	Achieved	2.5%
• European Union Build Go/No Go decision—Q3	5%	Achieved	5%

(7)
Excludes the impact on operating income of $20m in unanticipated contingent expense during 2011.

Corporate Goal	Weight	Achievement Against Goal	Credit Received
• Leadership Enhancement
• 5% increase in Employee Engagement Survey around manager capability and clarity of decision making	4%	Achieved	4%
• Increase climate scores for level 5 leaders by 10%	4%	Achieved	4%
• 90% eligible people managers trained on and using BEST system by 9/1/11 (incorporates leadership competency model into hiring)	4%	Achieved	4%
SUBTOTAL			104.1%
Kicker	1.2x	Overachieved	1.3x
Achieve 80% of above and acquisition of an additional revenue generating compound (net operating income of at least $20M/year for 3 years)	achievement of the above	Based on combination of DIFICID co-promote agreement with Optimer Pharmaceuticals, Inc. and acquisition of Adolor Corporation
TOTAL ACHIEVEMENT			135%

        Annual cash performance award—Chief Executive Officer:    Mr. Bonney's annual cash performance award is determined primarily by reference to our achievement against corporate goals, with discretion retained by the Compensation Committee to adjust Mr. Bonney's annual cash performance award down based on other considerations. Mr. Bonney was awarded a 2011 annual cash performance award of 135% of his target award, resulting in a bonus payment of $810,000. This performance award was determined based on our achievement of 135% of our 2011 corporate goals. Mr. Bonney's 2011 annual cash performance award was at the 75th percentile as compared to the most recent information available for our peer group, which was 2010 fiscal year information and survey data used by the Compensation Committee. Taken together, the 2011 base salary and annual cash performance award paid to Mr. Bonney were at about the 65th percentile as compared to our peer group and survey data used by the Compensation Committee.

        Annual cash performance award—Other NEOs:    Our Other NEOs have individual goals and, as noted above, their level of achievement against such goals factors into their annual cash performance award. The individual goals for these Other NEOs are determined by Mr. Bonney and are designed to focus them on individual behaviors that support our overall performance and success. These goals generally consist of both objective and subjective goals that are relevant to each Other NEO's responsibilities. Each Other NEO's level of achievement against his or her individual goals is initially evaluated by Mr. Bonney. Mr. Bonney then recommends a final level of achievement against individual goals of each Other NEO to the Compensation Committee, which then can approve or adjust the proposed levels of achievement up or down. The 2011 annual cash performance awards for our NEOs were calculated using the formula set forth in the 2011 STIP. Details of the amounts of the 2011 annual cash performance awards for these NEOs can be found in the Summary Compensation Table in this Proxy Statement. On average, our Other NEOs' 2011 annual cash performance awards were at approximately the 68th percentile as compared to the most recent information available for our peer group and survey data used by the Compensation Committee. Taken together, the 2011 base salary and annual cash performance awards paid to these NEOs were at approximately the 63rd percentile as compared to our peer group and survey data used by the Compensation Committee.

        The following is a summary of the 2011 individual goals of our Other NEOs and their aggregate performance against these goals, as approved by the Compensation Committee:

Executive Officer	Summary of 2011 Individual Goals	Weight	Achievement Against Goal	Credit Received
Robert Perez	• U.S. net revenues of $665 million	40%	Overachieved	45%
	• Rest of world revenues of $35 million
	• Total revenues of $702 million
	• Achieve targeted CUBICIN inventory levels by 12/31/11	10%	Overachieved	11%
	• European Union Build Go/No Go decision—Q3	10%	Achieved	10%
	• Execute a strategic M&A transaction consistent with strategic intent (includes revenue generating asset)	30%	Overachieved	40%
	• Acquire (and launch, if necessary) a commercial stage product with predictable revenues and minimum operating net income to Cubist of $20M/year for 3 years
	• Effectively lead Business Operating Team and manage key company-wide operating issues, including budget management and key HR initiatives	10%	Overachieved	14%
			Total Achievement	120%
David McGirr	• Continue to enhance leadership team and organizational design	55%	Overachieved	60%
	• Continue with next stages of the leadership development project
	• Achieve the appropriate outcome of the ANDA litigation for the maximum benefit of Cubist's stockholders. Play a leadership role in any financial negotiations	15%	Achieved	15%
	• Keep 65 Hayden project on target for timeline (Q1 2012) and budget ($50 million)	15%	Overachieved	18%
	• Maintain integrity of all Cubist financial reports	15%	Overachieved	16%
			Total Achievement	109%
Steven Gilman	• Execute business executive responsibilities for CUBICIN (U.S. and international) and deliver targeted net operating income	10%	Overachieved	11%
	• Ensure CXA-201 program stays on track for Phase 3 transition on time and budget	30%	Overachieved	32%
	• CB-183,315; Go/no go to Phase 3 decision on time and budget
	• IND filed	20%	Overachieved	22%

Executive Officer	Summary of 2011 Individual Goals	Weight	Achievement Against Goal	Credit Received
	• Continue cultural alignment to fully implement an effective project and portfolio management system	5%	Achieved	5%
	• Provide strategic and technical (via diligence) support for business development in-licensing and term sheet generation	5%	Achieved	5%
	• Capability and leadership development	30%	Overachieved	34%
			Total Achievement	109%
Tamara Joseph	• Achievement of all legal, risk management, and compliance departmental goals	40%	Achieved	40%
	• Support strategic transactions to grow the business	10%	Achieved	10%
	• Embed coaching and mentoring competencies in the legal, risk management, and compliance departments	20%	Partially Achieved	19%
	• Effectively manage and oversee the ANDA litigation, including communication of ANDA litigation-related issues	30%	Overachieved	41%
			Total Achievement	110%

  Long-term incentive awards

        Our long-term incentive (equity) program is a broad-based, long-term employee retention program that is intended to attract, retain, and motivate our NEOs and align their interests with those of our stockholders. We use stock options to reward long-term value creation and RSUs as a retention tool and as one way to enable our executives to accumulate stock ownership in the company. In addition, in a volatile stock market, RSUs continue to provide value when stock options may not, which our Compensation Committee and Board believe is useful in retaining talented executives in uncertain economic times. We believe that our equity program is critical to our efforts to hire and retain the best talent in the extremely competitive biotechnology and pharmaceutical industry.

        The size of our equity awards to our NEOs are targeted such that approximately 70% of the value comes from stock options (based on Black-Scholes value calculations) and 30% from RSUs (based on grant date fair values), both of which vest over four years. We believe this mix of stock options and RSUs provides an appropriate balance of incentive and retention for our NEOs in light of our company's stage of growth. Furthermore, we believe that weighting our long-term equity awards in favor of stock options aligns the incentives of our executives with the interests of our stockholders and our long-term performance by directly tying a large portion of the value that may be realized from our equity compensation to an increase in our stock price. The Compensation Committee, with the assistance of PM&P, reviews this mix each year to ensure that appropriate balance is given to our retention and incentive objectives. Based on information provided by PM&P, this mix of stock options and RSUs is a common practice among our peer group.

        In addition, the Compensation Committee and the Board are mindful of stockholder dilution when determining the annual equity grant amounts for our NEOs and other employees and the guidelines that it sets for grants that can be made for employee promotions and new hires. As a result, our average annual gross dilution percentage from 2009 to 2011, calculated as the average number of shares of common stock underlying new equity grants made during each year during the period, divided by the total number of outstanding shares of our common stock as of the end of the period, was 3.4%. We believe this level to be reasonable compared to the median annual average of 3.3% for our peer group over this same period when balanced against the goals of our long-term incentive compensation program.

        The size of the equity awards approved by our Compensation Committee for each NEO (or by the Board in the case of Mr. Bonney) reflects Cubist's desired competitive positioning relative to peer company counterparts, the executive's individual responsibilities, individual contributions to company performance, expected future performance and retention value. In 2010 and 2011, the Compensation Committee and the Board authorized grants of stock options and RSUs to our NEOs, as follows:

	2010 Awards			2011 Awards
Named Executive Officer	Stock Options	RSUs	Total Grant Value*	Stock Options	RSUs	Total Grant Value*	Year Over Year TGV % Change
Michael Bonney	135,000	25,000	$1,801,000	175,000	32,000	$3,311,000	84%
David McGirr	35,000	7,500	$ 489,000	35,000	5,600	$ 634,000	30%
Robert Perez	75,000	12,500	$ 971,000	100,000	20,000	$1,952,000	101%
Steven Gilman	110,000(1)	10,000	$1,279,000	70,000	14,000	$1,366,000	7%
Tamara Joseph	50,000	10,500	$ 694,000	75,000	12,000	$1,359,000	96%

(1)
Dr. Gilman received a grant of 50,000 stock options outside of the annual performance cycle in October 2010 in connection with his promotion to Executive Vice President, Research & Development and Chief Scientific Officer in September 2010.

*
Rounded to the nearest thousand dollars. Additional details on how the Total Grant Values were calculated can be found in the Grants of Plan-Based Awards tables contained in this Proxy Statement and our 2011 Proxy Statement.

        In determining the guidelines for the size of the 2011 annual long-term incentive awards to our NEOs in February 2011, the Compensation Committee considered the equity compensation levels of comparable executives at our peer group companies and other companies across our industry using survey data compiled by PM&P, the company's performance, the executive's performance relative to company annual and long-term objectives, the criticality of his or her role to our company and potential future contributions to our performance. The Compensation Committee and the Board increased the annual award value guidelines relative to the prior year's award values largely in consideration of the significant company and individual executive achievements in 2010 and early 2011.

        With a grant date fair value of approximately $3.3 million, Mr. Bonney's 2011 long-term incentive compensation increased by 84% over his 2010 long-term incentive compensation and was at about the 70th percentile compared to the peer group and survey data used by the Compensation Committee. The Board determined the 70th percentile to be appropriate given Mr. Bonney's significant contributions to the Company during 2010 and the beginning of 2011.

        On average, the grant date fair value of the 2011 long-term incentive awards to our Other NEOs was approximately $1.3 million, approximately 55% higher than the prior year awards, and put our Other NEOs' 2011 long-term incentive compensation at about the 75th percentile compared to the peer group and survey data used by the Compensation Committee. The Compensation Committee determined the 75th percentile to be appropriate given the significant contributions of our other NEOs during 2010 and the beginning of 2011.

  Overall Relative Compensation

        The following table shows how our NEOs' base salary, annual cash-performance awards, long-term incentive (equity) awards, and total compensation in 2010 and 2011 compare to our peers, as demonstrated by the percentiles at which our NEOs rank in these categories based on the information available for our peer group and survey data used by the Compensation Committee.

	2010				2011
Named Executive Officer	Base Salary	Annual Cash Performance Awards	Long-Term Incentive Awards	Total Compensation	Base Salary	Annual Cash Performance Awards	Long-Term Incentive Awards	Total Compensation
Michael Bonney	35th	65th	50th	50th	30th	75th	70th	65th
David McGirr	40th	60th	50th	50th	50th	60th	40th	50th
Robert Perez	50th	55th	55th	55th	55th	70th	>75th	>75th
Steven Gilman	60th	55th	>75th	>75th	55th	60th	>75th	>75th
Tamara Joseph	50th	45th	50th	50th	55th	>75th	>75th	>75th

Retention Letters

        All of our NEOs have retention letters which provide for severance payments, consisting of 24 months of salary continuation for Mr. Bonney and 18 months of salary continuation for our Other NEOs, and other benefits if the NEO is terminated without cause or if the NEO is terminated without cause or resigns for good reason within 24 months after a change-in-control. Termination benefits are not triggered solely by a change-in-control, and are therefore considered "double triggers." Among the other benefits included in the letters is that the equity incentives held by each NEO will fully vest in the event the NEO is terminated without cause or resigns for good reason within 24 months following a change-in-control. The retention letters do not provide for tax gross up payments (including but not limited to Section 280G tax gross-ups) or any other perquisites or benefits to NEOs. Full details of the terms of the retention letters and the value of the payments to be received under the retention letters under various termination scenarios can be found in the section of this Proxy Statement entitled "Termination of Employment and Change-in-Control Agreements." We believe that the benefits of the retention letters outweigh the potential costs in that they, among other things: assist us in attracting and retaining top executive talent by providing our executives with competitive severance arrangements; encourage frank discourse by our NEOs with Mr. Bonney and the Board, and between Mr. Bonney and the Board, by providing a financial safety net in order to limit the NEOs' fear of adverse consequences in response to their opinions; and better enables an NEO to act in the best interest of our stockholders in a situation involving a potential change-in-control. To ensure that these agreements remain reasonable and competitive, the Compensation Committee periodically reviews competitive data provided by PM&P, as well as potential costs to the company of the retention letters under various potential termination scenarios.

Perquisites and Personal Benefits

        Our Executive Officers are eligible to participate in the benefit programs that we provide to all employees at the same level as all other employees. In 2011, we provided our NEOs with a supplemental long-term disability policy so that the long-term disability benefit for our NEOs is comparable, in terms of the portion of the salary that would be paid to our NEOs in the event of a long-term disability, to that of our other employees. The additional premiums for each NEO cost approximately $1,400 for a total cost of approximately $7,000 in 2011 for all of our NEOs. This supplemental policy has now been discontinued since we are now able to provide this level of coverage under our group policies and we do not intend to reinstate the supplemental policy going forward. We did not provide any other perquisites to our NEOs in 2011 that are not otherwise provided to our other employees at the same level.

Stock Ownership

        As noted above, NEOs are subject to the stock ownership guidelines as described in the table below. The guidelines are designed to align the interests of our NEOs with those of our stockholders by ensuring that our NEOs have a meaningful financial stake in our success. The amount of stock, which includes vested in-the-money stock options, required to be held to satisfy ownership requirements was established by the Board of Directors upon recommendation of the Compensation Committee, which, in making its recommendation, reviewed market practices of peer companies and determined the level of ownership that would best align executives and stockholders.

Group/Name	Ownership Requirement (Market Value of Stock Held)	Time to Meet Requirement
Mr. Bonney	4x Base Salary	By January 1, 2012
Other NEOs	1.5x Base Salary	By the later of (a) January 1, 2012 and (b) 6 years of becoming an Executive Officer

        As of January 1, 2012, Mr. Bonney and our Other NEOs who are required to meet the ownership requirement by January 1, 2012 had achieved the ownership requirement. The guidelines require that any Executive Officer who has passed the date on which he or she is required to meet the ownership requirement and does not meet the requirement may only sell vested in-the-money stock options and vested RSUs, provided that he or she retains shares of common stock with a market value of at least 50% of the net proceeds received as a result of such sale.

Anti-Hedging Policy

        As part of our Policy on Insider Trading and Confidentiality, all of our employees, including our NEOs, as well as our directors and consultants, are prohibited from engaging in speculative transactions in our stock, including short sales, puts/calls, hedging transactions and margin accounts or pledges.

Recoupment Policy

        The Board has adopted a policy providing that, if the independent members of the Board determine, in their reasonable and sole discretion, that any fraud, gross negligence or intentional misconduct by Mr. Bonney or Mr. McGirr caused or contributed to us having to restate all or a portion of our financial statements, then the independent directors may take any action they deem necessary or appropriate to remedy the misconduct and prevent its recurrence. The policy further provides that, in connection with taking such action, the independent directors, to the fullest extent permitted by law, in cases they deem appropriate, will require, on our behalf, reimbursement to us by Mr. Bonney or Mr. McGirr of any bonus or incentive compensation awarded to him, effect the cancellation of outstanding equity awards to Mr. Bonney or Mr. McGirr and seek reimbursement of any gains realized by Mr. Bonney or Mr. McGirr on the exercise or sale of any equity-based awards if and to the extent that: (a) the amount of the bonus or equity compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (b) Mr. Bonney or Mr. McGirr engaged in any fraud, gross negligence or intentional misconduct that caused or contributed to the need for the restatement, and (c) the amount of the bonus or equity compensation that would have been awarded to Mr. Bonney or Mr. McGirr had the results been properly reported would have been lower than the amount actually awarded. When final regulations regarding recoupment are available under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, we will revisit this policy and revise as necessary in accordance with then-existing law.

Impact of Accounting and Tax

        The Compensation Committee has considered the impact of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC Topic 718, on our use of equity incentives as a key retention tool. The Compensation Committee has determined that the current estimated costs of continuing to use equity incentives, including stock options and RSUs, relative to the benefits we believe these programs provide does not warrant any change to our current equity incentive framework.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, limits the tax deduction for compensation paid to NEOs (with the exception of Chief Financial Officers) to $1,000,000. This deduction limitation does not apply to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code and regulations promulgated thereunder, including certain performance-based compensation that has been approved by stockholders. Our stockholders have approved our existing employee equity incentive plan, the 2010 Equity Incentive Plan, or the 2010 Plan, and all of our previous equity incentive plans, which are designed to allow the deduction of income recognized in connection with stock options with time-based vesting and equity awards with performance-based vesting criteria awarded under the plans. In addition, our stockholders have approved our Performance-Based Management Incentive Plan, or Management Incentive Plan, which is designed to allow the deduction of payments made under the plan. The Management Incentive Plan applies to annual cash performance awards made under our short-term incentive plans beginning with payments attributable to our 2011 performance. In 2011, none of the compensation paid to our NEOs was subject to the deduction limits under Section 162(m). We have in the past, and may in the future, award compensation that is not fully deductible under the Internal Revenue Code when we view such compensation as consistent with our compensation policies and in the best interests of the company and our stockholders.

        Under our retention letters, we do not compensate executives for any excise tax liability they may incur by reason of payments and benefits received pursuant to the letters. As a result, if a NEO is assessed any excise tax liability under Section 280G of the Internal Revenue Code as a result of payments and benefits received under a retention letter, that NEO is responsible for the payment of such excise tax.

Equity Granting Practices

        We have never had a program or policy in place to coordinate equity grants with the release of material, non-public information. We issue stock option awards to our employees throughout the year. Stock options are typically awarded in connection with hiring, promotion and our annual performance cycle. In addition, the Compensation Committee has authorized a pool of options which may be issued by Mr. Bonney from time to time during the year in recognition of extraordinary results. All options are priced no lower than the closing market price of our common stock on the grant date. The grant date for all such awards has generally been the 15th day of the month following the month in which the award is made (or, if no trades were reported on such date, the closing price on the most recent trading day preceding such date on which a trade occurred). As part of our annual performance cycle, we also issue time-vested RSUs. Awards of RSUs generally have a grant date of the 15th day of the month following the month in which the award is made (or, if no trades were reported on such date, the most recent trading day preceding such date on which a trade occurred). Beginning in 2012, options and RSUs awarded as part of the year end performance cycle will have a grant date shortly after (typically, the next business day) the Board meeting at which Mr. Bonney's awards are approved. The Compensation Committee approves guidelines for both new hire and promotion stock option awards and for stock options and RSUs to be granted in connection with our annual performance cycle. Mr. Bonney is required to further approve or delegate authority to approve all individual awards issued in accordance with the foregoing pools and guidelines. The Compensation Committee must approve all awards of stock options and RSUs to Executive Officers other than Mr. Bonney and all awards to non-Executive Officers that are made outside of pre-approved guidelines, and the Board must approve all awards of stock options and RSUs to Mr. Bonney.

Summary Compensation Table

        The following table summarizes the compensation paid or earned by our Named Executive Officers in the years covered in the table.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($)(3) (g)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4) (h)	All Other Compensation ($)(5) (i)	Total ($) (j)
Michael Bonney	2011	$600,000	$ —	$1,113,440	$2,197,563	$810,000	$—	$12,429	$4,733,432
President & Chief Executive Officer	2010	$550,000	$ —	$ 539,000	$1,262,345	$506,000	$—	$16,146	$2,873,491
	2009	$500,000	$ —	$ 335,200	$1,054,980	$420,000	$—	$11,225	$2,321,405
David McGirr	2011	$400,000	$ —	$ 194,852	$ 439,513	$329,832	$—	$12,429	$1,376,626
SVP & Chief Financial Officer	2010	$381,761	$ —	$ 161,700	$ 327,275	$216,687	$—	$20,904	$1,108,327
	2009	$370,282	$ —	$ 107,264	$ 281,328	$174,033	$—	$15,002	$ 947,909
Robert Perez	2011	$470,000	$ —	$ 695,900	$1,255,750	$395,928	$—	$12,429	$2,830,007
EVP & Chief Operating Officer	2010	$451,082	$ —	$ 269,500	$ 701,303	$250,621	$—	$18,545	$1,691,051
	2009	$430,011	$ —	$ 209,500	$ 439,575	$207,265	$—	$11,265	$1,297,616
Steven Gilman	2011	$430,000	$ —	$ 487,130	$ 879,025	$354,569	$—	$12,404	$2,163,128
EVP, Research & Development	2010	$410,903	$ —	$ 215,600	$1,063,877	$236,647	$—	$19,490	$1,946,517
and Chief Scientific Officer	2009	$387,000	$ —	$ 167,600	$ 439,575	$151,936	$—	$11,075	$1,157,186
Tamara Joseph(6)	2011	$400,000	$100,000(7)	$ 417,540	$ 941,813	$279,450	$—	$12,429	$2,151,232
SVP, General Counsel and	2010	$ —	$ —	$ —	$ —	$ —	$—	$ —	$ —
Secretary	2009	$ —	$ —	$ —	$ —	$ —	$—	$ —	$ —

(1)
Represents the fair value of RSU awards as of the grant date (May 13, 2011). The grant date fair value of each share of common stock underlying the awards of RSUs in 2011 was $34.80, the closing price of our common stock on the grant date.

(2)
Represents the grant date fair value of each Named Executive Officer's 2011 stock option award using the Black-Scholes option-pricing model in accordance with ASC Topic 718. In determining the Black-Scholes value, we used the assumptions described in the notes to the consolidated audited financial statements in our Annual Report on Form 10-K for each of the covered fiscal years as of the grant date. All stock options included in this column for 2011 were awarded in May 2011 during our annual performance cycle.

(3)
Reflects the cash bonus awards earned in the covered year under our STIP in effect for such year. Payments for awards earned in each covered year were made in the first quarter of the immediately succeeding year.

(4)
We do not have either a pension plan or a non-qualified deferred compensation plan.

(5)
All Other Compensation for 2011 for each Named Executive Officer consists primarily of 401(k) matching contributions of approximately $11,000.

(6)
Ms. Joseph was not a Named Executive Officer in 2009 and 2010.

(7)
Represents a discretionary cash bonus of $100,000 to Ms. Joseph in recognition of her leadership in connection with the favorable settlement of our patent infringement litigation with Teva.

 Grants of Plan-Based Awards in 2011

        The following table sets forth information concerning grants of plan-based awards made to our Named Executive Officers during 2011.

									All Other Stock Awards: Number of Shares of Stock or Units (#)(2) (i)	All Other Option Awards: Number of Securities Underlying Options (#)(3) (j)
											Exercise or Base Price of Option Awards ($/Sh)(4) (k)
												Grant Date Fair Value of Stock and Option Awards (l)(5)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
		Date of Board or Committee Action (b-1)
Name (a)	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Michael Bonney
Annual Cash Performance Award	—	—	$420,000	$600,000	$1,200,000	—	—	—	—	—	—	—
Stock Option Award	5/13/2011	4/28/2011	—	—	—	—	—	—	—	175,000	$34.80	$2,197,563
RSU Award	5/13/2011	4/28/2011	—	—	—	—	—	—	32,000	—	—	$1,113,440
David McGirr
Annual Cash Performance Award	—	—	$168,000	$240,000	$ 480,000	—	—	—	—	—	—	—
Stock Option Award	5/13/2011	4/25/2011	—	—	—	—	—	—	—	35,000	$34.80	$ 439,513
RSU Award	5/13/2011	4/25/2011	—	—	—	—	—	—	5,600	—	—	$ 194,852
Robert Perez
Annual Cash Performance Award	—	—	$197,400	$282,000	$ 564,000	—	—	—	—	—	—	—
Stock Option Award	5/13/2011	4/25/2011	—	—	—	—	—	—	—	100,000	$34.80	$1,255,750
RSU Award	5/13/2011	4/25/2011	—	—	—	—	—	—	20,000	—	—	$ 695,900
Steven Gilman
Annual Cash Performance Award	—	—	$180,600	$258,000	$ 516,000	—	—	—	—	—	—	—
Stock Option Award	5/13/2011	4/25/2011	—	—	—	—	—	—	—	70,000	$34.80	$ 879,025
RSU Award	5/13/2011	4/25/2011	—	—	—	—	—	—	14,000	—	—	$ 487,130
Tamara Joseph
Annual Cash Performance Award	—	—	$140,000	$200,000	$ 400,000	—	—	—	—	—	—	—
Stock Option Award	5/13/2011	4/25/2011	—	—	—	—	—	—	—	75,000	$34.80	$ 941,813
RSU Award	5/13/2011	4/25/2011	—	—	—	—	—	—	12,000	—	—	$ 417,540

(1)
The dollar amounts set forth in the threshold, target and maximum columns are calculated in accordance with the 2011 STIP. The actual awards paid (in February 2012) to the Named Executive Officers are set forth in the Summary Compensation Table of this Proxy Statement.

(2)
Represents an award of RSUs. All RSU awards vest in equal annual installments over a four-year period.

(3)
All stock option awards have a four-year vesting schedule, vest equally over 16 quarters and have a 10-year term.

(4)
The exercise prices reflect the closing price of our common stock on the grant date.

(5)
The fair value of stock option awards represents the grant date fair value of the award using the Black-Scholes model. The grant date fair value of stock options granted on May 13, 2011 was $12.56. The grant date fair value of each share of common stock underlying the awards of RSUs was $34.80, the closing price of our common stock on the grant date.

 Outstanding Equity Awards at 2011 Fiscal Year End(1)

        The following tables set forth information concerning outstanding equity awards held by each Named Executive Officer as of December 31, 2011.

	Option Awards					Stock Awards
									Equity Incentive Plan Awards:
								Equity Incentive Plan Awards:
									Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
			Equity Incentive Plan Awards:
						Number of Shares or Units of Stock That Have Not Vested (#)(3) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4) (h)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)(1)	Number of Securities Underlying Unexercised, Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date(2) (f)
Michael Bonney	59,438	—	—	$ 8.23	02/26/2013	—	$ —	—	$—
	46,014	—	—	$ 8.23	02/26/2013	—	$ —	—	$—
	60,000	—	—	$12.61	12/12/2013	—	$ —	—	$—
	100,000	—	—	$10.84	07/01/2014	—	$ —	—	$—
	100,000	—	—	$10.87	02/14/2015	—	$ —	—	$—
	80,000	—	—	$21.61	01/31/2016	—	$ —	—	$—
	125,000	—	—	$19.51	02/15/2017	—	$ —	—	$—
	140,625	9,375	—	$18.10	02/15/2018	—	$ —	—	$—
	93,750	56,250		$16.76	05/15/2019	—	$ —	—	$—
	50,625	84,375		$21.56	05/14/2020	—	$ —	—	$—
	21,875	153,125		$34.80	05/13/2021	—	$ —	—	$—
	—	—	—	—	—	60,750	$2,406,915	—	$—
David McGirr	500	—	—	$13.26	09/12/2013	—	$ —	—	$—
	15,000	—	—	$12.61	12/12/2013	—	$ —	—	$—
	45,000	—	—	$10.35	06/14/2015	—	$ —	—	$—
	25,000	—	—	$21.61	01/31/2016	—	$ —	—	$—
	20,000	—	—	$22.14	06/16/2016	—	$ —	—	$—
	30,000	—	—	$19.51	02/15/2017	—	$ —	—	$—
	20,000	—	—	$23.12	08/15/2017	—	$ —	—	$—
	28,125	1,875	—	$18.10	02/15/2018	—	$ —	—	$—
	25,000	15,000		$16.76	05/15/2019	—	$ —	—	$—
	13,125	21,875		$21.56	05/14/2020	—	$ —	—	$—
	4,375	30,625		$34.80	05/13/2021	—	$ —	—	$—
	—	—	—	—	—	14,425	$ 571,519	—	$—

(1)
Under some circumstances, the vesting of equity awards may be accelerated in accordance with the terms of the Named Executive Officer's retention letters and the terms of our Amended and Restated 2000 Equity Incentive Plan, or 2000 Plan, and the 2010 Plan, the plans under which these awards were granted.

(2)
All stock option grants have a four-year vesting schedule, vest equally over 16 quarters and have a 10-year term.

(3)
Represents awards of RSUs. All RSU awards vest in equal annual installments over a four-year period.

(4)
Calculated using a per share price of $39.62, the closing price of our common stock on December 30, 2011.

	Option Awards					Stock Awards
									Equity Incentive Plan Awards:
								Equity Incentive Plan Awards:
			Equity Incentive Plan Awards:						Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
						Number of Shares or Units of Stock That Have Not Vested (#)(3) (g)
							Market Value of Shares or Units of Stock That Have Not Vested ($)(4) (h)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)(1)	Number of Securities Underlying Unexercised, Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date(2) (f)
Robert Perez	31,000	—	—	$13.25	09/02/2013	—	$ —	—	$—
	500	—	—	$13.26	09/12/2013	—	$ —	—	$—
	40,000	—	—	$10.84	07/01/2014	—	$ —	—	$—
	30,000	—	—	$10.87	02/14/2015	—	$ —	—	$—
	30,000	—	—	$10.35	06/14/2015	—	$ —	—	$—
	40,000	—	—	$21.61	01/31/2016	—	$ —	—	$—
	20,000	—	—	$22.14	06/16/2016	—	$ —	—	$—
	30,000	—	—	$19.51	02/15/2017	—	$ —	—	$—
	25,000	—	—	$23.12	08/15/2017	—	$ —	—	$—
	50,000	—	—	$21.91	09/14/2017	—	$ —	—	$—
	37,500	2,500	—	$18.10	02/15/2018	—	$ —	—	$—
	39,062	23,468		$16.76	05/15/2019	—	$ —	—	$—
	28,125	46,875		$21.56	05/14/2020	—	$ —	—	$—
	12,500	87,500		$34.80	05/13/2021	—	$ —	—	$—
	—	—	—	—	—	35,625	$1,411,463	—	$—
Steven Gilman	53,750	6,250	—	$18.69	03/14/2018	—	$ —	—	$—
	7,812	23,438		$16.76	05/15/2019	—	$ —	—	$—
	22,500	37,500		$21.56	05/14/2020	—	$ —	—	$—
	12,500	37,500	—	$25.23	10/15/2020	—	$ —	—	$—
	8,750	61,250		$34.80	05/13/2021	—	$ —	—	$—
	—	—	—	—	—	26,500	$1,049,930	—	$—
Tamara Joseph	87,500	12,500	—	$19.16	05/15/2018	—	$ —	—	$—
	18,750	11,250		$16.76	05/15/2019	—	$ —	—	$—
	18,750	31,250		$21.56	05/14/2020	—	$ —	—	$—
	9,375	65,625		$34.80	05/13/2021	—	$ —	—	$—
	—	—	—	—	—	22,275	$ 882,536	—	$—

(1)
Under some circumstances, the vesting of equity awards may be accelerated in accordance with the terms of the Named Executive Officer's retention letters and the terms of the 2000 Plan and the 2010 Plan.

(2)
All stock option grants have a four-year vesting schedule, vest equally over 16 quarters and have a 10-year term.

(3)
Represents awards of RSUs. All RSU awards vest in equal annual installments over a four-year period.

(4)
Calculated using a per share price of $39.62, the closing price of our common stock on December 30, 2011.

 Option Exercises and Stock Vested in 2011

        The following table sets forth information concerning the exercise of stock options and the vesting of RSUs held by each Named Executive Officer in 2011.

	Option Awards		Stock Awards(1)
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized Upon Exercise ($) (c)(2)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)(3)
Michael Bonney	150,000(4)	$ 504,760	11,250	$391,444
David McGirr	50,000	$1,199,635	3,475	$120,913
Robert Perez	25,000	$ 655,813	6,250	$217,469
Steven Gilman	71,250	$1,486,246	5,000	$173,975
Tamara Joseph	—	—	3,825	$133,091

(1)
Consists of awards of RSUs, which vest in equal annual installments over a four-year period.

(2)
Computed by multiplying the number of options that were exercised by the difference between the market prices of our common stock upon exercise and the exercise prices of the exercised stock options.

(3)
Computed by multiplying the number of shares that vested by the closing fair market value of our common stock on the date of vesting.

(4)
Consists of shares underlying a stock option that was scheduled to expire on January 3, 2012, ten years from the original grant date on January 3, 2002. The options were exercised and the shares were sold on December 19 and December 20, 2011.

 Termination of Employment and Change-in-Control Agreements

        Our Named Executive Officer retention letters provide certain protections to our Named Executive Officers in the event of their termination as summarized in the following table.

Key Retention Letter Elements(1)	Chief Executive Officer	Other Named Executive Officers
Retention Letter Term	Expires in October 2013, except in the case of a change-in-control prior to the expiration date in which case the term becomes the later of: (a) October 2012; and (b) 2 years following the change-in-control.	Expire in October 2013, except in the case of a change-in-control prior to the expiration date in which case the term becomes the later of: (a) October 2012; and (b) 2 years following the change-in-control.
Severance	24 months of base salary, if terminated without cause at any time, payable over 6 months starting 60 days after termination.	18 months of base salary, payable over 6 months, if terminated without cause at any time, payable over 6 months starting 60 days after termination.

24 months of base salary and one year's annual performance award (higher of previous year award or current target award), payable in one lump sum payment, if, within 24 months following a change-in-control, the Chief Executive Officer is terminated without cause or resigns for good reason.

18 months of base salary and one year's annual performance award (higher of previous year award or current target award), payable in one lump sum payment, if, within 24 months following a change-in control, the Named Executive Officer is terminated without cause or resigns for good reason.

Benefit Continuation (medical and dental insurance only)

The reimbursement, on a monthly basis, for the company portion of medical and dental coverage for 24 months after the Chief Executive Officer becomes entitled to severance payments, as long as the Chief Executive Officer pays the full monthly premium for such coverage in each such month.

The reimbursement, on a monthly basis, for the company portion of medical and dental coverage for 18 months after he or she becomes entitled to severance payments, as long as the Named Executive Officer pays the full monthly premium for such coverage in each such month.

Equity Vesting Acceleration	Vesting of equity is accelerated only if, within 24 months following a change-in-control, the Chief Executive Officer is terminated without cause or resigns for good reason.	Vesting of equity is accelerated only if, within 24 months following a change-in-control, the Named Executive Officer is terminated without cause or resigns for good reason.

(1)
Additional details and definitions can be found in the actual retention letters. Mr. Bonney's retention letter and a form of the retention letter with our other Named Executive Officers are on file with the SEC.

        Receipt of any severance and benefits is conditioned on the Named Executive Officer signing a release of claims within 50 days of his or her last date of employment with the company. In addition, Named Executive Officers will continue to be bound by the obligations set forth in our form of Employee Confidentiality Agreement, which is on file with the SEC. None of our Named Executive Officers is entitled to a gross up associated with taxes owed on change-in-control payments or taxes due pursuant to Internal Revenue Code Section 280G.

        The remainder of this section summarizes quantitative disclosures for each Named Executive Officer regarding estimated payments and other benefits that would have been received by the Named Executive Officer or his or her estate if his or her employment terminated as of the last business day of the year, December 31, 2011, under the following circumstances:

  •
  Termination by us for cause.

  •
  Termination by us without cause not following a change-in-control.

  •
  Termination by us without cause or by the Named Executive Officer for good reason following a change-in-control.

Payments to Michael Bonney Assuming a December 31, 2011 Termination

	Cash Severance				Equity
	Base Salary		Performance Award			Value of Accelerated Unvested Equity(1)(2)
					Value of Vested Equity		Benefits Continuation(3)	401(k) Plan Balance(4)
Circumstances of Termination:	Multiple	$	Multiple	$					Total
Termination for cause	N/A	N/A	N/A	N/A	$20,827,498	N/A	$30,969	$414,161	$21,272,628
Termination without cause not following a change-in-control	2.0	$1,200,000	N/A	N/A	$20,827,498	N/A	$30,969	$414,161	$22,472,628
Termination without cause or resignation with good reason following a change-in-control	2.0	$1,200,000	1.0	$600,000(5)	$20,827,498	$6,157,181	$30,969	$414,161	$29,229,809

(1)
All unvested equity is assumed to have accelerated as of December 31, 2011. The amount shown here represents the difference between the market value as of December 31, 2011 and the options' exercise price multiplied by the number of accelerated options and the value of accelerated RSU vesting assuming a stock price of $39.62 (our closing stock price on December 30, 2011).

(2)
See the Outstanding Equity Awards at 2011 Fiscal Year End table for the vesting status of Mr. Bonney's equity awards as of December 31, 2011.

(3)
Mr. Bonney's benefits are continued for 24 months, subject to certain conditions. The cost of benefits includes the employer cost of health and dental insurance only. Mr. Bonney's cost of benefits for months 19-24 of the benefit continuation period are assumed to be equal to the cost for months 1-18. In an actual termination situation, the cost of benefits may change in months 19-24 due to the potential expiration of COBRA benefits coverage as full group insurance rates may apply.

(4)
Represents the entire balance of Mr. Bonney's 401(k) account. We match 75% of the employee's contributions up to 6% of the employee's cash compensation, subject to a statutory cap, in the form of common stock (all of our employees are eligible for this match, not just NEOs).

(5)
The amount shown here is 100% of Mr. Bonney's annual target award opportunity for fiscal year 2011 because that amount is higher than Mr. Bonney's 2010 award.

Payments to David McGirr Assuming a December 31, 2011 Termination

	Cash Severance				Equity
	Base Salary		Performance Award			Value of Accelerated Unvested Equity(1)(2)
					Value of Vested Equity		Benefits Continuation(3)	401(k) Plan Balance(4)
Circumstances of Termination:	Multiple	$	Multiple	$					Total
Termination for cause	N/A	N/A	N/A	N/A	$4,903,527	N/A	$27,444	$401,644	$5,332,615
Termination without cause not following a change-in-control	1.5	$600,000	N/A	N/A	$4,903,527	N/A	$27,444	$401,644	$5,932,615
Termination without cause or resignation with good reason following a change-in-control	1.5	$600,000	1.0	$240,000(5)	$4,903,527	$1,497,597	$27,444	$401,644	$7,670,212

(1)
All unvested equity is assumed to have accelerated as of December 31, 2011. The amount shown here represents the difference between the market value as of December 31, 2011 and the options' exercise price multiplied by the number of accelerated options and the value of accelerated RSU vesting assuming a stock price of $39.62 (our closing stock price on December 30, 2011).

(2)
See the Outstanding Equity Awards at 2011 Fiscal Year End table for the vesting status of Mr. McGirr's equity awards as of December 31, 2011.

(3)
Mr. McGirr's benefits are continued for 18 months. The cost of benefits includes our cost of health and dental insurance only.

(4)
Represents the entire balance of Mr. McGirr's 401(k) account. We match 75% of the employee's contributions up to 6% of the employee's cash compensation, subject to a statutory cap, in the form of common stock (all of our employees are eligible for this match, not just NEOs).

(5)
The amount shown here is 100% of Mr. McGirr's annual target award opportunity for fiscal year 2011 because that amount is higher than Mr. McGirr's 2010 award.

Payments to Robert Perez Assuming a December 31, 2011 Termination

	Cash Severance				Equity
	Base Salary		Performance Award			Value of Accelerated Unvested Equity(1)(2)
					Value of Vested Equity		Benefits Continuation(3)	401(k) Plan Balance(4)
Circumstances of Termination:	Multiple	$	Multiple	$					Total
Termination for cause	N/A	N/A	N/A	N/A	$8,961,957	N/A	$23,165	$309,195	$ 9,294,317
Termination without cause not following a change-in-control	1.5	$705,000	N/A	N/A	$8,961,957	N/A	$23,165	$309,195	$ 9,999,317
Termination without cause or resignation with good reason following a change-in-control	1.5	$705,000	1.0	$282,000(5)	$8,961,957	$3,269,806	$23,165	$309,195	$13,551,123

(1)
All unvested equity is assumed to have accelerated as of December 31, 2011. The amount shown here represents the difference between the market value as of December 31, 2011 and the options' exercise price multiplied by the number of accelerated options and the value of accelerated RSU vesting assuming a stock price of $39.62 (our closing stock price on December 30, 2011).

(2)
See the Outstanding Equity Awards at 2011 Fiscal Year End table for the vesting status of Mr. Perez's equity awards as of December 31, 2011.

(3)
Mr. Perez's benefits are continued for 18 months. The cost of benefits includes our cost of health and dental insurance only.

(4)
Represents the entire balance of Mr. Perez's 401(k) account. We match 75% of the employee's contributions up to 6% of the employee's cash compensation, subject to a statutory cap, in the form of common stock (all of our employees are eligible for this match, not just NEOs).

(5)
The amount shown here is 100% of Mr. Perez's annual target award opportunity for fiscal year 2011 because that amount is higher than Mr. Perez's 2010 award.

Payments to Steven Gilman Assuming a December 31, 2011 Termination

	Cash Severance				Equity
	Base Salary		Performance Award			Value of Accelerated Unvested Equity(1)(2)
					Value of Vested Equity		Benefits Continuation(3)	401(k) Plan Balance(4)
Circumstances of Termination:	Multiple	$	Multiple	$					Total
Termination for cause	N/A	N/A	N/A	N/A	$1,932,014	N/A	$15,458	$179,297	$2,126,769
Termination without cause not following a change-in-control	1.5	$645,000	N/A	N/A	$1,932,014	N/A	$15,458	$179,297	$2,771,769
Termination without cause or resignation with good reason following a change-in-control	1.5	$645,000	1.0	$258,000(5)	$1,932,014	$3,228,941	$15,458	$179,297	$6,258,710

(1)
All unvested equity is assumed to have accelerated as of December 31, 2011. The amount shown here represents the difference between the market value as of December 31, 2011 and the options' exercise price multiplied by the number of accelerated options and the value of accelerated RSU vesting assuming a stock price of $39.62 (our closing stock price on December 30, 2011).

(2)
See the Outstanding Equity Awards at 2011 Fiscal Year End table for the vesting status of Dr. Gilman's equity awards as of December 31, 2011.

(3)
Dr. Gilman's benefits are continued for 18 months. The cost of benefits includes our cost of health and dental insurance only.

(4)
Represents the entire balance of Dr. Gilman's 401(k) account. We match 75% of the employee's contributions up to 6% of the employee's cash compensation, subject to a statutory cap, in the form of common stock (all of our employees are eligible for this match, not just NEOs).

(5)
The amount shown here is 100% of Dr. Gilman's annual target award opportunity for fiscal year 2011 because that amount is higher than Dr. Gilman's 2010 award.

 Payments to Tamara Joseph Assuming a December 31, 2011 Termination

	Cash Severance				Equity
	Base Salary		Performance Award			Value of Accelerated Unvested Equity(1)(2)
					Value of Vested Equity		Benefits Continuation(3)	401(k) Plan Balance(4)
Circumstances of Termination:	Multiple	$	Multiple	$					Total
Termination for cause	N/A	N/A	N/A	N/A	$2,602,734	N/A	$17,157	$158,955	$2,778,846
Termination without cause not following a change-in-control	1.5	$600,000	N/A	N/A	$2,602,734	N/A	$17,157	$158,955	$3,378,846
Termination without cause or resignation with good reason following a change-in-control	1.5	$600,000	1.0	$200,000(5)	$2,602,734	$2,276,477	$17,157	$158,955	$5,855,323

(1)
All unvested equity is assumed to have accelerated as of December 31, 2011. The amount shown here represents the difference between the market value as of December 31, 2011 and the options' exercise price multiplied by the number of accelerated options and the value of accelerated RSU vesting assuming a stock price of $39.62 (our closing stock price on December 30, 2011).

(2)
See the Outstanding Equity Awards at 2011 Fiscal Year End table for the vesting status of Ms. Joseph's equity awards as of December 31, 2011.

(3)
Ms. Joseph's benefits are continued for 18 months. The cost of benefits includes our cost of health and dental insurance only.

(4)
Represents the entire balance of Ms. Joseph's 401(k) account. We match 75% of the employee's contributions up to 6% of the employee's cash compensation, subject to a statutory cap, in the form of common stock (all of our employees are eligible for this match, not just NEOs).

(5)
The amount shown here is 100% of Ms. Joseph's annual target award opportunity for fiscal year 2011 because that amount is higher than Ms. Joseph's 2010 award.

 COMPENSATION COMMITTEE REPORT(1)

        The Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and, based on that review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement.

Compensation Committee
Lonnie Moulder, Chair
Alison Lawton(2)
Martin Soeters
Michael Wood

March 28, 2012

(1)
Notwithstanding anything to the contrary set forth in any of Cubist's previous filings under the Securities Act of 1933, as amended, which we refer to as the Securities Act, or the Securities Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report shall not be incorporated by reference into any such filings, except that it shall be deemed furnished in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(2)
Ms. Lawton joined the Compensation Committee in March 2012.

INFORMATION AS TO OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Information as to Directors and Nominees for Director

        Names, Ages and Classes.    The names of our directors (including the nominees for re-election as Class I Directors at the 2012 Annual Meeting) are as follows:

Name	Age	Position(s) Held	Director Since	Term Expires	Class of Director
Kenneth Bate, MBA	61	Non-Executive Chair	2003	2012	I
Nancy Hutson, Ph.D.	62	Director	2008	2012	I
Leon Moulder, Jr., MBA	54	Director	2010	2012	I
Martin Soeters	58	Director	2006	2012	I
Michael Bonney	53	Director, President and CEO	2003	2013	II
Mark Corrigan, M.D.	54	Director	2008	2013	II
Alison Lawton	50	Director	2012	2013	II
Jane Henney, M.D.	65	Director	2012	2014	III
Martin Rosenberg, Ph.D.	66	Director	2005	2014	III
Matthew Singleton, MBA, CPA	59	Director	2003	2014	III
Michael Wood, M.D.	68	Director	2005	2014	III

        Biographies and Qualifications.    The biographies of our directors and certain information regarding each director's experience, attributes, skills and/or qualifications that led to the conclusion that the director should be serving as a director of Cubist are as follows:

Name	Biography	Qualifications
Mr. Bate	Mr. Bate has served as one of our directors since June 2003 and became our Non-Executive Chair on March 2011, after serving as lead director since June 2006. Mr. Bate is currently an independent consultant. From May 2009 until January 2012, Mr. Bate served as President and Chief Executive Officer of Archemix Corp., or Archemix, a privately-held biotechnology company. From January 2007 to April 2009, Mr. Bate was President and Chief Executive Officer of NitroMed, Inc., or NitroMed, a public pharmaceutical company. From March 2006 until January 2007, Mr. Bate was Chief Operating Officer and Chief Financial Officer of NitroMed. From January 2005 to March 2006, Mr. Bate was employed at JSB Partners, a firm that provides banking and advisory services to biopharmaceutical companies, which he co-founded. From 2002 to January 2005, Mr. Bate was head of commercial operations and Chief Financial Officer at Millennium Pharmaceuticals, Inc., or Millennium, a public biopharmaceutical company. Mr. Bate is a director of two public biopharmaceutical companies, AVEO Pharmaceuticals, Inc., or AVEO, and BioMarin Pharmaceuticals, Inc., or BioMarin. During the last five years, Mr. Bate has served as a director of NitroMed and Coley Pharmaceutical Group, Inc., or Coley, a biopharmaceutical company, which was a public company during the period of Mr. Bate's service.

•

Depth of operating, finance, commercial, transactional and senior management experience in the industry, including as:

•

President and Chief Executive Officer of Archemix

•

President, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of NitroMed

•

Co-founder of JSB Partners

•

Head of commercial operations and Chief Financial Officer of Millennium

•

Vice President of sales and marketing, and Chief Financial Officer of Biogen, Inc., or Biogen, a public biopharmaceutical company

•

Depth of experience serving on Boards of Directors (and certain of their key standing committees) of public companies in the life sciences industry, including AVEO, BioMarin, NitroMed and Coley

Name	Biography	Qualifications
Mr. Bonney

Mr. Bonney has served as our President and Chief Executive Officer and as a member of the Board of Directors since June 2003. From January 2002 to June 2003, he served as our President and Chief Operating Officer. Mr. Bonney is a director of NPS Pharmaceuticals, Inc., or NPS, a public pharmaceutical company. He is Chair of the Bates College Board of Trustees. Mr. Bonney is also a board member of the Pharmaceutical Research and Manufacturers of America, or PhRMA, a non-profit pharmaceutical trade organization, and is a former board member of the Biotechnology Industry Organization, or BIO, Health Section Governing Body, a non-profit biotechnology trade organization.

•

Depth of operating, commercial and senior management experience in the industry both at Cubist and prior to joining Cubist, including as:

•

Cubist's Chief Executive Officer and President

•

Cubist's Chief Operating Officer

•

Positions of increasing responsibility, including Vice President, Sales and Marketing, at Biogen

•

Positions of increasing responsibility in sales, marketing and strategic planning at Zeneca Pharmaceuticals, a biotechnology company

•

Depth of experience serving on the Board of Directors (and certain of their key standing committees) of NPS

•

Service as a board member of PhRMA and BIO

Dr. Corrigan	Dr. Corrigan has served as one of our directors since June 2008. Since January 2010, Dr. Corrigan has served as President and Chief Executive Officer of Zalicus Inc. (formerly known as CombinatoRx, Incorporated), or Zalicus, a public biopharmaceutical company. He is also a member of the Board of Directors of Zalicus. From April 2003 to December 2009, Dr. Corrigan was Executive Vice President, Research and Development at Sepracor, Inc., or Sepracor, a public pharmaceutical company.

•

Depth of operating, scientific, clinical development and senior management experience in the industry, including as:

•

President and Chief Executive Officer of Zalicus

•

Executive Vice President, Research and Development at Sepracor

•

Depth of experience in academic research, clinical development and as a practicing physician, including as follows:

•

Five years of academic research and as principal investigator for several clinical trials

•

More than 20 years of experience as a practicing physician

•

Board certifications in psychiatry and neurology

•

Depth of experience serving on the Board of Directors of Zalicus

Name	Biography	Qualifications
Dr. Henney	Dr. Henney has served as one of our directors since March 2012. Dr. Henney is a Professor of Medicine at the University of Cincinnati College of Medicine and has served in that position since January 2008. From July 2003 to January 2008, she served as Senior Vice President and Provost of the University of Cincinnati's Academic Health Center. Dr. Henney was Senior Scholar at the Association of Academic Health Centers from 2001 to 2003 and Commissioner of the United States Food and Drug Administration, or FDA, from 1998 to 2001. Prior to that, Dr. Henney held the position of Vice President for Health Sciences at the University of New Mexico from 1994 to 1998 and Deputy Commissioner of Operations at the FDA from 1992 to 1994. Dr. Henney is a medical oncologist and has held several positions at the National Cancer Institute, including Deputy Director from 1980 to 1985. Dr. Henney also serves as a director of AmerisourceBergen Corporation, or AmerisourceBergen, and CIGNA Corporation, or CIGNA, both public global healthcare companies.

•

Depth of healthcare policy and regulatory expertise, including as FDA Commissioner and Deputy Commissioner of Operations

•

Depth of operational and senior management experience, including at the University of Cincinnati's Academic Health Center as Senior Vice President and Provost and as Commissioner of the FDA

•

Depth of experience serving on Boards of Directors (and certain of their key standing committees) of public companies in the life sciences and healthcare industries, including AmerisourceBergen, CIGNA and AstraZeneca PLC, or AstraZeneca

Name	Biography	Qualifications
Dr. Hutson	Dr. Hutson has served as one of our directors since June 2008. Dr. Hutson retired from Pfizer Inc., or Pfizer, a global biopharmaceutical company, in 2006 after spending 25 years in various research and leadership positions, most recently serving as Senior Vice President, Pfizer Global Research and Development and Director of Pfizer's pharmaceutical R&D site, known as Groton/New London Laboratories. Dr. Hutson is also a director at Endo Pharmaceuticals Holdings Inc., or Endo, a public healthcare solutions company, and BioCryst Pharmaceuticals, Inc., or BioCryst, a public biotechnology company.

•

Depth of operational, scientific, clinical development and senior management experience at Pfizer, including as Senior Vice President, Pfizer Global Research and Development, Director of Pfizer's pharmaceutical R&D site, and as a member of Pfizer's Worldwide Development Operations Group, Senior Leadership Team and Pharmaceuticals Steering Committee

•

Post-doctoral fellowships at the Diabetes and Endocrinology Center at Vanderbilt University and the Department of Clinical Biochemistry at the University of Oxford

•

Depth of experience serving on Boards of Directors (and certain of their key standing committees) of public companies in the life sciences industry, including Endo, BioCryst, and Inspire Pharmaceuticals, Inc.

Ms. Lawton	Ms. Lawton has served as one of our directors since February 2012. Since April 2010, Ms. Lawton has served as Senior Vice President, General Manager of Genzyme Biosurgery, a business unit of Genzyme Corporation, or Genzyme, which was acquired by Sanofi, each a global biopharmaceutical company, in April 2011. From May 2008 to April 2010, Ms. Lawton served as Senior Vice President, Global Market Access at Genzyme. From November 2005 to April 2008, Ms. Lawton served as Senior Vice President, Global Regulatory Affairs, Corporate Quality Systems and Global Policy Programs at Genzyme. From 2000 to November 2005, Ms. Lawton served as Senior Vice President, Global Regulatory Affairs and Corporate Quality Systems at Genzyme. Prior to that, since 1991, Ms. Lawton served in roles of increasing responsibility at Genzyme.

•

Depth of operational, international, regulatory and senior management experience at Genzyme, including as Senior Vice President, General Manager of Genzyme Biosurgery, Senior Vice President of Global Market Access, and Senior Vice President of Global Regulatory Affairs, Corporate Quality Systems & Global Policy Programs at Genzyme

Name	Biography	Qualifications
Mr. Moulder	Mr. Moulder has served as one of our directors since February 2010. Since June 2010, Mr. Moulder has served as Chief Executive Officer of TESARO, Inc., or TESARO, a private biopharmaceutical company. From April 2009 to January 2010, Mr. Moulder served as Vice Chairman, President and Chief Executive Officer of Abraxis BioScience, Inc., or Abraxis, a public biotechnology company, and as President and Chief Executive Officer of Abraxis's wholly-owned operating subsidiary, Abraxis BioScience, LLC, or Abraxis LLC, and the Abraxis Oncology division. Before that, Mr. Moulder served as Vice Chairman of Eisai Corporation of North America, or Eisai, a pharmaceutical company and wholly-owned subsidiary of Eisai Co., Ltd., a public healthcare company, from January 2008 until January 2009, after Eisai acquired MGI PHARMA, Inc., a public biopharmaceutical company, or MGI PHARMA, where he served as President and Chief Executive Officer since May 2003. Mr. Moulder serves as director of Trevena, Inc., or Trevena, a private pharmaceutical company. Mr. Moulder also serves on the Board of Visitors of the Temple University School of Pharmacy.

•

Depth of operating and senior management experience in the industry, including as:

•

Chief Executive Officer of TESARO

•

President and Chief Executive Officer of Abraxis

•

Vice Chairman of Eisai

•

President and Chief Executive Officer of MGI PHARMA

•

Depth of experience serving on Boards of Directors (and certain of their key standing committees) of public and private companies in the life sciences industry, including Trevena, MethylGene, Inc., MGI PHARMA and Abraxis LLC

•

Depth of experience working with industry associations, including as a member of the Board of Directors of BIO

•

Service on the Board of Visitors of the Temple University School of Pharmacy

Name	Biography	Qualifications
Dr. Rosenberg	Dr. Rosenberg has served as one of our directors since March 2005. Since 2003, Dr. Rosenberg has been the Chief Scientific Officer of Promega Corporation, or Promega, a private company providing services to the life sciences industry. Dr. Rosenberg is a director of Promega and Scarab Genomics L.L.C., or Scarab, a private biotechnology company. He also served as a member of the Advisory Council for the National Institutes of Allergy & Infectious Diseases at the National Institutes of Health for five years.

•

Depth of scientific and senior management experience in the industry, including as:

•

Chief Scientific Officer and, previously, Vice President, Research and Development of Promega

•

Senior Vice President, Anti-Infectives, at SmithKline Beecham Corporation, a public pharmaceutical company

•

Depth of government and scientific work with a focus on multiple therapeutic areas, including infectious diseases, including 10 years of experience at the National Institutes of Health and as Section Chief at the National Cancer Institute

•

Depth of experience serving on Boards of Directors (and certain of their key standing committees) of private companies in the life sciences industry, including at Promega and Scarab, and prior service on the Board of the Medical College of Wisconsin Research Foundation

•

Service on academic and industry advisory boards and work as an editor and on editorial boards of prominent scientific publications, including as Editor of Microbial Technology and Senior Editor of the Journal of Bacteriology until June 2011

Name	Biography	Qualifications
Mr. Singleton	Mr. Singleton has served as one of our directors since June 2003. In October 2011, Mr. Singleton retired from his position as Executive Vice President and Chief Financial Officer of CitationAir (formerly CitationShares LLC), a private jet services company and wholly-owned subsidiary of Cessna Aircraft Company, which is owned by Textron Inc., a public industrial conglomerate. He served in this position since 2000. During the last five years, Mr. Singleton has served as a director of Salomon Reinvestment Company Inc., a private investment services company.

•

Depth of financial, accounting and transactional experience, including as:

•

Chief Financial Officer of CitationAir

•

Managing Director, Executive Vice President and Chief Administrative Officer of CIBC World Markets, an investment banking company

•

Twenty years at Arthur Andersen & Co., a public accounting firm, including as Partner-In-Charge of the Metro New York Audit and Business Advisory Practice

•

Practice Fellow at the Financial Accounting Standards Board, a private organization responsible for establishing financial accounting reporting standards

Mr. Soeters	Mr. Soeters has served as one of our directors since September 2006. Since 1980, Mr. Soeters has worked at Novo Nordisk, a public global healthcare company located in Copenhagen, Denmark. Since 2008, Mr. Soeters has served as President of Novo Nordisk Europe A/S. From 2000 to 2007, Mr. Soeters served as President, North America and Senior Vice President of Novo Nordisk, Inc. He is also a member of the European Federation of Pharmaceuticals Industries and Associations (EFPIA) Heads of Europe, or EFPIA, a European pharmaceutical trade organization. During the last five years, Mr. Soeters has served as a director of Pharmacopeia, Inc., or Pharmacopeia, a public biopharmaceutical company.

•

Depth of operating, commercial, international and senior management experience in the industry, including as:

•

President and Senior Vice President of Novo Nordisk Europe A/S

•

President and Senior Vice President of Novo Nordisk North America

•

Senior Vice President, International Marketing at Novo Nordisk Denmark

•

Depth of experience serving on the Board of Directors (and certain of the key standing committees) of Pharmacopeia

•

Depth of experience working with industry associations, including as a member of the Board of Directors of BIO and PhRMA and as a member of the EFPIA

Name	Biography	Qualifications
Dr. Wood	Dr. Wood has served as one of our directors since March 2005. Dr. Wood is currently an Orthopedic Surgeon and retired President-emeritus of the Mayo Foundation, a non-profit organization, and Professor of Orthopedic Surgery at the Mayo Clinic School of Medicine. He was previously Chief Executive Officer of the Mayo Foundation from 1999 until 2003. Dr. Wood is also a director of Singapore Health Services, or SingHealth, an integrated health system in Singapore, STERIS Corporation, or STERIS, a public medical device company, and Helix Medical LLC, a private healthcare-related company.

•

Depth of experience as a practicing physician and serving in senior management in the customer/hospital segment of the health care industry, including as:

•

Orthopedic Surgeon and Professor of Orthopedic Surgery, Mayo Clinic School of Medicine

•

Chief Executive Officer of the Mayo Foundation

•

Depth of experience serving on Boards of Directors (and certain of their key standing committees) of private and public companies in the life sciences industry, including with STERIS, SingHealth, Assistive Technologies Group, Inc., Helix Medical LLC and Polyglot Systems, Inc.

Director Compensation

Overview

        We compensate our non-employee directors with a combination of cash payments, in the form of annual retainers and meeting fees, and stock options and, beginning as of our 2012 Annual Meeting, RSUs. We have added RSUs as a component of our non-employee director compensation package because it is consistent with the practices of many of our peer group companies and it aligns director compensation with the equity compensation we provide to our NEOs. Stock options and RSUs represent a significant portion of director compensation, which aligns director compensation directly with our long-term performance. Stock options are granted to non-employee directors upon election or appointment, as the case may be, and on an annual basis. Our Board regularly reviews its performance and the performance of its committees.

        The Compensation Committee is responsible for reviewing the compensation of our non-employee directors and making recommendations to the Board about any changes to such compensation. Every two years, PM&P provides the Compensation Committee with a competitive assessment of compensation for our non-employee directors by comparing our director compensation programs and the amount of compensation that we pay our non-employee directors to the same peer group companies that we use to benchmark our executive compensation, as described in the CD&A section of this Proxy Statement. The assessment compares the total compensation paid to our non-employee directors by position—Chair, Lead Director, director, committee chairs and committee members—and the components of compensation—retainers, meeting fees and equity compensation—to the compensation paid to directors at our peer group companies. The Compensation Committee evaluates this information and recommends any changes to director compensation to the Board for approval. This process typically results in the total compensation of our non-employee directors meeting or exceeding the median total compensation paid to non-employee directors at our peer group companies during the first year after the evaluation of director compensation and the total compensation of our non-employee directors being lower than the median total compensation paid to non-employee directors at our peer group companies during the second year after the evaluation of director compensation.

        In December 2011, as a result of the review and analysis described above, the Board approved changes to the compensation to be paid to non-employee directors, as described in this section.

        Mr. Bonney is a director and one of our Executive Officers. As a result, Mr. Bonney receives no additional compensation for serving on the Board. No other director is an employee of the company.

Retainers

        We pay our non-employee directors an annual retainer on the date of our Annual Meeting of Stockholders for the period since the previous Annual Meeting of Stockholders. The annual retainer is payable in arrears on a pro-rata basis based on the number of months that the director was a director or Non-Executive Chair during this period. Retainers are paid in cash or our common stock, at the director's election. The retainer for the period from our 2010 Annual Meeting of Stockholders to the 2011 Annual Meeting was paid on the date of the 2011 Annual Meeting. The retainer for the period from the 2011 Annual Meeting to the 2012 Annual Meeting will be paid on the date of the 2012 Annual Meeting.

        Until December 2011, the annual retainer payable to our Non-Executive Chair was $34,000, the annual retainer payable to our Lead Director was $28,000 and the annual retainer payable to our other non-employee directors was $22,000. As a result, Mr. Bate, who served as our Lead Director until March 2011, when the Board appointed Mr. Bate as Non-Executive Chair, which position he served in throughout the rest of 2011, was paid a $29,500 retainer on the date of the 2011 Annual Meeting, reflecting a pro-rata apportionment of the time he served as Lead Director and Non-Executive Chair during the twelve month period from the date of the 2010 Annual Meeting to the date of the 2011 Annual Meeting. Our other then-serving non-employee directors were paid a $22,000 retainer at the 2011 Annual Meeting. Dr. Gregoire, who resigned from the Board in May 2011, was paid a $21,226 retainer in May 2011, reflecting a pro-rata apportionment of the period she served as a director during the period from the date of the 2010 Annual Meeting to the 2011 Annual Meeting.

        As of December 2011, the annual retainer payable to our Non-Executive Chair was increased to $70,000 and the annual retainer payable to our other non-employee directors was increased to $50,000. These annual retainers will be paid in lieu of Board meeting fees, which were discontinued as of December 2011, when the retainers were increased.

Meeting Fees

        Until December 2011, we paid our non-employee directors $4,000 for each meeting of the Board attended in person and $1,000 for each meeting of the Board attended by phone. During the same period, we paid our Lead Director or Non-Executive Chair, as applicable, an additional $1,000 per Board meeting led. As described above, beginning in December 2011, we no longer compensate our non-employee directors for attending individual meetings of the Board on a per-meeting basis.

        Non-chair members of the Audit Committee are paid $2,000 per meeting attended, whether in person or by phone, and the chair of the Audit Committee is paid $4,000 per committee meeting led. Non-chair members of each other Board committee are paid $1,500 for each committee meeting attended, whether in person or by phone, and the chairs of such committees are paid $3,500 per meeting led.

Equity Awards

        Equity awards to our non-employee directors are made under our Amended and Restated 2002 Directors' Equity Incentive Plan, or the Directors' Plan. If the 2012 Equity Incentive Plan is approved by our stockholders at the 2012 Annual Meeting, future equity awards to our non-employee directors will be made under that plan and no more equity awards will be made under the Directors' Plan. All options granted to non-employee directors have an exercise price equal to the closing price of our common stock on the grant date.

        Upon first joining the Board, each non-employee director (other than the Non-Executive Chair) is entitled to an automatic grant of a stock option award with a fair value on the grant date of $150,000, calculated using the Black-Scholes option-pricing model in accordance with ASC Topic 718, which vests quarterly in equal installments over a three-year period beginning on the grant date. If a Board member is first appointed to the Board as Non-Executive Chair, he or she will receive an initial stock option award with a fair value of $250,000. Such option award will have the same vesting schedule as the initial stock option awards to non-employee directors. No initial appointment options were awarded in 2011. In February 2012, upon her appointment to the Board, we granted Ms. Lawton a stock option to purchase 10,842 shares of common stock with an exercise price of $40.59, the closing price of our common stock on the grant date. In March 2012, upon her appointment to the Board, we granted Dr. Henney a stock option to purchase 10,176 shares of common stock with an exercise price of $42.64, the closing price of our common stock on the grant date.

        In addition, as of our 2011 Annual Meeting, our then-serving non-employee directors (other than the Non-Executive Chair) were automatically granted a stock option with a fair value on the date of our 2011 Annual Meeting, calculated using the Black-Scholes option-pricing model in accordance with ASC Topic 718, of $150,000. Our Non-Executive Chair received an annual stock option award with a fair value on the grant date of $250,000. These option awards vest 100% on the earlier of the first anniversary of the grant date and the date of our 2012 Annual Meeting. As a result, on June 2, 2011, the date of the 2011 Annual Meeting, we made the following stock option grants to our non-employee directors:

Director	Number of Shares Subject to Option	Exercise Price
Kenneth Bate	15,786	$38.06
Mark Corrigan	9,472	$38.06
Nancy Hutson	9,472	$38.06
Leon Moulder, Jr.	9,472	$38.06
Martin Rosenberg	9,472	$38.06
Matthew Singleton	9,472	$38.06
Martin Soeters	9,472	$38.06
Michael Wood	9,472	$38.06

        As of our 2012 Annual Meeting, provided that each is still serving as a director on the close of business on the day immediately preceding the date of our 2012 Annual Meeting, our non-employee directors (other than the Non-Executive Chair) will each automatically receive a long-term equity award with a target value of $185,000 comprised of (i) a stock option with a fair value on the day immediately preceding the date of our 2012 Annual Meeting, calculated using the Black-Scholes option-pricing model in accordance with ASC Topic 718, of $129,500, and (ii) RSUs with a fair value on the day immediately preceding the date of our 2012 Annual Meeting of $55,500. As of the day immediately preceding the date of our 2012 Annual Meeting, provided that he is still serving as a director on the close of business on such date, Mr. Bate, our Non-Executive Chair, will automatically receive a long-term equity award with a target value of $285,000, comprised of (i) a stock option with a fair value on the day immediately preceding the date of the 2012 Annual Meeting of $199,500 and (ii) RSUs with a fair value on the day immediately preceding the date of our 2012 Annual Meeting of $85,500. These equity awards will vest 100% on the earlier of the first anniversary of the grant date and the date of our 2013 Annual Meeting of Stockholders, or the 2013 Annual Meeting.

Stock Ownership Guidelines

        Our non-employee directors are subject to stock ownership guidelines that require each director to own Cubist stock worth three times his or her annual retainer. This amount is recalculated whenever there is a change in the annual retainers for our non-employee directors, including the change of the annual retainer made in December 2011 and described above. The guidelines are designed to align the interests of our non-employee directors with those of our stockholders by ensuring that non-employee directors have a meaningful financial stake in our long-term success. The ownership guidelines were established by the Compensation Committee after reviewing market practices of peer companies and determining what would constitute meaningful ownership to align directors and stockholders.

        These guidelines were first adopted in January 2006 and updated most recently in December 2010. Non-employee directors serving as of the original adoption date were required to be in compliance with the guidelines by January 1, 2009. Non-employee directors who joined the Board after January 2006 are required to be in compliance with the guidelines within three years of joining the Board.

        If a non-employee director is not in compliance with the guidelines at any time following the date that he or she is required to be in compliance, such director may not enter into a transaction to sell shares of Cubist stock other than in connection with the exercise and sale of stock options. In connection with any such permitted transaction, the director is required to retain shares of Cubist stock from such transaction with a fair market value at least equal to the amount that the director receives in such transaction, net of all commissions, fees, taxes and the cost of performing the transaction. To the extent any non-employee director is not in compliance with the guidelines as of January 1st of any year after which the director is required to be in compliance, the director will be required to once again be in compliance by January 1st of the immediately succeeding year.

        As of January 1, 2012, all non-employee directors who were required to have met the ownership requirement as of that date had met the requirement, after taking into account the increase in the annual retainer in December 2011.

Other

        We reimburse all of our directors for expenses incurred in connection with their attendance at Board or committee meetings and for participation in director education programs. We also provide director and officer insurance for all directors.

Directors Compensation Table

        This table sets forth all compensation earned by our non-employee directors in 2011.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)(4)	Total ($)
Kenneth Bate	$111,333	$13,167	$250,000	$374,500
Mark Corrigan	$ 65,000	$24,333	$150,000	$239,333
Sylvie Grégoire(5)	$ 11,000	$ 8,318	$250,549(7)	$269,867
Jane Henney(6)	$ —	$ —	$ —	$ —
Nancy Hutson	$ 77,833	$ —	$150,000	$227,833
Alison Lawton(6)	$ —	$ —	$ —	$ —
Leon Moulder, Jr.	$ 50,500	$24,333	$150,000	$224,833
Martin Rosenberg	$ 67,333	$ —	$150,000	$217,333
Matthew Singleton	$ 83,667	$ 9,167	$150,000	$242,834
Martin Soeters	$ 36,000	$24,333	$150,000	$210,333
Michael Wood	$ 60,667	$ 9,167	$150,000	$219,834

(1)
Reflects cash compensation earned in 2011, including, if any, the 2011 portion of the annual retainer paid as of the 2011 Annual Meeting and/or the 2011 portion of the annual retainer to be paid as of the 2012 Annual Meeting that a director elected to take in cash.

(2)
Reflects, if any, the 2011 portion of the annual retainer paid as of the 2011 Annual Meeting and/or the 2011 portion of the annual retainer to be paid as of the 2012 Annual Meeting that a director elected to take in shares of common stock. The amounts in the table reflect the dollar value of the stock that was granted as of the 2011 Annual Meeting and that is expected to be granted as of the 2012 Annual Meeting.

(3)
The aggregate number of options outstanding as of December 31, 2011 for each director is as follows:

Name	Outstanding Options
Kenneth Bate	166,893
Mark Corrigan	54,991
Sylvie Grégoire	0
Nancy Hutson	54,991
Leon Moulder, Jr.	42,824
Martin Rosenberg	86,991
Matthew Singleton	116,991
Martin Soeters	84,991
Michael Wood	108,491
(4)
All of the option awards were granted on June 2, 2011, the date of the 2011 Annual Meeting. The number of shares of common stock that were the subject of the annual option awards are set forth in the table in the "Option Awards" section above. The dollar amount set forth in this column represents the grant date fair value using the Black-Scholes option-pricing model, in accordance with ASC Topic 718. The grant date fair value of the stock options listed in the table was $15.84 per share. In calculating the grant date fair value, we used the assumptions described in the notes to the consolidated audited financial statements in our Annual Report on Form 10-K as of the grant date.

(5)
Dr. Grégoire resigned from the Board effective as of May 19, 2011. She, therefore, received meeting fees that she earned up through that date but did not receive any retainer or equity award in 2011 because she was not serving as a director as of the 2011 Annual Meeting.

(6)
Dr. Henney and Ms. Lawton were appointed to the Board in March 2012 and February 2012, respectively, and therefore did not receive any compensation in 2011.

(7)
In connection with her resignation from the Board on May 19, 2011, the Board approved (i) an acceleration of the vesting period of Dr. Grégoire's June 10, 2010 option to purchase 16,519 shares of our common stock, such that the option vested as of May 19, 2011, and (ii) an extension of the post-termination of service exercise period of all of Dr. Grégoire's outstanding options to December 31, 2011. The modification of Dr. Grégoire's outstanding option awards resulted in a fair value transfer to Dr. Grégoire of approximately $250,549 computed in accordance with the provisions of ASC Topic 718. This amount is reflected in the option award value set forth in the table for Dr. Grégoire for 2011.

Director Independence

        In March 2012, the Board determined that all of our directors other than Mr. Bonney, our President and Chief Executive Officer, satisfied the independence requirements of The Nasdaq Global Market, or Nasdaq, and the independence requirements of our Amended and Restated Corporate Governance Guidelines, which is available at the company's website, www.cubist.com. In making this determination, the Board took into consideration the following relationships:

  •
  Dr. Mark Corrigan, one of our directors, was the Executive Vice President, Research & Development, of Sepracor until January 2010. Sepracor, which was acquired by Dainippon Sumitomo Pharma Co., Ltd. in October 2009 and was later renamed Sunovion, acquired Oryx Pharmaceuticals, Inc., or Oryx, in June 2008. We are a party to a distribution agreement dated as of March 7, 2005 with Sunovion, as successor-in-interest to Oryx, pursuant to which a subsidiary of Sunovion is responsible for developing and commercializing CUBICIN in Canada.

  •
  Dr. Jane Henney, one of our directors, was a director of AstraZeneca PLC, or AstraZeneca, until April 2011. We were a party to a commercial services agreement, or CSA, dated as of July 1, 2008 with AstraZeneca Pharmaceuticals LP, an indirect wholly-owned subsidiary of AstraZeneca, pursuant to which we promoted and provided other support for MERREM® I.V. in the U.S. The CSA terminated in accordance with its terms in June 2010. In addition, we are a party to an exclusive licensing agreement dated December 1, 2006 with AstraZeneca AB, an indirect wholly-owned subsidiary of AstraZeneca, pursuant to which AstraZeneca AB is responsible for developing and commercializing CUBICIN in China and certain other countries in Asia, the Middle East and Africa that were not covered by previously-existing CUBICIN international partnering agreements. Dr. Henney has been a director of AmerisourceBergen since January 2002. AmerisourceBergen is a large wholesaler of CUBICIN. In addition, Integrated Commercialization Solutions, or ICS, a wholly-owned subsidiary of AmerisourceBergen, is a third party logistics provider for both CUBICIN and ENTEREG.

        Our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee consist solely of independent directors, as defined by Nasdaq. The members of our Audit Committee also meet the additional SEC and Nasdaq independence and experience requirements applicable specifically to members of the Audit Committee. In addition, all of the members of our Compensation Committee are "non-employee directors" within the meaning of the rules of Section 16 of the Securities Exchange Act and "outside directors" for purposes of Section 162(m) of the Internal Revenue Code.

Information about Meetings and Board Committees

        During 2011, the Board held 15 meetings, 10 of which were telephonic meetings, and took action by written consent on one occasion. The independent outside directors of our Board regularly met during Board meetings in independent session without Mr. Bonney or other company management present.

        The composition of the standing committees of our Board of Directors and the number of times that each committee met in 2011 are set forth in the following table:

Committee	Members in 2011	Current Members	Number of Meetings(1)
Audit Committee(2)	Matt Singleton (Chair) Kenneth Bate Mark Corrigan	Matt Singleton (Chair) Kenneth Bate Mark Corrigan Alison Lawton(5)	7
Compensation Committee	Lonnie Moulder (Chair) Martin Soeters Michael Wood	Lonnie Moulder (Chair) Alison Lawton(5) Martin Soeters Michael Wood	6
Corporate Governance and Nominating Committee	Nancy Hutson (Chair) Mark Corrigan(3) Sylvie Grégoire Lonnie Moulder(6)	Nancy Hutson (Chair) Mark Corrigan Jane Henney(6)	5
Scientific Affairs Committee	Martin Rosenberg (Chair) Mark Corrigan Nancy Hutson Michael Wood(4)	Martin Rosenberg (Chair) Mark Corrigan Jane Henney(6) Nancy Hutson Michael Wood	4

(1)
The members of each of these committees regularly met in independent session during committee meetings without company management present.

(2)
The Board has determined that Mr. Bate and Mr. Singleton are audit committee financial experts within the meaning of the applicable SEC regulations.

(3)
Dr. Corrigan joined the Corporate Governance and Nominating Committee in June 2011.

(4)
Dr. Wood joined the Scientific Affairs Committee in June 2011.

(5)
Ms. Lawton joined the Audit Committee and Compensation Committee in March 2012.

(6)
Dr. Henney joined the Corporate Governance and Nominating Committee and Scientific Affairs Committee in March 2012. Mr. Moulder stopped serving on the Corporate Governance and Nominating Committee in March 2012.

        In 2011, no director attended fewer than 75% of the total number of Board meetings plus applicable committee meetings held while he or she was a director. Although the Board has no formal policy regarding the attendance of its members at the Annual Meeting, it has been the practice of the Board to hold a meeting on the same date and at the same location as our annual meetings of stockholders to encourage all Board members to attend the annual meeting. Except for Dr. Wood, all of our then-serving directors attended the 2011 Annual Meeting.

        Members of the standing committees are appointed by the Board upon recommendation of the Corporate Governance and Nominating Committee.

Information about our Board Committees

Audit Committee

        The functions of the Audit Committee are as set forth in the Amended and Restated Audit Committee Charter, which can be viewed on our website at www.cubist.com. The Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor's independence. Unless a type of service to be provided has received general pre-approval from the Audit Committee, it requires specific pre-approval in each instance by the Audit Committee. Any proposed services exceeding pre-approved cost levels generally require specific pre-approval by the Audit Committee.

Compensation Committee

        Functions, purposes and responsibilities: The functions of the Compensation Committee are as set forth in the Compensation Committee Charter, which can be viewed on our website at www.cubist.com.

        As set forth in its charter, the purposes of the Compensation Committee are:

  •
  to generally oversee our compensation philosophy and policies;

  •
  to ensure that compensation decisions represent sound fiscal policy and enable us to attract, motivate and retain highly qualified personnel;

  •
  to advise the Board on, and to facilitate the Board's oversight of, the compensation of the Board, the Chief Executive Officer and other Executive Officers;

  •
  to produce an annual report of the Compensation Committee; and

  •
  to review the CD&A, and, if appropriate, to recommend inclusion of the CD&A in this Proxy Statement.

        The Compensation Committee has the responsibility to:

  •
  make at least an annual report to the Board;

  •
  annually review and recommend to the Board goals and objectives for the company and Chief Executive Officer;

  •
  annually evaluate Chief Executive Officer performance and discuss such evaluation with the Board;

  •
  recommend to the Board appropriate compensation for the Chief Executive Officer (the Board sets the Chief Executive Officer's compensation);

  •
  review performance and set total compensation of our Executive Officers in consultation with the Chief Executive Officer;

  •
  oversee the administration of our equity plans pursuant to which equity awards are made;

  •
  recommend to the Board the total compensation for the Board (the Board ultimately approves Board compensation); and

  •
  annually review and approve all compensation related matters outside the ordinary course, including employment contracts, change-in-control provisions, severance arrangements and perquisites for Executive Officers.

        Under the Compensation Committee Charter, the Compensation Committee may form and delegate authority to sub-committees, if and when the committee deems appropriate. The Compensation Committee has delegated authority to our Chief Executive Officer to make awards of stock options and RSUs in connection with our year end performance and compensation cycles and to make awards of stock options in connection with the hiring and promotion of employees, subject to all of such awards being within grant amount guidelines and total share amounts approved in advance by the Compensation Committee. In addition, the Compensation Committee has delegated authority to our Chief Executive Officer to grant stock options (subject to a maximum amount) to our employees from time to time in recognition of significant results or achievement.

        Use of Compensation Consultant: The Compensation Committee has the authority to select, retain, terminate and compensate compensation consultants. In 2011, the Compensation Committee retained PM&P as its compensation consultant. PM&P served as an independent advisor to the Compensation Committee on topics primarily related to Board and executive compensation. PM&P has served as a consultant to the Compensation Committee since 2005. PM&P reports to the Compensation Committee Chair, takes direction from the Compensation Committee, and does not provide any services to the company other than the services provided at the request of the Compensation Committee. PM&P's general responsibilities to the Compensation Committee include working with management to acquire data necessary to complete work requested by the Compensation Committee, working with the Compensation Committee to help it understand compensation concepts, issues and the changing requirements of regulatory authorities, and assisting the Compensation Committee with reviews of management proposals relating to changes in compensation and related programs. Specific PM&P activities completed at the instruction of the Compensation Committee in 2011 included the following:

  •
  Provided the Compensation Committee with a recommended updated list of comparable companies based on the criteria described in the CD&A section of this Proxy Statement.

  •
  Provided the Compensation Committee with a competitive assessment of compensation for Executive Officers using PM&P's recommended (and Compensation Committee-approved) comparable company compensation data, and size- and industry-appropriate broad survey data.

  •
  Provided the Compensation Committee with market-based compensation recommendations.

  •
  Assisted the Compensation Committee with evaluating long-term incentives and programs.

  •
  Assisted the Compensation Committee by providing information on compensation-related tax rules and regulations.

  •
  Assisted in the analysis, planning and determination of the terms of our 2012 Equity Incentive Plan.

  •
  Assisted the Compensation Committee by providing information on changes to executive compensation disclosure and related rules and regulations.

  •
  Attended Compensation Committee meetings and executive sessions at the request of the Compensation Committee.

  •
  Reviewed and commented on the CD&A.

  •
  Conducted director compensation benchmarking.

Scientific Affairs Committee

        The functions of the Scientific Affairs Committee are as set forth in the Scientific Affairs Committee Charter which can be viewed on our website at www.cubist.com. The Scientific Affairs

Committee is primarily responsible for reviewing our key research and development programs, as well as significant programs and technologies that we consider acquiring from time to time.

Corporate Governance and Nominating Committee

        The functions of the Corporate Governance and Nominating Committee are as set forth in the Amended and Restated Corporate Governance and Nominating Committee Charter, which can be viewed on our website at www.cubist.com. The Corporate Governance and Nominating Committee is primarily responsible for overseeing our corporate governance efforts and framework, which are described in the next section of this Proxy Statement.

Corporate Governance

Leadership Structure and Risk Oversight

        Our Board has determined that having an independent, Non-Executive Chair is the best leadership structure for the company and the Board. As a result, the Board appointed Mr. Bate as Non-Executive Chair in March 2011. Prior to this appointment, Mr. Bate had served as our Lead Director since June 2006. Cubist has had a long-standing commitment to the clear separation of leadership of the Board of Directors from that of Cubist management, and the appointment of Mr. Bate as Non-Executive Chair further exemplifies this commitment. Having an independent Non-Executive Chair and ten out of eleven independent directors allows the Board and management to have proper alignment and dialogue on all matters within the authority of the Board, including those related to risk oversight.

        The key responsibilities of the Non-Executive Chair are described below.

  •
  Chairs meetings of the Board and stockholders.

  •
  Has authority to call meetings of the Board and independent directors.

  •
  Works with the Board and management to develop the agendas for Board meetings and sets the agenda for independent sessions and meetings of the Board.

  •
  Along with the Corporate Governance and Nominating Committee, leads processes to define skills and experience necessary for the Board to carry out its responsibilities as the company and external environment changes, and to attract Board members with those skills and experience.

  •
  Ensures the continual improvement of corporate governance through the refinement of self-assessment vehicles and by providing feedback to Board members and implementing changes to Board practices to capitalize on strengths and address areas of weakness identified in the self-assessments.

  •
  Facilitates discussion among the independent directors outside of Board meetings and serves as a non-exclusive conduit of views, concerns, and issues of the independent directors to the Chief Executive Officer.

  •
  Ensures that an appropriate talent pool is in place for executive succession and that the Board has plans in place if emergency succession is required.

  •
  Has the right to attend all Board committee meetings.

        The Board also believes in empowering its standing Board committees and the chairs of such committees. The functions, roles and responsibilities of the committees are set forth in their respective charters and described above. The chairs of each committee are responsible, with input from management for among other things, setting the agendas for the meetings, leading the annual evaluations of their committees and other substantive and procedural matters.

        The Board believes that the leadership structure it has chosen along with the risk oversight role, as described below, enables it to effectively oversee risk. The key aspects of the Board's risk oversight role are as follows:

  •
  The Board retains ultimate responsibility for risk oversight. In carrying out this responsibility, the Board reviews the long- and short-term internal and external risks facing Cubist through its participation in long-range strategic planning, review and evaluation of corporate- and entity-level risks that result from the annual risk assessment conducted by our risk management department, annual review of our key insurance programs, and review of the risk factors presented in Cubist's Annual Report on Form 10-K.

  •
  The Audit Committee is responsible for overseeing the risks related to financial reporting, internal controls and other areas of financial accounting, as set forth in its charter. As part of fulfilling these responsibilities, the Audit Committee meets regularly in the regular and independent sessions of its meetings with PricewaterhouseCoopers LLP, our independent registered public accounting firm, senior staff from our internal audit firm, our Chief Compliance Officer, and other members of management, including our Chief Financial Officer, Chief Executive Officer and Corporate Controller.

  •
  Subject to the Board's oversight, the Compensation Committee is responsible for reviewing and evaluating the risks related to our compensation programs, policies and practices. As part of this process, Cubist's risk management department, working in conjunction with our human resources and legal departments, PM&P and our outside corporate counsel, conducted a risk assessment of our compensation programs, policies and practices. The risk assessment included, among other things, a review of program documentation, practices and controls, meetings with employees involved with the creation and administration of compensation programs, and reviews of policies and practices that are relevant to our compensation programs and practices. The results were reported to, and reviewed by, the Compensation Committee. The Chair of the Compensation Committee then reported the results to the Board. Several features of our compensation programs reduce the likelihood of excessive risk taking, including: the programs provide for a balanced mix between short- and long-term compensation; the broad mix of performance goals that factor into the determination of short-term compensation; the maximum payout levels under the STIP of 200% of target; the decreasing acceleration of payouts under our field-based sales incentive plans as certain levels of quotas are achieved; the close scrutiny and regular monitoring of achievement against corporate goals and quotas under sales incentive plans; that compliance and ethical behaviors are integral factors considered in performance evaluations and the importance of compliance within the company; the lengthy vesting schedules of our long-term equity incentive awards; the recoupment policy applicable to our Chief Executive Officer and Chief Financial Officer; and the stock ownership guidelines applicable to our directors and Executive Officers.

  •
  Subject to the Board's oversight, the Corporate Governance and Nominating Committee is responsible for reviewing our governance practices, policies and programs, including director and management succession planning, recruiting, and other areas that may impact our risk profile from a governance perspective.

  •
  Subject to the Board's oversight, the Scientific Affairs Committee is responsible for reviewing our key research and development programs and the important decisions and allocation of resources with respect to such programs, as well as significant programs and technologies that we consider acquiring from time to time.

        In performing their risk oversight functions, each committee has full access to senior management, as well as the ability to engage outside advisors. In addition, as noted above, we have an internal risk management department, which reports to our General Counsel. Our internal audit function, which we currently outsource to a third party audit firm, subject to oversight by the Audit Committee, reports to the risk management department so as to assure that audit topics align with high risk areas as identified in the enterprise risk assessment process. The risk management department is responsible for reviewing, assessing and, where appropriate, mitigating risk through the use of operational measures and controls and/or purchasing insurance coverage. As part of carrying out its responsibilities, the risk management department conducts an annual entity-wide risk assessment and meets independently with the Chief Executive Officer on a regular basis. In addition, the risk management department presents the results of the entity-wide risk assessment to the Board on at least an annual basis.

Corporate Governance Guidelines

        We have adopted Corporate Governance Guidelines, which we refer to as the Guidelines, which are available on our website at www.cubist.com and which are also available in print to any stockholder who requests them from our Secretary. The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duties to stockholders and relies on the Guidelines to provide that framework. Among other things, the Guidelines help to ensure that the Board is independent from management, that the Board adequately performs its oversight functions, and that the interests of the Board and management align with the interests of our stockholders.

Code of Conduct and Ethics

        We have adopted a Code of Conduct and Ethics, which is available on our website at www.cubist.com and also is available in print to any stockholder who requests it from our Secretary. Our Code of Conduct and Ethics is applicable to all directors, Executive Officers and employees and embodies our principles and practices relating to the ethical conduct of our business and our long-standing commitment to honesty, fair dealing and full compliance with all laws affecting our business.

        The Board has established a means for employees to report a violation or suspected violation of the Code of Conduct and Ethics anonymously, including those violations relating to accounting, internal accounting controls or auditing matters.

Director Qualifications and Consideration of Diversity

        The Corporate Governance and Nominating Committee requires that directors possess personal and professional ethics, integrity and values and are committed to representing the interests of our stockholders. Directors must have an inquisitive and objective perspective, practical wisdom and mature judgment. We do not have a formal diversity policy. However, we and the Corporate Governance and Nominating Committee endeavor to have a Board representing diverse viewpoints as well as diverse expertise at policy-making levels in many areas, including business, accounting and finance, healthcare, manufacturing, marketing and sales, education, legal, government affairs, regulatory, research and development, business development, insurance, international, technology, and in other areas that are relevant to our activities. A detailed description of the relevant experience and qualifications of our current directors is set forth in the "Information as to Directors and Nominees for Directors" section of this Proxy Statement. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and they should be committed to serving on the Board for an extended period of time. The Corporate Governance and Nominating Committee and Cubist management have developed a director orientation program for new directors, which is implemented by members of our management team.

Director Nomination Process

        In addition to considering candidates suggested by stockholders, the Corporate Governance and Nominating Committee considers potential candidates recruited by the Corporate Governance and Nominating Committee and those recommended by our directors, Executive Officers, employees, and third parties. The Corporate Governance and Nominating Committee considers all candidates in the same manner regardless of the source of the recommendation.

        To fill the seats on our Board that were filled by Ms. Lawton and Dr. Henney, we retained Spencer Stuart, a global executive search firm, to develop a list of candidates who were qualified to serve on the Board and who met the specifications for membership set forth by the Corporate Governance and Nominating Committee, to assess interest and fit of the candidates and to perform background checks on the candidates. Ms. Lawton and Dr. Henney were on the list of candidates developed by Spencer Stuart. Nominations of persons for election to the Board may be made at a meeting of stockholders in one of two ways: (a) by or at the direction of the Board, or (b) by any stockholder who is a stockholder of record at the time of giving of notice for the election of directors at the Annual Meeting of Stockholders and who complies with the notice procedures set forth below. Such nominations, other than those made by or at the direction of the Board, also must be made in accordance with our Amended and Restated By-Laws, or our By-Laws, as summarized below under the heading "Stockholder Proposals and Board Candidates" in writing to the Secretary of Cubist Pharmaceuticals, Inc. at 65 Hayden Avenue, Lexington, Massachusetts 02421.

        The stockholder's notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (b) as to the stockholder giving the notice (i) the name and address, as they appear on our books, and (ii) the number of our shares that are beneficially owned by such stockholder. In addition to the requirements set forth above, a stockholder also must comply with applicable requirements of the Securities Exchange Act and the rules and regulations thereunder. The director nominees for election at the 2012 Annual Meeting were recommended by the Corporate Governance and Nominating Committee and were nominated by the Board. We have not received any stockholder director nominations for the 2012 Annual Meeting.

Stockholder Communications

        Stockholders may send general communications to our Board, including stockholder proposals, recommendations for Board candidates, or concerns about our conduct. These communications may be sent to any director, including members of the Audit Committee, in care of our Corporate Secretary in one of two ways: in writing to Cubist Pharmaceuticals, Inc., 65 Hayden Avenue, Lexington, Massachusetts 02421; or by email through the "Contact the Board" section on our corporate website, www.cubist.com. All communications will be reviewed by the Secretary and, unless otherwise indicated in such communication, submitted to the Board or an individual director, as appropriate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of our Compensation Committee during 2011 were Dr. Wood, Mr. Soeters, and Mr. Moulder. None of these Committee members is or has ever been an officer or employee of Cubist. To our knowledge, there were no other relationships involving members of the Compensation Committee or our other directors which require disclosure in this Proxy Statement as a Compensation Committee interlock.

 TRANSACTIONS WITH RELATED PERSONS

        In accordance with the Corporate Governance and Nominating Committee Charter, the Corporate Governance and Nominating Committee is responsible for reviewing and pre-approving or ratifying the terms and conditions of all transactions that would be considered related party transactions pursuant to SEC rules. Any such transaction must be approved by our Corporate Governance and Nominating Committee prior to Cubist entering into the transaction and must be on terms no less favorable to Cubist than could be obtained from unrelated third parties. A report is made to our Corporate Governance and Nominating Committee annually disclosing related party transactions during that year, if any. In carrying out this responsibility, the Corporate Governance and Nominating Committee has determined that we have no related party transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act requires our Executive Officers, directors and persons holding more than 10% of our common stock to file with the SEC, and furnish to us, initial reports of beneficial ownership and reports of changes in beneficial ownership of our securities. Based solely on a review of the copies of such reports furnished to us and information provided to us by our directors and Executive Officers, we believe that, during 2011, all such parties complied with all applicable filing requirements, except that Gregory Stea, one of our Executive Officers, filed a Form 4 on March 28, 2012 that covered the transfer, in a single transaction occurring on October 26, 2011, of shares of our common stock received through our 401(k) matching program to a different 401(k) investment option, which was first reported on a Form 4 filed on March 28, 2012 and, therefore, after the date the transaction was required to be reported on a Form 4 or Form 5.

EQUITY COMPENSATION PLANS

        As of February 15, 2012:

  •
  There were options to purchase 7,856,137 shares of our common stock outstanding and 621,227 shares outstanding subject to RSU awards that remain subject to forfeiture, under our current and legacy equity incentive plans, including our 2010 Plan and the Directors' Plan, from which we will no longer make any awards if the 2012 Equity Incentive Plan is approved at the 2012 Annual Meeting. The weighted average remaining life of the outstanding options was 5.3 years, and the weighted average exercise price was $22.87.

  •
  There were 3,297,832 shares available for future grants under the 2010 Plan and the Directors' Plan and 353,725 shares available for future issuance under our Restated 1997 Employee Stock Purchase Plan, or ESPP.

        The following table provides information as of December 31, 2011 relating to our equity compensation plans:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(1)
Equity compensation plans approved by security holders(2)	8,881,074(3)	$20.96(4)	3,661,079(5)
Equity compensation plans not approved by security holders	0	$ 0	0

Total	8,881,074	$20.96	3,661,079

(1)
Pursuant to each of the 2010 Plan and the Directors' Plan, the two plans under which we currently make equity incentive awards, awards of stock options reduce the number of shares of common stock available for awards under the plans by one share for every share so awarded, and stock grants, awards of restricted stock and RSUs, and all other equity incentive awards under these plans reduce the number of shares of common stock available under the plans by two shares for every share so awarded. For example, if we award 100 shares of restricted stock, it would reduce the number of shares reserved for issuance under the 2010 Plan or the Directors' Plan (as applicable) by 200 shares. If the 2012 Equity Incentive Plan is approved at the 2012 Annual Meeting, we will no longer make awards under the 2010 Plan or the Directors' Plan.

(2)
Consists of the 1993 Amended and Restated Stock Option Plan, or 1993 Plan, the 2000 Plan, the 2010 Plan, the Directors' Plan and the ESPP. The 1993 Plan terminated pursuant to its terms on May 6, 2003. We stopped making awards under the 2000 Plan as of the approval of the 2010 Plan at our 2010 Annual Meeting, and the 2000 Plan terminated pursuant to its terms on December 15, 2010. If the 2012 Equity Incentive Plan is approved at the 2012 Annual Meeting, we will no longer make awards under the 2010 Plan or the Directors' Plan.

(3)
Consists of 642,236 RSUs and stock options covering 8,238,838 shares of common stock.

(4)
The weighted-average exercise price includes all outstanding stock options, but does not include RSUs which do not have an exercise price.

(5)
Includes 290,386 shares available under the Directors' Plan, 3,016,968 shares available under the 2010 Plan, and 353,725 shares available for issuance under the ESPP. If the 2012 Equity Incentive Plan is approved at the 2012 Annual Meeting, we will no longer make awards under the 2010 Plan or the Directors' Plan.

 AUDIT COMMITTEE REPORT(1)

        In fulfilling its oversight responsibility, the Audit Committee reviewed and discussed our audited 2011 year end financial statements with management and with PricewaterhouseCoopers LLP, our independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters to be discussed in accordance with the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee received from the independent registered public accounting firm written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence. The Audit Committee also discussed with the independent registered public accounting firm the auditors' independence from the company, including a review of audit and non-audit fees and the matters covered by the written disclosures and letter provided by the independent registered public accounting firm.

        The Audit Committee discussed with PricewaterhouseCoopers LLP the overall scope and plans for the audit. The Audit Committee met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of its audits and reviews, its evaluations of Cubist and its personnel, our internal controls, and the overall quality of our financial reporting. The Audit Committee also met, on a regular basis, with our internal auditors, McGladrey & Mullen, LLP, and with our Chief Compliance Officer, in each case, with and without management present.

        Based on the reviews and discussions referred to above, the Audit Committee reviewed and recommended to the Board that our audited 2011 year end financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

Audit Committee(2)
Matthew Singleton, Chair
Kenneth Bate
Mark Corrigan
April 18, 2012

(1)
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Securities Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Report of the Audit Committee shall not be incorporated by reference into any such filings.

(2)
Ms. Lawton, who joined the Audit Committee in March 2012, did not participate in the approval of this report.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to examine the financial statements of Cubist for fiscal year 2012. That selection was ratified by our Board, and our stockholders are being asked to ratify that selection at the 2012 Annual Meeting. The Audit Committee has considered whether the provision of the non-audit services described below is compatible with maintaining the independence of PricewaterhouseCoopers LLP. To minimize relationships that could appear to impair the objectivity and independence of PricewaterhouseCoopers LLP in its audit of our financial statements, our Audit Committee has restricted the non-audit services that PricewaterhouseCoopers LLP may provide to us primarily to tax services and merger and acquisition due diligence services. The Audit Committee pre-approved all services provided by PricewaterhouseCoopers LLP for 2011 and 2010.

        The aggregate fees billed for professional services by PricewaterhouseCoopers LLP for 2011 and 2010 for these various services were:

Types of Fees	2011	2010
Audit Fees(1)	$ 997,671	$ 870,000
Audit-Related Fees(2)	139,500	30,000
Tax Fees(3)	663,176	592,282
All Other Fees(4)	3,600	3,000

Total	$1,803,947	$1,495,282

(1)
Audit Fees consist of fees for professional services for the audit of our consolidated financial statements and internal control over financial reporting included in our Annual Report on Form 10-K, the review of the interim financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consist of fees for services that are reasonably related to the performance of the audits and reviews of our consolidated financial statements, including services rendered in connection with our due diligence activities and other acquisition-related services.

(3)
Tax Fees consist of fees for tax compliance, planning and advisory services other than those that relate specifically to the audits and reviews of our consolidated financial statements and internal control over financial reporting.

(4)
All Other Fees consist of fees for educational resources.

 PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees for Election as Directors

        Our Board is divided into three classes, with one class of directors elected each year at the Annual Meeting of Stockholders for a three-year term of office. All directors of a class hold their positions until the Annual Meeting of Stockholders at which their terms of office expire and until their successors have been duly elected and qualified.

        The term of office of the current Class I Directors will expire at the 2012 Annual Meeting. The current Class I Directors are Kenneth Bate, Nancy Hutson, Leon Moulder, Jr. and Martin Soeters.

        The Board has nominated Mr. Bate, Dr. Hutson, Mr. Moulder and Mr. Soeters for re-election as Class I Directors to hold office until the 2015 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. In the event that any of the nominees shall be unable or unwilling to serve as a director, the Board shall reserve discretionary authority to vote for a substitute or substitutes. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve. Proxies cannot be voted for any persons other than the nominees.

Vote Required

        The affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the 2012 Annual Meeting, in person or by proxy, is required for the election of each of the nominees.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS
VOTE "FOR" THE DIRECTOR NOMINEES IDENTIFIED IN PROPOSAL NO. 1

 PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Proposal No. 2 is a non-binding, advisory proposal on the compensation that we paid to our Named Executive Officers in 2011. The executive compensation objectives, philosophy and programs, along with the compensation paid to our Named Executive Officers and the rationale for such compensation, are set forth in the CD&A and the related tables and narrative disclosure in this Proxy Statement. The Board is asking stockholders to support this Proposal No. 2 based on the disclosure set forth in these sections of this Proxy Statement, which, among other things, demonstrates our:

  •
  commitment to pay for performance and fair, equitable and competitive compensation for our Named Executive Officers;

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  utilization of appropriate peer group data and other sources to inform our compensation decisions, which are based on appropriate and independent decision-making processes;

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  alignment of Named Executive Officer compensation with the achievement of individual and corporate objectives designed to promote the creation and protection of value for stockholders;

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  differentiation of compensation to individual Named Executive Officers based on their overall contributions to the company's success; and

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  use of short- and long-term incentive compensation programs that are designed to attract and retain high-quality executive officers and motivate high performance at the individual and corporate levels.

        Accordingly, the Board is asking stockholders to cast a non-binding, advisory vote "FOR" the compensation paid to our Named Executive Officers in 2011, as disclosed pursuant to the compensation disclosure rules of the SEC, including the CD&A, compensation tables and related narrative discussion included in this Proxy Statement.

        Although the say-on-pay vote we are asking you to cast is non-binding, the Board, the Compensation Committee and Mr. Bonney value the views of our stockholders and will consider the outcome of the vote when determining future compensation arrangements for our Named Executive Officers. Our Compensation Committee did not find the need to change any of our compensation programs in response to the support received on the say-on-pay vote at the 2011 Annual Meeting.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 2

PROPOSAL NO. 3
APPROVAL OF 2012 EQUITY INCENTIVE PLAN

Overview; Purpose

        We are asking stockholders to approve the 2012 Equity Incentive Plan, which was unanimously approved by the Board on March 16, 2012. The 2012 Equity Incentive Plan will not become effective unless it is approved by our stockholders. The 2012 Equity Incentive Plan is intended to encourage ownership of shares of our common stock by officers, employees, consultants and directors of Cubist and our subsidiaries and affiliates and to provide an additional incentive to such persons to promote our success.

        The 2012 Equity Incentive Plan, if approved by stockholders at the 2012 Annual Meeting, will replace our 2010 Equity Incentive Plan, or 2010 Plan, and our Amended and Restated 2002 Directors Equity Plan, or the Directors' Plan, and will become the only existing equity compensation plan from which we will make equity-based awards to our employees, directors and consultants. If the 2012 Equity Incentive Plan is approved, no further grants of awards will be made under the 2010 Plan or the Directors' Plan. As described below, the 2012 Equity Incentive Plan retains substantially all of the material features and provisions of the 2010 Plan, except that the 2012 Equity Incentive Plan:

  •
  will expire on December 31, 2022 (the 2010 Plan will expire in December 31, 2020);

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  provides that each share underlying "full value" awards, such as restricted stock units and performance units, will reduce the number of shares available under the plan by 1.75 shares (the 2010 Plan provides that each such award reduces the shares available under that plan by two shares);

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  provides that stock issued under an award of a company that we acquire that is converted, replaced or adjusted in connection with the acquisition shall not reduce the number of shares available for awards under the 2012 Equity Incentive Plan and may contain terms and conditions that are inconsistent with the terms and conditions of the 2012 Equity Incentive Plan; and

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  gives the Compensation Committee the discretion to cause any award issued under the plan (whether or not vested or exercisable) to be terminated without consideration if the participant who had received such award is terminated by the Corporation for cause.

        For issuance under the 2012 Equity Incentive Plan, we have reserved 5,000,000 shares of common stock, plus the number of shares of common stock subject to stock options and RSUs that have previously been granted under the 2010 Plan, the Directors' Plan and the Amended and Restated 2000 Equity Incentive Plan, or 2000 Plan(8) and outstanding as of the date of the 2012 Annual Meeting, which become available for additional awards under these plans by reason of the forfeiture, cancellation, expiration or termination of those awards after the date of the 2012 Annual Meeting. Based on current expectations, we believe that the shares reserved for issuance under the 2012 Equity Incentive Plan would provide us with a sufficient number of shares for equity-based awards contemplated to be issued under the 2012 Equity Incentive Plan until at least June 2014.

        The Compensation Committee and our Board of Directors believes the approval of the 2012 Equity Incentive Plan is in the best interest of the company and our stockholders for the following reasons:

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  Our 63,329,225 shares outstanding as of April 9, 2012, is low compared to companies in our industry with annual revenues and revenue growth comparable to ours, which shows our discipline in managing our dilution while still providing appropriate incentives to our employees.

(8)
We will refer herein to the 2000 Plan, the Directors' Plan, and the 2010 Plan, collectively as the "Existing Plans."

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  Our three-year historical annual equity grant rate, or burn rate, calculated as the average number of shares underlying equity awards granted each year over the period 2009-2011 divided by the number of our shares outstanding as of the end of 2011, was 3.4%, which is reasonable for a biopharmaceutical company that has experienced significant commercial success and remains in a high growth rate stage.

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  With the additional 5,000,000 shares that we are recommending for the 2012 Equity Incentive Plan, the dilution caused by our equity awards and shares available for awards(9) would be less than 15%, which we believe is reasonable.

  •
  Our strong operating performance, which is driven by our employees who we believe are motivated by our compensation philosophy, a critical component of which is our equity incentive awards.

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  Our use of equity has been successful at attracting and retaining key employees to Cubist. Almost 55% of our outstanding option awards under our Existing Plans are vested and significantly in the money (i.e. the exercise price is at least 20% less than the current trading price), and this represents virtually all of the vested awards under the Existing Plans. We believe this demonstrates the commitment of our employees to our long-term prospects.

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  We continue to target a high percentage of stock options in our total equity awards, approximately 70% for our Named Executive Officers, which we believe best aligns our Named Executive Officers' and employees' interest with those of our stockholders.

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  If the 2012 Equity Incentive Plan is not approved, we do not expect to have sufficient shares to support our current compensation program beyond 2012, which we believe would have a detrimental effect on our business as it will likely make it more difficult for us to attract and retain key employees.

        The 2012 Equity Incentive Plan is being submitted for approval to our stockholders in accordance with the requirements of Nasdaq to qualify certain plan awards under Section 162(m) of the Internal Revenue Code, and to obtain favorable tax treatment for ISOs under Section 422 of the Internal Revenue Code.

        As of April 1, 2012, approximately 682 employees, all 10 of our non-employee directors and any consultants that we had engaged would be eligible to participate in the 2012 Equity Incentive Plan.

        The closing price of our common stock on April 9, 2012 was $41.84.

Plan Summary

        The following description of the 2012 Equity Incentive Plan is a summary only and may not contain all the information you wish to know. We encourage you to review the entire text of the plan, which is attached to this proxy statement as Appendix A.

        Eligibility.    Awards under the plan may be granted to officers, directors, employees or consultants of Cubist or any of its subsidiaries; however, only employees of Cubist or a subsidiary of Cubist are

(9)
This is often referred to as "voting power dilution," which is calculated by dividing the sum of the number of newly-requested shares and the total number of shares that are granted but unexercised under the Existing Plans by the number of our fully-diluted shares. For the number of fully-diluted shares, we use the total reached by adding together the following: (a) the total number of our outstanding shares; (b) the number of our shares subject to outstanding warrants and convertibles; (c) the total number of shares that are granted but unexercised under the Existing Plans; and (d) the number of newly-requested shares.

eligible to be granted ISOs. In no event may the number of shares of common stock issued pursuant to awards under the plan to any one person in any calendar year exceed 750,000 shares.

        Administration.    The plan is administered by the Compensation Committee. The members of our Compensation Committee consist of directors who are "non-employee directors" within the meaning of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act, "outside directors" for purposes of Section 162(m) of the Internal Revenue Code, and "independent directors" for purposes of Nasdaq rules. Subject to the provisions of the plan, the Compensation Committee has complete authority to interpret the plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective award agreements, including the vesting provisions, and to make all other determinations deemed necessary or advisable by it for the administration of the plan. In addition, the Compensation Committee may delegate to our CEO and other employees who are at or above the level of Vice President the authority to make awards under the plan to non-officer employees and consultants in accordance with guidelines established by the Compensation Committee or the Board. The Board may at any time, in its discretion, take over any or all functions of the administration of the plan.

        Shares Subject to the Plan.    We have reserved for issuance under the plan a total of 5,000,000 shares of common stock plus the number of shares of common stock subject to stock options and RSUs granted under the Existing Plans and outstanding as of the date of the 2012 Annual Meeting, which become available for additional awards under such plans by reason of the forfeiture, cancellation, expiration or termination of those awards after the date of the 2012 Annual Meeting. If the 2012 Equity Incentive Plan is approved by stockholders, we will no longer grant awards under the 2010 Plan or the Directors' Plan, the only plans from which we currently make equity-based compensation awards to employees, directors and consultants. The shares of common stock issued under the 2012 Equity Incentive Plan will be either authorized but unissued shares of our common stock or shares held by us in treasury. Stock issued under an award of a company that we acquire that is converted, replaced or adjusted in connection with the acquisition shall not reduce the number of shares available for awards under the 2012 Equity Incentive Plan and may contain terms and conditions that are inconsistent with the terms and conditions of the 2012 Equity Incentive Plan.

        Share Counting.    We have designed the plan to allow for flexibility in the range of awards that can be granted and to minimize the dilutive effect of so-called "full value" awards. Accordingly, the plan provides that:

  •
  Awards of stock options and stock appreciation rights will reduce the number of shares of common stock available for awards under the plan by one share for every share underlying such an award; and

  •
  Awards of stock grants, performance units, restricted stock and RSUs will reduce the number of shares of common stock available for awards under the plan by 1.75 shares for each share underlying such an award. For example, if we award 100 shares of RSUs, we will reduce the number of shares reserved for issuance under the plan by 175 shares.

        Reuse of Shares.    The following shares of common stock will again become available for awards under the plan:

  •
  Shares subject to an award of a stock option or stock appreciation right that remain unissued upon forfeiture, cancellation, expiration or termination under the 2012 Equity Incentive Plan or the Existing Plans (except that the exercise of a stock appreciation right will not be deemed to result in unissued shares, even if fewer shares are issued than the number of shares in which the award was denominated);

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  1.75 shares for each share underlying an award other than a stock option or stock appreciation right that is forfeited by the recipient under the 2012 Equity Incentive Plan or under an Existing Plan.

        Prohibition on Repricing without Stockholder Approval.    The plan provides that awards outstanding under the plan may not be repriced without stockholder approval. For this purpose, the plan provides that the term "repricing" means any of the following or any other action that has the same effect: (a) lowering the exercise price of a stock option after it is granted, (b) buying-out an outstanding stock option at a time when its exercise price exceeds the fair market value of our common stock for cash or shares, (c) any other action that is treated as a repricing under generally accepted accounting principles, or (d) canceling a stock option at a time when its exercise price exceeds the fair market value of our common stock in exchange for another stock option, restricted stock, restricted stock unit, stock grant or other equity award, unless the cancellation and exchange occurs in connection with a change of control (as defined in the plan).

        Types of Awards:    We may generally grant the following types of awards under the plan: restricted stock, RSUs, stock options (including both ISOs and nonqualified options, or NQSOs, which are options that do not qualify as ISOs), performance units, stock grants and stock appreciation rights. Each award will be evidenced by an instrument in such form as the Compensation Committee may prescribe, setting forth applicable terms including, but not limited to, the exercise price and term of any option or applicable forfeiture conditions or performance requirements for any restricted stock or restricted stock unit. Except as noted below, all relevant terms of any award will be set by the Compensation Committee in its discretion.

  •
  Restricted Stock.  A restricted stock award is an award of shares of common stock that is typically subject to vesting conditions and transfer restrictions.

  •
  Restricted Stock Units.  A restricted stock unit award is an award that represents the right to receive the fair market value of shares of our common stock, which may be settled in cash, common stock, or any other method permitted by the terms of the plan. A restricted stock unit award is typically subject to vesting conditions and transfer restrictions.

  •
  Stock Options.  Stock options entitle the holder to purchase shares of common stock during a specified period at a purchase price specified by the Compensation Committee (but at a price not less than 100% of the fair market value of the common stock on the grant date) and are typically subject to vesting conditions and transfer restrictions. Each option granted under the plan will be outstanding for a maximum of 10 years from the grant date, or such lesser period as the Compensation Committee shall determine.

  •
  Performance Units.  A performance unit award is the right to receive the increase in value of a specified number of shares of common stock over the initial value of such number of shares, if any, at the close of a specified performance period to the extent specified performance goals are achieved and which is subject to forfeiture if the specified performance goals are not achieved.

  •
  Stock Appreciation Rights.  A stock appreciation right is an award that is valued by reference to the increase in value of our common stock over the term of the award. Stock appreciation rights may be granted either alone or in connection with an option and typically will be subject to vesting conditions and transfer restrictions. The exercise price of a stock appreciation right will be not less than 100% of the fair market value of the common stock on the grant date or, in the case of a stock appreciation right awarded in tandem with an option, the exercise price of the related option. The term of a stock appreciation right will be not more than 10 years or, in the case of a stock appreciation right awarded in tandem with an option, the expiration date of the related option.

  •
  Stock Grants.  A stock grant is an award of common stock. Subject to the provisions of the plan, stock grants will be made upon such terms and conditions (if any) as the Compensation Committee may determine.

        Exercisability; vesting.    Awards will become exercisable or otherwise vest at the times and upon the conditions that the Compensation Committee may determine, as reflected in the applicable award notice or agreement. The Compensation Committee has the authority to accelerate the vesting and/or exercisability of any outstanding award, provided that the Compensation Committee determines that such acceleration is necessary or desirable in light of extraordinary circumstances. However, ISOs may only be accelerated if such acceleration would not cause the option to fail to qualify as an ISO or if the optionee consents to the acceleration. Awards also accelerate automatically under the plan upon a change of control, as described below.

        Change of Control—Treatment of Awards.    The plan provides that upon a "change of control," (a) each award that is subject to vesting will immediately become fully exercisable and (b) the risk of forfeiture with respect to any award that is subject to a risk of forfeiture shall expire. A "change of control" includes, among other things: (i) the date on which, subject to exceptions, any "person" (as defined in the plan), directly or indirectly, becomes the beneficial owner of more than 25% of our common stock outstanding at the time, without the prior approval of our Board of Directors; or (ii) over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (A) have been Board members continuously since the beginning of that period, or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in (A) who were still in office at the time that election or nomination was approved by the Board (each, a "Hostile Change of Control"). The Board of Directors has the discretion to exclude any event, other than a Hostile Change of Control, from being deemed a change of control. A majority of the members of our incumbent board of directors prior to a Hostile Change of Control have the discretion to exclude a Hostile Change of Control from being deemed a change of control.

        Transferability.    Generally, awards are not transferable, except by will or the laws of descent and distribution. Awards other than ISOs may be transferable and, except for awards of ISOs, to a "family member" (as defined in the 2012 Equity Incentive Plan) upon the approval of the Compensation Committee. In granting its authorization and permission to any proposed transfer of an award, the Compensation Committee may impose conditions or requirements that must be satisfied by the transferor or the third party transferee prior to or in connection with such transfer.

        Effect of termination of employment on outstanding awards.    Unless otherwise determined by the Compensation Committee (either at the time of grant or thereafter) and subject to the terms of the applicable award agreement, upon termination of employment or association with Cubist or its subsidiaries, an award will be treated as described below. Military or sick leave, or other bona fide leave is not deemed a termination provided it does not exceed the longer of 90 days or the period during which the reemployment rights of the employee or consultant are guaranteed by statute or by contract.

  •
  Termination other than due to death or retirement.  A participant who terminates employment other than due to death or retirement will generally have 90 days from his or her termination of employment to exercise the vested portion of his or her stock option, stock appreciation right or other award requiring exercise and will immediately forfeit the right to any restricted stock, RSUs and performance units subject to vesting restrictions.

  •
  Death.  The legal representative of a participant who dies generally will have the shorter of the remaining applicable option period or one year from his or her death to exercise the vested portion of his or her stock option, stock appreciation right or other award requiring exercise and will immediately forfeit the right to any restricted stock, RSUs and performance units subject to vesting restrictions.

  •
  Retirement.  A participant who retires (as defined in the 2012 Equity Incentive Plan) will generally have the shorter of the remaining applicable option period or one year from his or her retirement date to exercise the vested portion of his or her stock option (other than ISOs, which must be exercised within 90 days), stock appreciation right or other award requiring exercise and will immediately forfeit the right to any restricted stock, RSUs and performance units subject to vesting restrictions.

  •
  For Cause Termination.  If a participant is terminated by us for cause (as defined in the plan), the Compensation Committee has the discretion to cause any award issued under the plan (whether or not vested or exercisable) to be terminated without consideration to such participant.

        Term; Termination; Amendment; Cancellation.    Except for ISOs, awards under plan may not be granted later than December 31, 2022. ISOs may be granted within ten years from the date the Board adopted the 2012 Equity Incentive Plan (that is, on or before March 16, 2022). The Board may, at any earlier time, terminate the plan or make such modifications to the plan as it shall deem advisable and that are consistent. No termination or amendment of the plan which (a) reduces the number of shares of stock subject to awards, (b) increases the price of an award, or (c) changes the vesting schedule or the risk of forfeiture for an award, may, without the consent of an award recipient, adversely affect the rights of the recipient under such award, except as otherwise provided for in the plan with respect to certain adjustments attributable to corporate actions and other events. However, notwithstanding anything in the plan to the contrary, the consent of the recipient of an award to an amendment of the plan or of the award shall not be required if the Board or Compensation Committee, as the case may be, determines in its sole discretion and prior to the date of any Change of Control that such amendment either is required or advisable in order for Cubist, the plan or the award to satisfy any law or regulation, including without limitation, the provisions of Section 409A of the Internal Revenue Code and the regulations and other guidance issued thereunder, or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard. Any amendments to the plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by law, as determined by the Compensation Committee. The Compensation Committee may cancel, rescind, withhold or otherwise limit or restrict any award at any time if the participant is not in compliance with all applicable provisions of the award agreement and the plan, or if the participant breaches any agreement with us or our affiliates with respect to non-competition, non-solicitation or confidentiality. Without limiting the generality of the foregoing, the Compensation Committee may recover awards made under the plan and payments under or gain in respect of any award to the extent required to comply with the Dodd-Frank Act, as amended, any stock exchange or similar rule adopted under said Section, or any clawback/recoupment policy implemented by us from time to time.

        Performance Goals; Section 162(m) of the Internal Revenue Code.    The vesting of certain awards granted to employees who are "Covered Employees" (as defined in Section 162(m) of the Internal Revenue Code) may be based on the attainment of performance goals pre-established by the Compensation Committee. Section 162(m) precludes us from taking a deduction for compensation in excess of $1 million paid to Covered Employees. Certain qualified performance-based compensation is excluded from this limitation. If the 2012 Equity Incentive Plan is approved and the other conditions of the plan and Section 162(m) are met, the vesting of certain awards will be excluded from the Section 162(m) limitation because such awards will qualify as performance-based compensation under Section 162(m). See the description of Section 162(m) under "Certain Federal Income Tax Consequences."

        Performance goals will be based on objectively determinable measures of performance relating to any of or to any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, functional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings or earnings per share; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; income, pre-tax income, net income, operating income, pre-tax profit, operating profit, net operating profit or economic profit; gross margin, operating margin, profit margin, return on operating revenue, return on operating assets, cash from operations, operating ratio or operating revenue; market capitalization; expenses or certain types of expenses; sales of particular products or services; customer acquisition, expansion or retention; acquisitions and divestitures (in whole or in part) and/or integration activities related thereto; joint ventures, collaborations, licenses and strategic alliances, and/or the management and performance of such relationships; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; achievement of clinical trial or research objectives; achievement of manufacturing and/or supply chain objectives; achievement of litigation-related objectives and/or objectives related to litigation expenses; achievement of human resource, organizational and/or personnel objectives; achievement of information technology or information services objectives; or achievement of real estate, facilities or space planning objectives. Any performance goal or goals applicable to qualified performance-based awards shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable performance period (or at such other date as may be required or permitted for "performance-based compensation" under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established.

New Plan Benefits

        Awards under the plan will be granted at the sole discretion of the Board, the Compensation Committee or the CEO or other employees who are at or above the level of Vice President if, as permitted by the plan, the Compensation Committee delegates authority to the CEO and/or such an employee to make awards under the plan to non-officer employees and consultants. Therefore, we cannot determine at this time either the persons who will receive awards under the plan or the amount of any such awards. The Summary Compensation Table and the Grants of Plan-Based Awards in 2011 table in this Proxy Statement show the equity awards that were granted in 2011 to each of the Named Executive Officers under our 2010 Plan, and the Directors Compensation Table in this Proxy Statement show the equity awards that were granted in 2011 to each of our directors under the Directors' Plan.

Certain Federal Income Tax Consequences

        The following summary is based on the provisions of the Code and applicable United States Department of the Treasury regulations, administrative rulings and judicial decisions construing the provisions of the Code. The Code is subject to amendment, and to differing administrative or judicial interpretation. This summary describes only the principal tax consequences in the circumstances described and does not take into account special rules that might apply in limited cases (including, without limitation, an optionee or grantee that holds shares other than as a capital asset). This summary is intended for the information of stockholders considering how to vote and not as tax guidance to award recipients. Therefore, participants in the plan should consult their own tax advisors as to the specific consequences under federal tax law in their particular circumstances, and under other tax laws, such as foreign, state or local tax laws, which are not addressed here.

        ISOs.    Except with respect to participants who have to pay alternative minimum tax, there are no federal income tax consequences to the participant upon grant or exercise of an ISO. If the participant holds shares of common stock purchased pursuant to the exercise of an ISO for at least two years after the date the option was granted and at least one year after the exercise of the option, the subsequent sale of common stock will give rise to a long-term capital gain or loss to the participant. If the participant sells the shares of common stock within two years after the date an ISO is granted or within one year after the exercise of an option, the participant will recognize compensation income in an amount equal to the difference between the fair market value at the exercise date and the option exercise price, and any additional gain or loss will be a capital gain or loss.

        NQSO.    An optionee will not be taxed at the time an NQSO is granted. In general, an employee exercising an NQSO will recognize compensation income equal to the excess of the fair market value on the exercise date of the stock purchased over the option price. Upon subsequent disposition of the stock purchased, the difference between the amount realized and the fair market value of the stock on the exercise date will constitute capital gain or loss.

        Stock Appreciation Rights.    The recipient of a stock appreciation right will not be taxed at the time the stock appreciation right is granted. Upon exercise of a stock appreciation right, the recipient will recognize compensation income equal to the cash or the fair market value of the stock received on the exercise date.

        Stock Grants.    The recipient of a stock grant will recognize compensation income at the date of issuance of the award in an amount equal to the fair market value of the shares at that date.

        Restricted Stock Units and Performance Units.    Upon an award of RSUs or performance units, the recipient will not have taxable income. When the RSUs or performance units vest, the fair market value of the vested shares of common stock will be compensation income to the recipient.

        Restricted Stock.    Upon an award of restricted stock, the recipient will not have taxable income unless he or she makes a valid election under Section 83(b). However, as restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the recipient generally will recognize compensation income equal to the excess, if any, of the fair market value of the shares at the date such restrictions lapse over the purchase price, if any, paid for the restricted stock. If a purchaser makes a valid election under Section 83(b) with respect to restricted stock, he or she generally will recognize compensation income at the date of issuance of the restricted stock in an amount equal to the excess, if any, of the fair market value of the shares at that date over the purchase price, if any, paid for the restricted stock.

        Sale of Shares.    An award recipient also generally will have to report taxable gain or loss upon the sale or other disposition of the shares received as a result of an award received under the 2010 Equity Incentive Plan. The amount of gain or loss realized will be measured by the difference between the amount received in the sale or other disposition and the holder's basis in the shares. Any such gain or loss will be a long-term capital gain or loss if the holder has held the shares for more than twelve months, and otherwise will be a short-term capital gain or loss.

        Section 409A of the Internal Revenue Code.    Awards under the plan are intended to either be exempt from the application of Section 409A or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A and the regulations and other guidance issued thereunder, to the extent applicable, and the plan is intended to be operated in accordance with such requirements, so that any compensation payable under any award (including any dividends and dividend equivalents) shall not be included in income under Section 409A. The plan provides that any ambiguities in the plan or any award shall be construed to effect this intent. If an award includes deferred compensation, and its terms do not comply with the requirements of Section 409A, then any deferred compensation component of an award will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

        Company Deductions; Tax Withholding.    Except as described in the section "Internal Revenue Code Section 162(m)", we will generally be entitled to deduct a compensation expense equal to the amount of compensation income recognized by an award recipient. We will also be required to report the amount of such compensation to the Internal Revenue Service and, in the case of grants made to an employee, to withhold income and employment taxes based on such compensation. The recipient of the award is responsible for ensuring that adequate funds are available to us for such withholding. If a recipient's withholding obligation with respect to a stock grant, RSUs or restricted stock is satisfied by the delivery of shares, the recipient will be treated as having sold such shares at their fair market value, giving rise to a long-term capital gain or loss if the shares have been held for more than twelve months, and otherwise giving rise to a short-term capital gain or loss. Any loss realized on such a transaction may be subject to disallowance under rules governing wash sales.

        Internal Revenue Code Section 162(m).    Our allowable federal income tax deduction for compensation paid with respect to Covered Employees (as defined in Section 162(m) of the Internal Revenue Code) is limited to no more than $1,000,000 per year per individual. This limitation on deductibility is subject to certain exemptions, including an exemption relating to performance based compensation that is payable:

  •
  solely on account of the achievement of one or more performance goals established by a compensation committee consisting exclusively of two or more outside directors,

  •
  under a plan the material terms of which are approved by stockholders before payment is made, and

  •
  solely upon certification by the compensation committee that the performance goals and other material conditions precedent to the payment have been satisfied.

        The plan is structured so that compensation paid to a Covered Employee is intended to qualify for this performance based exception to the extent practicable to do so.

Vote Required

        The affirmative vote of the holders of a majority of the shares of Cubist common stock present in person or represented by proxy and entitled to vote at the 2012 Annual Meeting is required to approve the 2012 Equity Incentive Plan.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS
VOTE "FOR" PROPOSAL NO. 3

 PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012, and the Board has ratified such appointment. The Board has directed that our management submit the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012 for ratification by the stockholders at the 2012 Annual Meeting.

        PricewaterhouseCoopers LLP, has audited our consolidated financial statements since our inception in 1992. Representatives of PricewaterhouseCoopers LLP are expected to be at the 2012 Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012 is not required by our By-Laws or otherwise. However, the Board has directed our management to submit this selection to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will not be required to replace PricewaterhouseCoopers LLP as our independent registered public accounting firm. In the event of such a failure to ratify, the Audit Committee and the Board will reconsider whether or not to retain PricewaterhouseCoopers LLP as our independent registered public accounting firm in future years. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee determines that such a change would be in our and our stockholders' best interests.

Vote Required

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2012 Annual Meeting is required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS
VOTE "FOR" PROPOSAL NO. 4

 STOCKHOLDER PROPOSALS AND BOARD CANDIDATES

        Stockholder proposals for inclusion in our proxy statement:    To be eligible for inclusion in our proxy statement and form of proxy relating to our 2013 Annual Meeting, stockholder proposals must be submitted pursuant to Securities Exchange Act Rule 14a-8 and received at our principal executive offices no later than December 27, 2012, which is 120 calendar days before the anniversary date our proxy statement was released to stockholders in connection with the 2012 Annual Meeting. If the date of next year's annual meeting is changed by more than 30 days from the anniversary date of this year's Annual Meeting on June 7, 2012, then the deadline is a reasonable time before we begin to print and mail proxy materials.

        Other stockholder proposals:    A stockholder proposal not included in our proxy statement for the 2013 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder's notice not less than 90 days nor more than 120 days in advance of the anniversary date of the 2012 Annual Meeting, or not later than March 9, 2013 and no earlier than February 7, 2013, assuming our 2012 Annual Meeting is held on June 7, 2012 as planned. However, if the date of our 2013 Annual Meeting of Stockholders is more than 30 days before or after the anniversary date of the 2012 Annual Meeting, we must receive the stockholder's notice not later than the close of business on the 7th day following the date on which notice or public disclosure (as defined in our Bylaws) of the date of the 2013 Annual Meeting is made.

        Please address your proposals to our Secretary at Cubist Pharmaceuticals, Inc., 65 Hayden Avenue, Lexington, MA 02421. It is suggested that stockholders submit their proposals either by courier or Certified Mail—Return Receipt Requested.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

        We have adopted the cost saving practice of sending only one copy of our proxy statement, annual report, or notice of Internet availability of proxy materials to multiple stockholders in a household, unless we have received instructions to the contrary. Some banks, brokers and other nominee record holders have adopted a similar policy for their customers. We will promptly deliver a separate copy of such documents to you if you make such request in writing to Investor Relations, Cubist Pharmaceuticals, Inc., 65 Hayden Ave., Lexington, MA 02421, or by calling (781) 860-8660. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

OTHER BUSINESS

        The Board knows of no other business to be acted upon at the 2012 Annual Meeting. However, if any other business properly comes before the 2012 Annual Meeting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their judgment.

        The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the 2012 Annual Meeting, please vote by telephone or on the Internet by following the instructions on the Notice of Internet Availability or sign the proxy card attached to the printed copies of the proxy materials and return it by following the instructions on the proxy card.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information and reporting requirements of the Securities Exchange Act, under which we file periodic reports, proxy and information statements and other information with the SEC. Copies of the reports, proxy statements and other information may be examined without charge at 100 F Street, N.E., Washington, D.C. 20549 or on the Internet at http://www.sec.gov. Copies of all or a portion of such materials can be obtained from the SEC upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

        Financial and other information about Cubist is available on our website (http://www.cubist.com). We make available on our website, free of charge, copies of our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act as soon as reasonably practicable after filing such material electronically or otherwise furnishing it to the SEC. Copies are available in print to any of our stockholders upon request in writing to "Investor Relations, Cubist Pharmaceuticals, Inc., 65 Hayden Ave., Lexington, MA 02421."

Appendix A

CUBIST PHARMACEUTICALS, INC.

2012 EQUITY INCENTIVE PLAN

A-i

CUBIST PHARMACEUTICALS, INC.

2012 EQUITY INCENTIVE PLAN

1.    Purpose

        This Plan is intended to encourage ownership of Stock by employees, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company's business through the grant of Awards of or pertaining to shares of the Company's Stock. The Plan is intended to be a plan pursuant to which incentive stock options within the meaning of Section 422 of the Code may be granted, but not all Awards are required to be Incentive Options.

2.    Definitions

        As used in this Plan, the following terms shall have the following meanings:

        2.1.    Accelerate, Accelerated, and Acceleration, means: (a) when used with respect to an Option or Stock Appreciation Right, that, as of the time of reference, the Option or Stock Appreciation Right will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms; (b) when used with respect to Restricted Stock or Restricted Stock Units, that, as of the time of reference, the Risk of Forfeiture otherwise applicable to the Restricted Stock or Restricted Stock Units shall expire with respect to some or all of the shares of Restricted Stock or Restricted Stock Units then still otherwise subject to the Risk of Forfeiture; and (c) when used with respect to Performance Units, that, as of the time of reference, the applicable Performance Goals shall be deemed to have been met as to some or all of the Units.

        2.2.    Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

        2.3.    Award means any grant, issuance or sale, as applicable, pursuant to the Plan of Options, Stock Appreciation Rights, Performance Units, Restricted Stock, Restricted Stock Units, or Stock Grants.

        2.4.    Award Agreement means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

        2.5.    Board means the Company's Board of Directors.

        2.6.    Change of Control means (1) the closing of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Stock would be converted into cash, securities or other property, other than a merger or consolidation in which the holders of Stock immediately prior to the merger or consolidation will have the same proportionate ownership of common stock of the surviving corporation immediately after the merger or consolidation as before the merger or consolidation, or (B) any sale, lease, exchange or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Company, or (2) the date on which any "person" (as defined in Section 13(d) of the Exchange Act), other than the Company or a Subsidiary or employee benefit plan or trust maintained by the Company or any of its Subsidiaries shall become (together with its "affiliates" and "associates," as defined in Rule 12b-2 under the Exchange Act) the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the Stock outstanding at the time, with the prior approval of the Board, or (3) a Hostile Change of Control. Notwithstanding the foregoing, with respect to any Award which constitutes "nonqualified deferred compensation" under, and subject to, Section 409A of the Code, to the extent necessary to comply with the requirements of Section 409A, the term "Change of Control" shall mean an occurrence that both (i) satisfies the requirements set forth above in the definition of Change of Control, and (ii) is a "change in control event" as that term is defined in the regulations under Section 409A of the Code.

        2.7.    Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

        2.8.    Committee means the Compensation Committee of the Board. For any period during which no such committee is in existence "Committee" shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

        2.9.    Company means Cubist Pharmaceuticals, Inc., a corporation organized under the laws of the State of Delaware.

        2.10.    Covered Employee means an employee who is a "covered employee" within the meaning of Section 162(m) of the Code.

        2.11.    Exchange Act means the Securities and Exchange Act of 1934, as amended.

        2.12.    For Cause means dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, intentional and unauthorized disclosure of confidential information, material breach by a Participant of any provision of any employment, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, conduct substantially prejudicial to the business of the Company or an Affiliate, and any other type of conduct that is similar to that described in this sentence. The determination of the Company as to the existence of circumstances warranting a termination For Cause shall be conclusive. Notwithstanding the foregoing, in the event that the Participant is a party to an effective employment, retention or similar agreement with the Company or an Affiliate which contains a "cause" definition, such definition shall be controlling for purposes of the Plan for so long as such agreement is in effect.

        2.13.    Grant Date means the date as of which an Award is granted, as determined under Section 6.2.

        2.14.    Hostile Change of Control means (1) the date on which any "person" (as defined in Section 13(d) of the Exchange Act), other than the Company or a Subsidiary or employee benefit plan or trust maintained by the company of any of its Subsidiaries shall become (together with its "affiliates" and "associates," as defined in Rule 12b-2 under the Exchange Act) the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 25% of the Stock outstanding at the time, without the prior approval of the Board; or (2) over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board.

        2.15.    Incentive Option means an Option which by its terms is to be treated as an "incentive stock option" within the meaning of Section 422 of the Code.

        2.16.    Incumbent Directors means, following a Hostile Change of Control, those Board members who were members of the Board immediately prior to such Hostile Change of Control.

        2.17.    Market Value means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Market Value of Stock as of any date is the closing price for the Stock as reported on the NASDAQ Stock Market (or on any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.

        2.18.    Nonstatutory Option means any Option that is not an Incentive Option.

        2.19.    Officer means any employee of the Company who, from time to time, is subject to the reporting requirements of Section 16 of the Exchange Act.

        2.20.    Option means an option issued under this Plan to purchase shares of Stock.

        2.21.    Optionee means a Participant to whom an Option shall have been granted under the Plan.

        2.22.    Participant means any holder of an outstanding Award under the Plan.

        2.23.    Performance Criteria means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals under an Award for the Performance Period applicable to such Award. Performance Goals will be based on objectively determinable measures of performance relating to any of or to any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, functional, subsidiary, line of business, project or geographical basis or in combinations thereof) and will be limited to: sales; revenues; assets; expenses; earnings or earnings per share; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; income, pre-tax income, net income, operating income, pre-tax profit, operating profit, net operating profit or economic profit; gross margin, operating margin, profit margin, return on operating revenue, return on operating assets, cash from operations, operating ratio or operating revenue; market capitalization; expenses or certain types of expenses; sales of particular products or services; customer acquisition, expansion or retention; acquisitions and divestitures (in whole or in part) and/or integration activities related thereto; joint ventures, collaborations, licenses and strategic alliances, and/or the management and performance of such relationships; spin-offs, split-ups or similar transactions; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; achievement of clinical trial or research objectives; achievement of manufacturing and/or supply chain objectives; achievement of litigation-related objectives and/or objectives related to litigation expenses; achievement of human resource, organizational and/or personnel objectives; achievement of information technology or information services objectives; or achievement of real estate, facilities or space planning objectives.

        2.24.    Performance Goals means, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon the Performance Criteria selected by the Committee. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, subsidiary, or an individual, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee. The Committee will, in the manner and within the time prescribed by Section 162(m) of the Code in the case of Qualified Performance-Based Awards, objectively define the manner of calculating the Performance Goal or Goals it selects to use for such Performance Period for such Participant. To the extent consistent with the requirements of the performance-based compensation exception under Section 162(m) of the Code, the Committee may determine that one or more of the Performance Goals applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the Performance Period that affect the applicable Performance Goal or Goals.

        2.25.    Performance Period means one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more

Performance Goals or other business objectives will be measured for purposes of determining a Participant's right to, and the payment of, a Qualified Performance-Based Award.

        2.26.    Performance Unit means a right granted to a Participant, to receive cash, Stock or other Awards, the payment of which is contingent on achieving Performance Goals or other business objectives established by the Committee.

        2.27.    Plan means this 2012 Equity Incentive Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.

        2.28.    Qualified Performance-Based Awards means Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

        2.29.    Restricted Stock means shares of Stock that are subject to a Risk of Forfeiture.

        2.30.    Restricted Stock Unit means a right to receive shares of Stock at the close of a Restriction Period, subject to a Risk of Forfeiture.

        2.31.    Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock or Restricted Stock Units, during which the shares of Restricted Stock or Restricted Stock Units are subject to a Risk of Forfeiture described in the applicable Award Agreement.

        2.32.    Retirement or Retire means, (a) with respect to any Participant who is an employee of the Company or any of its Affiliates, such person's termination of employment with the Company and its Affiliates after reaching age 65 with at least five (5) years of service as an employee of the Company or its Affiliates, but not including any termination of employment For Cause or for insufficient performance, as determined by the Company; and (b) with respect to any Participant who is a director of the Company, such person's retirement from the Board after reaching age 65 and serving the number of full terms that are specified from time to time by the Board in writing, and in effect at the time of such termination, as being the number of full terms that a Director should serve before being considered retired,

        2.33.    Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock or Restricted Stock Units, including a right of the Company to reacquire shares of Restricted Stock at less than their then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

        2.34.    Stock means common stock, par value $0.001 per share, of the Company, and such other securities as may be substituted for Stock pursuant to Section 8.

        2.35.    Stock Appreciation Right means a right to receive any excess in the Market Value of shares of Stock over a specified base price, which shall not be less than the Market Value of Stock on the Grant Date.

        2.36.    Stock Grant means the grant of shares of Stock not subject to restrictions or other forfeiture conditions.

        2.37.    Subsidiary means any corporation which qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" in Section 424(f) of the Code.

        2.38.    Substitute Award means an equity award of a company acquired by the Corporation that is converted, replaced, or adjusted in connection with the acquisition.

        2.39.    Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent corporation of the Company, as defined in Section 424(e) of the Code, or any Subsidiary). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

 3.    Term of the Plan

        Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the date of approval of the Plan by the Board and ending on December 31, 2022, provided, however, that in no event may an Incentive Option be granted under this Plan after the date immediately prior to the tenth anniversary of the adoption of the Plan by the Board. Awards granted pursuant to the Plan during its term shall not expire solely by reason of the termination of the Plan and, following such expiration, shall continue in accordance with their respective terms.

4.    Stock Subject to the Plan

        At no time shall the number of shares of Stock issued pursuant to outstanding Awards granted under the Plan (including Incentive Options) exceed five million (5,000,000) plus the number of shares of Stock subject to stock options and restricted stock units granted under the Company's Amended and Restated 2000 Equity Incentive Plan, 2010 Equity Incentive Plan and Amended and Restated 2002 Directors' Equity Plan (collectively, the "Existing Equity Plans") which become available for grant under the terms of the Existing Equity Plans after the date the Plan is adopted by reason of the forfeiture, cancellation, expiration or termination of those awards, subject, however, to the provisions of this Section 4 and Section 8 of the Plan. Each Stock Grant Award and each Award of Restricted Stock, Restricted Stock Units and Performance Units shall reduce the number of shares of Stock available for Awards by one-and-three-quarters shares for every one share of Stock underlying such Award; each other Award shall reduce the number of shares of Stock available for Awards by one share for every one share of Stock underlying such Award. When a Stock Appreciation Right is settled for shares of Stock upon exercise, the total number of shares of Stock underlying the Award shall be counted against the number of shares of Stock available for issuance under the Plan, regardless of the number of shares of Stock used to settle the Stock Appreciation Right upon exercise. Except for Stock Appreciation Rights that are settled for shares of Stock upon exercise prior to expiration, termination or cancellation, in which case the terms of the preceding sentence shall apply, if any Option or Stock Appreciation Right expires, terminates or is cancelled for any reason without having been exercised in full, or if any other Award is forfeited by the recipient, the shares of Stock underlying such Award which are not purchased by the Participant or which are forfeited by the Participant shall again be available for Awards to be granted under the Plan to the same extent that the grant of such Award reduced the number of shares of Stock available for Awards under the Plan. If any stock option granted under the Existing Equity Plans expires, terminates, or is cancelled for any reason without having been exercised in full, or if any award of restricted stock units under the Existing Equity Plans is forfeited by the recipient, the shares of Stock underlying such awards not purchased by the Participant or which are forfeited by the Participant shall become available for Awards to be granted under the Plan to the extent that the grant of such awards would have reduced the number of shares of Stock available for awards if such award had been made under this Plan. Shares of Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. To the extent consistent with the requirements of Section 422 of the Code and other applicable requirements (including applicable stock exchange requirements), Stock issued under Substitute Awards shall not reduce the number of shares available for Awards under the Plan. The shares which may be delivered under Substitute Awards shall be in addition to the limitations set forth in this Section 4 on the number of shares available for issuance under the Plan, and such Substitute Awards shall not be subject to the per-Participant Award limits described in Section 6.1 below.

5.    Administration

        The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned to the Committee under the Plan and when so acting, the Board shall have the benefit of all of the provisions of the Plan pertaining to the Committee's exercise of its authorities hereunder; and provided further, however, that, subject to the requirements of Delaware General Corporation Law, the Committee may delegate to the Company's Chief Executive Officer and other employees of the Company who are at or above the level of Vice President the authority to grant Awards hereunder to employees who are not Officers in accordance with such guidelines as the Committee shall set forth at any time or from time to time (but in no event to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate or to the employee (at or above the level of Vice President) granting the Award. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the employee, consultant or director to receive the Award and the form, terms and conditions of the Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employee, consultant, and director, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable, in the Committee's discretion, for the administration of the Plan. The Committee's determinations on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

6.    Authorization of Grants

        6.1.    Eligibility.    The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to one or more of the Company and its Affiliates or to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company and of any parent corporation of the Company, as defined in Section 424(e) of the Code, or any Subsidiary, shall be eligible for the grant of an Incentive Option. Further, in no event shall the number of shares of Stock issued pursuant to Options and other Awards granted to any one person in any one calendar year exceed 750,000 shares of Stock (subject to the provisions of Section 8 of the Plan, but only to the extent consistent with Section 162(m) of the Code).

        6.2.    Date of Grant.    The granting of an Award shall take place at the time specified in the Award Agreement. In all events, the Grant Date of any Option shall be determined in accordance with the exemption requirements of Section 409A.

        6.3.    General Terms of Awards.    Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Sections), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No Participant shall have any rights with respect to an Award granted to such Participant, unless and until such Participant shall have complied with the applicable terms and conditions of such Award (including if applicable delivering to the Company or its designated broker a fully executed copy of an Award Agreement evidencing an Award). In addition, a Participant will forfeit an Award if the receipt of the Award is subject to the Participant accepting an Award Agreement and the Participant does not accept the Award Agreement in the manner and within the time period after the Award date that the Company and/or its designated broker specifies in writing. Notwithstanding any provision of this Plan to the contrary, Substitute Awards may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

        6.4.    Effect of Termination of Employment, Etc.

        (a)   Unless the Committee shall provide otherwise with respect to any Award, and except as otherwise provided in this Section 6.4, if the Participant's employment or other association with the Company and its Affiliates ends for any reason other than Retirement or death of such Participant, including because of the Participant's employer ceasing to be an Affiliate, (a) any outstanding Option or Stock Appreciation Right of the Participant shall cease to be exercisable in any respect not later than ninety (90) days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, and (b) any other outstanding Award of the Participant shall, to the extent subject to a Risk of Forfeiture, vesting requirements or other similar restrictions, be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement. In no event, however, shall an Option or Stock Appreciation Right remain exercisable following the applicable term of such Award. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association for purposes of the Plan, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Participant's reemployment rights, if any, are guaranteed by statute or by contract.

        (b)   Unless the Committee shall provide otherwise with respect to any Award, and except as otherwise provided in this Section 6.4, if a Participant Retires or dies, any Option or Stock Appreciation Right held by such Participant or such Participant's legal representative may be exercised by the Participant or such Participant's legal representative at any time within the shorter of the applicable term of such Award, as defined in the Award Agreement consistent with Section 7.1(b), or 12 months after the date of the Participant's Retirement or death, but only to the extent exercisable at the time of such Participant's Retirement or death.

        (c)   Solely with respect to an Incentive Option, (i) if a Participant's employment or other association with the Company and its Affiliates ends because the Participant dies, such Incentive Option held by such Participant may be exercised by such Participant's legal representative at any time within the shorter of the applicable option period, as defined in the Award Agreement consistent with Section 7.1(b), or 12 months after the date of the Participant's death, but only to the extent exercisable at the time of such Participant's death, and (ii) if the Participant's employment or other association with the Company and its Affiliates ends for any reason other than death, including Retirement or because of the Participant's employer ceasing to be an Affiliate, such Incentive Option shall cease to be exercisable in any respect not later than ninety (90) days following that event and, for the period it remains exercisable, shall be exercisable only to the extent exercisable at the date of that event.

        (d)   Notwithstanding anything to the contrary in this Section 6.4 and unless the Committee shall provide otherwise with respect to any Award, if a Participant's employment or other association with the Company and its Affiliates is terminated For Cause or his or her termination occurs under circumstances that in the sole determination of the Committee would have constituted grounds for the Participant's employment to be terminated For Cause, the Committee may in its sole discretion cause any Option or Stock Appreciation Right held by such Participant or the Participant's legal representative (whether or not vested or exercisable) to terminate without any consideration therefor.

        6.5.    Non-Transferability of Awards.    Except as otherwise provided in this Section 6.5, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant's rights in any Award may be exercised during the life of the Participant only by the

Participant or the Participant's legal representative. However, the Committee may, at or after the grant of an Award other than an Incentive Option, provide that such Award may be transferred by the recipient to a "family member" (as defined below); provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, "family member" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee's household (other than a tenant or employee), a trust in which the foregoing persons have more than 50% of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

7.    Specific Terms of Awards

          7.1.    Options.

          (a)    Exercise Price.    The price at which shares of Stock may be acquired under each Option shall be not less than 100% of the Market Value of Stock on the Grant Date, or not less than 110% of the Market Value of Stock on the Grant Date in the case of an Incentive Option if the Optionee is a Ten Percent Owner.

          (b)    Option Period.    No Option may be exercised on or after the earlier of (a) the Option expiration date, as specified in Section 6.4, or (b) the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date in the case of an Incentive Option if the Optionee is a Ten Percent Owner. In the event that the last date to exercise an Option by its terms falls on a date when the primary stock exchange or national market on which the Company's Stock is listed (the "Primary Stock Exchange") is closed, then the expiration date and time for the Option shall be the closing time of the regular market hours for the Primary Stock Exchange on the last date prior to the expiration date that the Primary Stock Exchange is open.

          (c)    Exercisability.    An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time

          (d)    Method of Exercise.    An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 15.2, specifying the number of shares of Stock with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares of Stock to be purchased or, subject in each instance to the Committee's prior approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company,

                    (i)  by delivery to the Company of shares of Stock having a Market Value equal to the exercise price of the shares to be purchased, or

                   (ii)  by having the Company withhold from the shares of Stock that would otherwise be delivered upon exercise of the Option that number of shares having an aggregate Market Value equal to the aggregate exercise price under the Option for the surrendered portion of the Option, or

                 (iii)  if the Stock is traded on an established market, payment through and under the terms and conditions of a formal cashless exercise program, if any, authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company).

        Receipt by the Company or its designated broker of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased, or shall cause its transfer agent to register such shares in book entry form in the name of the Optionee. Such shares of Stock shall be fully paid and nonassessable.

          (e)    Limit on Incentive Option Characterization.    An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the "current limit". The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates after December 31, 1986. Any shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

          (f)    Notification of Disposition.    Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of the shares of Stock issued upon such exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

          (g)   Notwithstanding the foregoing provisions of this Section 7.1, if on an Option termination date (as hereinafter defined) the per-share exercise price of any then expiring Option (as hereinafter defined) is less than the then Market Value of a share of Stock, and unless prohibited by applicable law, the vested and exercisable portion (if any) of the expiring Option will be deemed to have been exercised (the "deemed exercised Option portion") at the close of business on the Option termination date (or, if the Option termination date is not a trading day, at the close of business on the trading day first preceding the Option termination date) and as promptly as practicable thereafter the Company will deliver to the Optionee a net number of shares of Stock equal to (i) the total number of shares of Stock subject to the deemed exercised Option portion, minus (ii) the number of shares of Stock having a Market Value as of the Option termination date equal to the sum of (A) the aggregate exercise price for the deemed exercised Option portion, and (B) the minimum amount sufficient to satisfy any statutorily required federal, state, local, employment or other tax withholding requirements relating to the deemed exercise. For purposes of this Section 7.1(g), the term "Option termination date" means, with respect to any Option, the date on which the Option would terminate but for the application of this Section 7.1(g), including termination by reason of attainment of the maximum term of the Option or earlier termination of the Option by reason of termination of the Optionee's employment or otherwise, but not including (except as the Committee may otherwise determine) any Option termination occurring by reason of the operation of Section 8 below; and the term "expiring Option" means that portion of any Option which but for the application of this Section 7.1(g), would terminate as of an Option termination date.

          7.2.    Stock Appreciation Rights.

          (a)    Tandem or Stand-Alone.    Stock Appreciation Rights may be granted in tandem with an Option, or alone and unrelated to an Option. Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.

          (b)    Base Price.    Stock Appreciation Rights shall have a base price of not less than 100% of the Market Value of the Stock on the Grant Date, or in the case of Stock Appreciation Rights awarded in tandem with Options, the exercise price of the related Option.

          (c)    Period.    No Stock Appreciation Right may be exercised on or after the earlier of (i) the tenth anniversary of the Grant Date, (ii) the date set forth in the Award Agreement, or (iii) in the case of Stock Appreciation Rights awarded in tandem with Options, the expiration date of the related Option. In the event that the last date to exercise a Stock Appreciation Right, whether issued alone or in tandem with an Option, by its terms falls on a date when the Primary Stock Exchange is closed, then the expiration date and time for the Stock Appreciation Right shall be the closing time of the regular market hours for the Primary Stock Exchange on the last date prior to the expiration date that the Primary Stock Exchange is open.

          (d)    Other Terms.    Except as the Committee may deem inappropriate or inapplicable in the circumstances, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to a Nonstatutory Option.

          7.3.    Restricted Stock.

          (a)    Purchase Price.    Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

          (b)    Issuance of Shares.    Each Participant receiving a Restricted Stock Award, subject to subsection (c) below, shall be issued, in the Company's discretion, in either certificate or book entry form, the shares of Restricted Stock underlying such Award. Such shares shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend or a notation on the records of the Company's transfer agent referring to the terms, conditions, and restrictions applicable to such Award

          (c)    Escrow of Shares.    The Committee may require that the stock certificates evidencing shares (if any) of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock underlying such Award.

          (d)    Restrictions and Restriction Period.    During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

          (e)    Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award.    Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to the lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote and the right to receive any dividends with respect to the shares of Restricted Stock (but any dividends or other distributions payable in shares of Stock or other securities of the Company shall constitute additional Restricted Stock, subject to the same Risk of Forfeiture as the shares of Restricted

  Stock in respect of which such shares of Stock or other securities are paid), provided, however that with respect to Awards that vest or have a Risk of Forfeiture that lapses based on achievement of pre-established performance goals, any dividends otherwise payable during the Restriction Period shall be paid only if, as, and to the extent the Award vests or the Risk of Forfeiture lapses. Unless the Committee shall have provided otherwise, any such dividend shall be paid, if at all, without interest or other earnings.

          (f)    Lapse of Restrictions.    If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the Risk of Forfeiture shall be removed from the shares of Stock underlying the Award of Restricted Stock and the shares of Stock shall be delivered to the Participant promptly if not theretofore so delivered.

          7.4.    Restricted Stock Units.

          (a)    Character.    Each Restricted Stock Unit shall entitle the recipient to such shares of Stock at a close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate to the extent consistent with the Restricted Stock Unit's exemption from or compliance with Section 409A of the Code.

          (b)    Form and Timing of Payment.    Settlement of earned Restricted Stock Units shall be made in a single lump sum following the close of the applicable Restriction Period. Unless otherwise determined by the Committee, such settlement shall occur within thirty (30) days following the close of such Restriction Period. At the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Stock underlying the Awards of Restricted Stock Units but only following the close of the applicable Restriction Period and then only if the underlying Stock shall have been earned. Unless the Committee shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings.

          7.5.    Performance Units.

          (a)    Character.    Each Performance Unit shall entitle the recipient to the value of a specified number of shares of Stock, over the initial value for such number of shares, if any, established by the Committee as of the Grant Date, at the close of a specified Performance Period to the extent specified business objectives, including but not limited to Performance Goals, shall have been achieved.

          (b)    Earning of Performance Units.    The Committee shall set Performance Goals or other business objectives in its discretion which, depending on the extent to which they are met within the applicable Performance Period, will determine the number of shares of Stock underlying the Performance Units that the increase of value of which will be paid out to the Participant after the applicable Performance Period has ended.

          (c)    Form and Timing of Payment.    Payment of the value of earned Performance Units shall be made in a single lump sum following the close of the applicable Performance Period. Unless otherwise determined by the Committee, such settlement shall occur within thirty (30) days following the close of such Performance Period. At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Stock which has been earned in connection with grants of Performance Units which have been earned, but not yet distributed to Participants. The Committee may permit or, if it so provided as of the Grant Date, require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Performance Units, to the extent consistent with Section 409A of the Code, if applicable. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals.

        7.6.    Stock Grants.    Stock Grants shall be awarded solely in recognition of significant prior or expected contributions to the success of the Company or its Affiliates, as an inducement to employment, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Stock Grants shall be made without forfeiture conditions of any kind. A Stock Grant shall be issued in exchange for such consideration as the Committee shall deem satisfactory pursuant to the Delaware General Corporation Law.

        7.7.    Qualified Performance-Based Awards.

        (a)    Purpose.    The purpose of this Section 7.7 is to provide the Committee the ability to qualify Awards as "performance-based compensation" under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant an Award as a Qualified Performance-Based Award, the provisions of this Section 7.7 will control over any contrary provision contained in the Plan. In the course of granting any Award, the Committee may specifically designate the Award as intended to qualify as a Qualified Performance-Based Award. However, no Award shall be considered to have failed to qualify as a Qualified Performance-Based Award solely because the Award is not expressly designated as a Qualified Performance-Based Award, if the Award otherwise satisfies the provisions of this Section 7.7 and the requirements of Section 162(m) of the Code and the regulations promulgated thereunder applicable to "performance-based compensation."

        (b)    Authority.    All grants of Awards intended to qualify as Qualified Performance-Based Awards and determination of terms applicable thereto shall be made by the Committee or, if not all of the members thereof qualify as "outside directors" within the meaning of applicable IRS regulations under Section 162 of the Code, a subcommittee of the Committee consisting of such of the members of the Committee as do so qualify. Any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan.

        (c)    Applicability.    This Section 7.7 will apply only to those Covered Employees, or to those persons who the Committee determines are reasonably likely to become Covered Employees in the period covered by an Award, selected by the Committee to receive Qualified Performance-Based Awards. The Committee may, in its discretion, grant Awards to Covered Employees that do not satisfy the requirements of this Section 7.7.

        (d)    Discretion of Committee with Respect to Qualified Performance-Based Awards.    Options may be granted as Qualified Performance-Based Awards in accordance with Section 7.1. Each Award intended to qualify as a Qualified Performance-Based Award (other than Options), such as Restricted Stock, Restricted Stock Units, or Performance Units, shall be subject to satisfaction of one or more Performance Goals. The Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, a subsidiary of the Company or any division or business unit or to the individual. Any Performance Goal or Goals applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for "performance-based compensation" under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established.

        (e)    Payment of Qualified Performance-Based Awards.    A Participant will be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals are achieved within the applicable Performance Period, as determined by the Committee. In determining the actual size of an individual Qualified Performance-Based Award, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Award earned for the Performance Period if the Committee determines, in its sole and absolute discretion, that such reduction or elimination is appropriate.

        (f)    Maximum Award Payable.    The maximum Qualified Performance-Based Award payment to any one Participant under the Plan for a Performance Period is the number of shares of Stock set forth in the last sentence of Section 6.1, or if the Qualified Performance-Based Award is paid in cash, that number of shares set forth in the last sentence of Section 6.1 multiplied by the Market Value of the Stock as of the Grant Date of the Qualified Performance-Based Award.

        (g)    Limitation on Adjustments for Certain Events.    No adjustment of any Qualified Performance-Based Award pursuant to Section 8 shall be made except on such basis, if any, as will not cause such Award to provide other than "performance-based compensation" within the meaning of Section 162(m) of the Code.

        7.8.    Awards to Participants Outside the United States.    The Committee may modify the terms of any Award under the Plan granted to a Participant who is, as of the Grant Date or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad, shall be comparable to the value that such an Award would have to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, amendment, restatement or alternative version may increase the share limit of Section 4.

8.    Adjustment Provisions

        8.1.    Adjustment for Corporate Actions.    All of the share numbers set forth in the Plan reflect the capital structure of the Company as of March 15, 2012. If subsequent to that date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, as a result of a reorganization, recapitalization, reclassification, extraordinary dividend of cash or other property, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares of Stock provided in Section 4, (ii) the maximum share limits described in Section 6.1, (iii) the numbers and kinds of shares of Stock or other securities underlying the then outstanding Awards, (iv) the exercise price for each share or other unit of any other securities subject to then outstanding Options and Stock Appreciation Rights (without change in the aggregate purchase price for the shares of Stock as to which such Options or Stock Appreciation Rights remain exercisable), and (v) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

        8.2.    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    In the event of any corporate action not specifically covered by the preceding Section, including but not limited to an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances. The Committee shall make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

        8.3.    Related Matters.    Any adjustment in Awards made pursuant to Sections 8.1 or 8.2 shall be determined and made, if at all, by the Committee, acting in its sole discretion, and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture, applicable repurchase prices for Restricted Stock, and Performance Goals and other financial objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. The Committee, in its discretion, may determine that no fraction of a share of Stock shall be purchasable or deliverable upon exercise, and in that event if any adjustment hereunder of the number of shares of Stock underlying an Award would cause such number to include a fraction of a share of Stock, such number of shares of Stock shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to Sections 8.1 or 8.2 shall result in an exercise price which is less than the par value of the Stock.

        8.4.    Change of Control.    Subject to any provisions of then outstanding Awards granting greater rights to the holders thereof, in the event of a Change of Control any then outstanding Awards shall Accelerate in full. For the purposes of the preceding sentence (i) in the case of a Change of Control that is not a Hostile Change of Control, the Board (and not the Committee, notwithstanding the responsibilities assigned to the Committee pursuant to Section 5) shall have the discretion to exclude any such Change of Control from the application of the provisions of the immediately preceding sentence, and (ii) in the case of a Hostile Change of Control, a majority of the Incumbent Directors shall have the discretion to exclude any such Change of Control from the application of the provisions of the immediately preceding sentence. To the extent Awards are not assumed, substituted or replaced upon a Change of Control that is not a Hostile Change of Control, the Board (and not the Committee, notwithstanding the responsibilities assigned to the Committee pursuant to Section 5) shall have the discretion to terminate such outstanding Awards to the extent not exercised prior to or simultaneously with such Change of Control and to terminate such other outstanding Awards to the extent not vested prior to or simultaneously with such Change of Control. Each Award that is to remain outstanding following a Change of Control will be appropriately adjusted simultaneously with such Change of Control in accordance with Section 8.1.

9.    Settlement of Awards

        9.1.    In General.    Options and Restricted Stock shall be settled in accordance with the terms of the applicable Award Agreement. All other Awards may be settled in cash, Stock, or other Awards, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary Award Agreement. The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.

        9.2.    Violation of Law.    Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock underlying an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval of the Award shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

        (a)   the shares of Stock are at the time of the issue of such shares effectively registered under the Securities Act of 1933, as amended; or

        (b)   the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares does not require registration under the Securities Act of 1933, as amended, or any applicable state securities laws.

        9.3.    Corporate Restrictions on Rights in Stock.    Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company.

        9.4.    Investment Representations.    The Company shall be under no obligation to issue any shares of Stock underlying any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

        9.5.    Registration.    If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its Officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the one hundred eighty (180) day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 9.5, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company's directors and Officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company's directors and Officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company's directors and Officers.

        9.6.    Placement of Legends; Stop Orders; etc.    Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representation made in accordance with Section 9.4 in addition to any other applicable restriction under the Plan, and the terms of the Award, and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock. All shares of Stock or other securities delivered under the Plan (in book entry form or otherwise) shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates or a notation to be on the books of the Company's transfer agent to make appropriate reference to such restrictions.

        9.7.    Tax Withholding.    Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award. However, in such cases Participants may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares of Stock to satisfy their tax obligations. Participants may only elect to have shares of Stock withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

10.    Limitation of Rights in Stock; No Special Service Rights

        A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock subject to an Award, unless and until a certificate shall have been issued therefor and delivered to the Participant or his agent, or such shares shall have been registered in the Participant's name in book entry form by the Company's transfer agent (including for these purposes shares of Stock held for the benefit of the Participant by an escrow agent). Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient's employment or other association with the Company and its Affiliates.

11.    Unfunded Status of Plan and Section 409A

        The Plan is intended to constitute an "unfunded" plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Options, Stock Appreciation Rights and other Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

        This Plan and Awards granted hereunder are intended to either comply with, or be exempt from, Section 409A of the Code. Notwithstanding anything to the contrary contained in this Plan or in any Award agreement, to the extent that the Committee determines that the Plan or any Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A, the Committee reserves the right to amend or terminate the Plan and/or amend, restructure, terminate or replace the Award in order to cause the Award to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section. Notwithstanding any provision of this Plan to the contrary, in no event shall the Company or any Affiliate be liable to a Participant on account of an Award's failure to (i) qualify for favorable federal, state or other tax treatment; or (ii) avoid adverse tax treatment under federal, state or other law, including, without limitation, Section 409A of the Code.

12.    Nonexclusivity of the Plan

        Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options, restricted stock and other forms of equity-based compensation other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

13.    Termination and Amendment of the Plan

        13.1.    Termination or Amendment of the Plan.    The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment.

        13.2.    Termination or Amendment of Outstanding Awards.    The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan. Also within the limitations of the Plan, the Committee may modify, extend or assume outstanding Awards or may accept the cancellation of outstanding Awards or of outstanding stock options or other equity-based compensation awards granted by another issuer in return for the grant of new Awards for the same or a different number of shares of Stock and on the same or different terms and conditions (including but not limited to the exercise price of any Option). Furthermore, subject to the terms of this Plan, including, without limitation Section 13.3, the Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Award previously granted, or (b) authorize the recipient of an Award to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

        13.3.    Limitations on Amendments, Etc.    Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Committee. Except as provided for by Section 8 (concerning certain adjustments attributable to corporate actions and other events), neither the Board nor the Committee may reprice any outstanding Award, whether by amendment, by cancellation and regrant, or by reacquiring any outstanding Award in consideration of the grant of a new Award or the payment of other compensation without shareholder approval. For this purpose, the term "reprice" shall mean any of the following or any other action that has the same effect: (a) to lower the exercise price of an Option after it is granted, (b) to buy out an outstanding Option at a time when its exercise price exceeds the Fair Market Value of the Stock for cash or shares, (c) to take any other action that is treated as a repricing under generally accepted accounting principles, or (d) to cancel an Option at a time when its exercise price exceeds the Fair Market Value of the Stock in exchange for another Option, or any other Award or Company equity, unless such cancellation and exchange occurs in connection with a Change of Control. Except as provided for by Section 8 (concerning certain adjustments attributable to corporate actions and other events), notwithstanding the foregoing, no amendment or modification of the Plan by the Board or of an outstanding Award by the Committee shall, without the consent of any Participant with an Award outstanding on the date of such amendment or modification of such Award, (1) reduce the number of shares of Stock subject to such Award, (2) increase the exercise price or the purchase price, as the case may be, of such Award, (3) change the vesting schedule or the Risk of Forfeiture, as the case may be, of such Award in a manner that adversely affects the rights of the Participant, or (4) otherwise impair the rights of the Participant; provided, however, that no such consent shall be required if (A) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code, or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

14.    Corporate Articles and Bylaws; Other Company Policies.

        This Plan and all Awards granted hereunder are subject to the corporate articles and by-laws of the Company, as they may be amended from time to time, and all other Company policies duly adopted by the Board, the Committee or any other committee of the Board and as in effect from time to time regarding the acquisition, ownership or sale of Stock by employees and other service providers, including without limitation policies intended to limit the potential for insider trading and to avoid or recover compensation payable or paid on the basis of inaccurate financial results or statements, employee conduct, and other similar events. The Committee may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan, or if the Participant breaches any agreement with the Company or its Affiliates with respect to non-competition, non-solicitation or confidentiality. Without limiting the generality of the foregoing, the Committee may recover Awards made under the Plan and payments under or gain in respect of any Award to the extent required to comply with Section 10D of the Securities Exchange Act of 1934, as amended, any stock exchange or similar rule adopted under said Section, or any clawback/recoupment policy implemented by the Company from time to time.

15.    Notices and Other Communications

        15.1    Notices and Other Communications (other than notices to the Company under Section 7.1(d) and in connection with the exercise of Stock Appreciation Rights).    Any notice, demand, request or other communication hereunder to any party shall be in such form as the Company may determine from time to time, and if required in writing, shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or sent by facsimile or electronic mail transmission with a confirmation copy by regular, certified or overnight mail, addressed or facsimilied, as the case may be, (i) if to a Participant, at his or her residence or electronic mail address or facsimile number last filed with the Company, and (ii) if to the Company, except for written notices required to be delivered under Section 7.1(d) and in connection with the exercise of Stock Appreciation Rights, at its principal place of business, addressed to the attention of its Secretary, or to such other addressee, address, electronic mail address or facsimile number, as the case may be, as the Company may have designated by notice in accordance with this Section 15.1. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

        15.2    Notices to the Company under Section 7.1(d) and in connection with the exercise of Stock Appreciation Rights.    Unless otherwise determined by the Company, notices required under Section 7.1(d) and in connection with the exercise of Stock Appreciation Rights shall be sent to the third party broker designated by the Company to administer the Company's equity incentive programs (as of the initial effective date of the Plan, Merrill Lynch). Notices shall be sent to the Company's designated broker in such manner as the broker may designate in any communications or notifications sent to Participants by mail or electronic mail and/or as set forth on the Company-dedicated website provided and maintained by the Company's designated broker.

16.    Governing Law

        The Plan, all Awards and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

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PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. t t PROXY — Cubist PhaRmaCeutiCals, inC. PROXY sOliCited bY bOaRd Of diReCtORs fOR the 2012 annual meeting Of stOCkhOldeRs On June 7, 2012 The undersigned hereby appoints David W. J. McGirr and Tamara L. Joseph, and each of them, as proxies, each with full power of substitution, and authorizes them to vote at the 2012 Annual Meeting of Stockholders of CUBIST PHARMACEUTICALS, INC. to be held on June 7, 2012 (including any adjournments or postponements thereof), with all the powers the undersigned would possess if personally present, as specified on the ballot on the reverse side on the matters listed on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby. this proxy when properly executed will be voted in the manner directed herein by the stockholder. if no contrary specification is made, this proxy will be voted “fOR” the election of nominees of the board of the directors, “fOR” the proposal to approve, on an advisory basis, the compensation paid to our named executive Officers, “fOR” the proposal to approve our 2012 equity incentive Plan, and “fOR” the ratification of PricewaterhouseCoopers llP as our independent registered public accounting firm for the fiscal year ending december 31, 2012 and upon such other business as may properly come before the meeting in the appointed proxies’ discretion. Please VOte, date and sign this PROXY On the OtheR side and RetuRn PROmPtlY in the enClOsed enVelOPe WhetheR OR nOt YOu eXPeCt tO attend the annual meeting. YOu maY neVeRtheless VOte in PeRsOn if YOu dO attend. see ReVeRse side Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 7, 2012. The Proxy Statement and our 2011 Annual Report are available at: http://viewproxy.com/cubist/2012/

DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data) IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. t t PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone Voting via the internet and telephone must be completed by 2:00 A.M. Eastern Daylight Time on June 7, 2012. INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (888) 693-8683 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. COntROl numbeR COntROl numbeR Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, custodian or other fiduciary, please give your full title along with your signture below. The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of 2012 Annual Meeting of Stockholders and related Proxy Statement. Date (mm/dd/yyyy): ________ / ________ / _________________________ _____________________________________________________________ Signature 1 _____________________________________________________________ Signature 2 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. 1. Election of Class I Directors: FOR WITHHOLD 01 – Kenneth Bate o o 02 – Nancy Hutson o o 03 – Leon Moulder, Jr. o o 04 – Martin Soeters o o FOR AGAINST ABSTAIN 2. Advisory vote on executive compensation. o o o 3. Approval of our 2012 Equity Incentive Plan. o o o 4. Ratification of our selection of o o o PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. 2012 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. x Proposals — The Board of Directors recommends a vote “FOR” all the nominees listed in Proposal 1 and “FOR” Proposals 2, 3 and 4.